Exhibit 99.1
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AMENDMENT TO SENATE BILL 1592
     AMENDMENT NO.                     . Amend Senate Bill 1592 by replacing everything after the enacting clause with the following:
“ARTICLE 1
     Section 1-1. Short title. This Article may be cited as the Illinois Power Agency Act. References in this Article to “this Act” mean this Article.
     Section 1-5. Legislative declarations and findings. The General Assembly finds and declares:
     (1) The health, welfare, and prosperity of all Illinois citizens require the provision of adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability.
     (2) The transition to retail competition is not

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complete. Some customers, especially residential and small commercial customers, have failed to benefit from lower electricity costs from retail and wholesale competition.
     (3) Escalating prices for electricity in Illinois pose a serious threat to the economic well-being, health, and safety of the residents of and the commerce and industry of the State.
     (4) To protect against this threat to economic well-being, health, and safety it is necessary to improve the process of procuring electricity to serve Illinois residents, to promote investment in energy efficiency and demand-response measures, and to support development of clean coal technologies and renewable resources.
     (5) Procuring a diverse electricity supply portfolio will ensure the lowest total cost over time for adequate, reliable, efficient, and environmentally sustainable electric service.
     (6) Including cost-effective renewable resources in that portfolio will reduce long-term direct and indirect costs to consumers by decreasing environmental impacts and by avoiding or delaying the need for new generation, transmission, and distribution infrastructure.
     (7) Energy efficiency, demand-response measures, and renewable energy are resources currently underused in Illinois .
     The General Assembly therefore finds that it is necessary

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to create the Illinois Power Agency and that the goals and objectives of that Agency are to accomplish each of the following:
     (A) Develop electricity procurement plans to ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability, for electric utilities that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois. The procurement plan shall be updated on an annual basis and shall include renewable energy resources sufficient to achieve the standards specified in this Act.
     (B) Conduct competitive procurement processes to procure the supply resources identified in the procurement plan.
     (C) Develop electric generation and co-generation facilities that use indigenous coal or renewable resources, or both, financed with bonds issued by the Illinois Finance Authority.
     (D) Supply electricity from the Agency’s facilities at cost to one or more of the following: municipal electric systems, governmental aggregators, or rural electric cooperatives in Illinois.
     Section 1-10. Definitions.

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     “Agency” means the Illinois Power Agency.
     “Agency loan agreement” means any agreement pursuant to which the Illinois Finance Authority agrees to loan the proceeds of revenue bonds issued with respect to a project to the Agency upon terms providing for loan repayment installments at least sufficient to pay when due all principal of, interest and premium, if any, on those revenue bonds, and providing for maintenance, insurance, and other matters in respect of the project.
     “Authority” means the Illinois Finance Authority.
     “Commission” means the Illinois Commerce Commission.
     “Costs incurred in connection with the development and construction of a facility” means:
     (1) the cost of acquisition of all real property and improvements in connection therewith and equipment and other property, rights, and easements acquired that are deemed necessary for the operation and maintenance of the facility;
     (2) financing costs with respect to bonds, notes, and other evidences of indebtedness of the Agency;
     (3) all origination, commitment, utilization, facility, placement, underwriting, syndication, credit enhancement, and rating agency fees;
     (4) engineering, design, procurement, consulting, legal, accounting, title insurance, survey, appraisal, escrow, trustee, collateral agency, interest rate hedging,

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interest rate swap, capitalized interest and other financing costs, and other expenses for professional services; and
     (5) the costs of plans, specifications, site study and investigation, installation, surveys, other Agency costs and estimates of costs, and other expenses necessary or incidental to determining the feasibility of any project, together with such other expenses as may be necessary or incidental to the financing, insuring, acquisition, and construction of a specific project and placing that project in operation.
     “Department” means the Department of Commerce and Economic Opportunity.
     “Director” means the Director of the Illinois Power Agency. “Demand-response” means measures that decrease peak electricity demand or shift demand from peak to off-peak periods.
     “Energy efficiency” means measures that reduce the amount of electricity required to achieve a given end use.
     “Electric utility” has the same definition as found in Section 16-102 of the Public Utilities Act.
     “Facility” means an electric generating unit or a co-generating unit that produces electricity along with related equipment necessary to connect the facility to an electric transmission or distribution system.
     “Governmental aggregator” means one or more units of local

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government that individually or collectively procure electricity to serve residential retail electrical loads located within its or their jurisdiction.
     “Local government” means a unit of local government as defined in Article VII of Section 1 of the Illinois Constitution.
     “Municipality” means a city, village, or incorporated town.
     “Person” means any natural person, firm, partnership, corporation, either domestic or foreign, company, association, limited liability company, joint stock company, or association and includes any trustee, receiver, assignee, or personal representative thereof.
     “Project” means the planning, bidding, and construction of a facility.
     “Public utility” has the same definition as found in Section 3-105 of the Public Utilities Act.
     “Real property” means any interest in land together with all structures, fixtures, and improvements thereon, including lands under water and riparian rights, any easements, covenants, licenses, leases, rights-of-way, uses, and other interests, together with any liens, judgments, mortgages, or other claims or security interests related to real property.
     “Renewable energy credit” means a tradable credit that represents the environmental attributes of a certain amount of energy produced from a renewable energy resource.

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     “Renewable energy resources” includes energy and its associated renewable energy credit or renewable energy credits from wind, solar thermal energy, photovoltaic cells and panels, biodiesel, crops and untreated and unadulterated organic waste biomass, trees and tree trimmings, hydropower that does not involve new construction or significant expansion of hydropower dams, and other alternative sources of environmentally preferable energy. For purposes of this Act, landfill gas produced in the State is considered a renewable energy resource. “Renewable energy resources” does not include the incineration, burning, or heating of tires, garbage, general household, institutional, and commercial waste, industrial lunchroom or office waste, landscape waste other than trees and tree trimmings, railroad crossties, utility poles, and construction or demolition debris, other than untreated and unadulterated waste wood.
     “Revenue bond” means any bond, note, or other evidence of indebtedness issued by the Authority, the principal and interest of which is payable solely from revenues or income derived from any project or activity of the Agency.
     “Total resource cost test” or “TRC test” means a standard that is met if, for an investment in energy efficiency or demand-response measures, the benefit-cost ratio is greater than one. The benefit-cost ratio is the ratio of the net present value of the total benefits of the program to the net present value of the total costs as calculated over the

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lifetime of the measures. A total resource cost test compares the sum of avoided electric utility costs, representing the benefits that accrue to the system and the participant in the delivery of those efficiency measures, to the sum of all incremental costs of end-use measures that are implemented due to the program (including both utility and participant contributions), plus costs to administer, deliver, and evaluate each demand-side program, to quantify the net savings obtained by substituting the demand-side program for supply resources. In calculating avoided costs of power and energy that an electric utility would otherwise have had to acquire, reasonable estimates shall be included of financial costs likely to be imposed by future regulations and legislation on emissions of greenhouse gases.
     Section 1-15. Illinois Power Agency.
     (a) For the purpose of effectuating the policy declared in Section 1-5 of this Act, a State agency known as the Illinois Power Agency is created. The Agency shall exercise governmental and public powers, be perpetual in duration, and have the powers and duties enumerated in this Act, together with such others conferred upon it by law.
     (b) The Agency is not created or organized, and its operations shall not be conducted, for the purpose of making a profit. No part of the revenues or assets of the Agency shall inure to the benefit of or be distributable to any of its

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employees or any other private persons, except as provided in this Act for actual services rendered.
     Section 1-20. General powers of the Agency.
     (a) The Agency is authorized to do each of the following:
     (1) Develop electricity procurement plans to ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability, for electric utilities that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois. The procurement plans shall be updated on an annual basis and shall include electricity generated from renewable resources sufficient to achieve the standards specified in this Act.
     (2) Conduct competitive procurement processes to procure the supply resources identified in the procurement plan, pursuant to Section 16-111.5 of the Public Utilities Act.
     (3) Develop electric generation and co-generation facilities that use indigenous coal or renewable resources, or both, financed with bonds issued by the Illinois Finance Authority.
     (4) Supply electricity from the Agency’s facilities at cost to one or more of the following: municipal electric systems, governmental aggregators, or rural electric

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     cooperatives in Illinois.
     (b) Except as otherwise limited by this Act, the Agency has all of the powers necessary or convenient to carry out the purposes and provisions of this Act, including without limitation, each of the following:
     (1) To have a corporate seal, and to alter that seal at pleasure, and to use it by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.
     (2) To use the services of the Illinois Finance Authority necessary to carry out the Agency’s purposes.
     (3) To negotiate and enter into loan agreements and other agreements with the Illinois Finance Authority.
     (4) To obtain and employ personnel and hire consultants that are necessary to fulfill the Agency’s purposes, and to make expenditures for that purpose within the appropriations for that purpose.
     (5) To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with, real or personal property whether tangible or intangible, or any interest therein, within the State.
     (6) To acquire real or personal property, whether tangible or intangible, including without limitation property rights, interests in property, franchises, obligations, contracts, and debt and equity securities, and to do so by the exercise of the power of eminent domain

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in accordance with Section 1-21; except that any real property acquired by the exercise of the power of eminent domain must be located within the State.
     (7) To sell, convey, lease, exchange, transfer, abandon, or otherwise dispose of, or mortgage, pledge, or create a security interest in, any of its assets, properties, or any interest therein, wherever situated.
     (8) To purchase, take, receive, subscribe for, or otherwise acquire, hold, make a tender offer for, vote, employ, sell, lend, lease, exchange, transfer, or otherwise dispose of, mortgage, pledge, or grant a security interest in, use, and otherwise deal in and with, bonds and other obligations, shares, or other securities (or interests therein) issued by others, whether engaged in a similar or different business or activity.
     (9) To make and execute agreements, contracts, and other instruments necessary or convenient in the exercise of the powers and functions of the Agency under this Act, including contracts with any person, local government, State agency, or other entity; and all State agencies and all local governments are authorized to enter into and do all things necessary to perform any such agreement, contract, or other instrument with the Agency. No such agreement, contract, or other instrument shall exceed 40 years.
     (10) To lend money, invest and reinvest its funds in

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accordance with the Public Funds Investment Act, and take and hold real and personal property as security for the payment of funds loaned or invested.
     (11) To borrow money at such rate or rates of interest as the Agency may determine, issue its notes, bonds, or other obligations to evidence that indebtedness, and secure any of its obligations by mortgage or pledge of its real or personal property, machinery, equipment, structures, fixtures, inventories, revenues, grants, and other funds as provided or any interest therein, wherever situated.
     (12) To enter into agreements with the Illinois Finance Authority to issue bonds whether or not the income therefrom is exempt from federal taxation.
     (13) To procure insurance against any loss in connection with its properties or operations in such amount or amounts and from such insurers, including the federal government, as it may deem necessary or desirable, and to pay any premiums therefor.
     (14) To negotiate and enter into agreements with trustees or receivers appointed by United States bankruptcy courts or federal district courts or in other proceedings involving adjustment of debts and authorize proceedings involving adjustment of debts and authorize legal counsel for the Agency to appear in any such proceedings.

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     (15) To file a petition under Chapter 9 of Title 11 of the United States Bankruptcy Code or take other similar action for the adjustment of its debts.
     (16) To enter into management agreements for the operation of any of the property or facilities owned by the Agency.
     (17) To enter into an agreement to transfer and to transfer any land, facilities, fixtures, or equipment of the Agency to one or more municipal electric systems, governmental aggregators, or rural electric agencies or cooperatives, for such consideration and upon such terms as the Agency may determine to be in the best interest of the citizens of Illinois.
     (18) To enter upon any lands and within any building whenever in its judgment it may be necessary for the purpose of making surveys and examinations to accomplish any purpose authorized by this Act.
     (19) To maintain an office or offices at such place or places in the State as it may determine.
     (20) To request information, and to make any inquiry, investigation, survey, or study that the Agency may deem necessary to enable it effectively to carry out the provisions of this Act.
     (21) To accept and expend appropriations.
     (22) To engage in any activity or operation that is incidental to and in furtherance of efficient operation to

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     accomplish the Agency’s purposes.
     (23) To adopt, revise, amend, and repeal rules with respect to its operations, properties, and facilities as may be necessary or convenient to carry out the purposes of this Act, subject to the provisions of the Illinois Administrative Procedure Act and Sections 1-22 and 1-35 of this Act.
     (24) To establish and collect charges and fees as described in this Act.
     Section 1-21. Eminent domain. The Agency may take and acquire possession by eminent domain of any property or interest in property that the Agency is authorized to acquire under this Act for the construction, maintenance, or operation of a facility with the consent in writing of the Governor, after following the provisions of Section 1-85 (a) of this Act, to acquire by private purchase, or by condemnation in the manner provided for the exercise of the power of eminent domain under the Eminent Domain Act. The power of condemnation shall be exercised, however, solely for the purposes of one or more of the following: siting, rights of way, and easements appurtenant. The Agency shall not exercise its powers of condemnation until it has used reasonable good faith efforts to acquire the property before filing a petition for condemnation and may thereafter use those powers when it determines that the condemnation of the property rights is necessary to avoid

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unreasonable delay or economic hardship to the progress of activities carried out in the exercise of powers granted under this Act. Before use of the power of condemnation for projects, the Agency shall hold a public hearing to receive comments on the exercise of the power of condemnation. The Agency shall use the information received at the hearing in making its final decision on the exercise of the power of condemnation. The hearing shall be held in a location reasonably accessible to the public interested in the decision. The Agency shall promulgate guidelines for the conduct of the hearing. The Agency shall conduct a feasibility study showing that the taking is necessary to accomplish the purposes of this Act and that is adequate to meet the environmental standards set forth by the State and the federal governments. The Agency may not exercise the authority provided in Article 20 of the Eminent Domain Act (quick-take procedure) providing for immediate possession in those proceedings. The Agency does not have the power to exercise eminent domain over the property of any public utility or any person owning an electric generating plant.
     Section 1-22. Authority of the Illinois Commerce Commission. Nothing in this Act infringes upon the authority granted to the Commission.
     Section 1-25. Agency subject to other laws. Unless

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otherwise stated, the Agency is subject to the provisions of all applicable laws, including but not limited to, each of the following:
          (1) The State Records Act.
          (2) The Illinois Procurement Code.
          (3) The Freedom of Information Act.
          (4) The State Property Control Act.
          (5) The Personnel Code.
          (6) The State Officials and Employees Ethics Act.
     Section 1-30.1. Administrative Procedure Act applies. The provisions of the Illinois Administrative Procedure Act are expressly adopted and incorporated into this Act, and apply to all administrative rules and procedures of the Agency.
     Section 1-30.2. Administrative Review Law applies. Any final administrative decision of the Agency, or of the Director of the Agency, that is not subject to review by the Commission, is subject to review under the provisions of the Administrative Review Law.
     Section 1-30.3. Illinois State Auditing Act applies. For purposes of the Illinois State Auditing Act, the Agency is a “State agency” within the meaning of the Act and is subject to the jurisdiction of the Auditor General.

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     Section 1-35. Agency rules. The Agency shall adopt rules as may be necessary and appropriate for the operation of the Agency. In addition to other rules relevant to the operation of the Agency, the Agency shall adopt rules that accomplish each of the following:
     (1) Establish procedures for monitoring the administration of any contract administered directly or indirectly by the Agency; except that the procedures shall not extend to executed contracts between electric utilities and their suppliers.
     (2) Establish procedures for the recovery of costs incurred in connection with the development and construction of a facility should the Agency cancel a project, provided that no such costs shall be passed on to public utilities or their customers or paid from the Illinois Power Agency Operations Fund.
     (3) Implement accounting rules and a system of accounts, in accordance with State law, permitting all reporting (i) required by the State, (ii) required under this Act, (iii) required by the Authority, or (iv) required under the Public Utilities Act.
     The Agency shall not adopt any rules that infringe upon the authority granted to the Commission.
     Section 1-40. Illinois Power Agency Operations Fund.
     (a) The Illinois Power Agency Operations Fund is created as

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a special fund in the State treasury.
     (b) The Illinois Power Agency Operations Fund shall be administered by the Agency for the Agency’s operations as specified in this Section.
     (c) All moneys used by the Agency from the Illinois Power Agency Operations Fund are subject to appropriation by the General Assembly.
     (d) All disbursements from the Illinois Power Agency Operations Fund shall be made only upon warrants of the State Comptroller drawn upon the State Treasurer as custodian of the Fund upon vouchers signed by the Director or by the person or persons designated by the Director for that purpose. The Comptroller is authorized to draw the warrant upon vouchers so signed. The State Treasurer shall accept all warrants so signed and shall be released from liability for all payments made on those warrants.
     Section 1-45. Illinois Power Agency Facilities Fund.
     (a) The Illinois Power Agency Facilities Fund is created as a special fund in the State treasury.
     (b) The Illinois Power Agency Facilities Fund shall be administered by the Agency for costs incurred in connection with the development and construction of a facility by the Agency as well as costs incurred in connection with the operation and maintenance of an Agency facility.
     (c) All moneys used by the Agency from the Illinois Power

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Agency Facilities Fund are subject to appropriation by the General Assembly.
     (d) All disbursements from the Illinois Power Agency Facilities Fund shall be made only upon warrants of the State Comptroller drawn upon the State Treasurer as custodian of the Fund upon vouchers signed by the Director or by the person or persons designated by the Director for that purpose. The Comptroller is authorized to draw the warrant upon vouchers so signed. The State Treasurer shall accept all warrants so signed and shall be released from liability for all payments made on those warrants.
     Section 1-50. Illinois Power Agency Debt Service Fund.
     (a) The Illinois Power Agency Debt Service Fund is created as a special fund in the State treasury.
     (b) The Illinois Power Agency Debt Service Fund shall be administered by the Agency for retirement of revenue bonds issued for any Agency facility.
     Section 1-55. Operations Funding. The Agency shall adopt rules regarding charges and fees it is expressly authorized to collect in order to fund the operations of the Agency. These charges and fees shall be deposited into the Illinois Power Agency Operations Fund.
     Section 1-57. Facility financing.

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     (a) The Agency shall have the power (1) to borrow from the Authority, through one or more Agency loan agreements, the net proceeds of revenue bonds for costs incurred in connection with the development and construction of a facility, provided that the stated maturity date of any of those revenue bonds shall not exceed 40 years from their respective issuance dates, (2) to accept prepayments from purchasers of electric energy from a project and to apply the same to costs incurred in connection with the development and construction of a facility, subject to any obligation to refund the same under the circumstances specified in the purchasers’ contract for the purchase and sale of electric energy from that project, (3) to enter into leases or similar arrangements to finance the property constituting a part of a project and associated costs incurred in connection with the development and construction of a facility, provided that the term of any such lease or similar arrangement shall not exceed 40 years from its inception, and (4) to enter into agreements for the sale of revenue bonds that bear interest at a rate or rates not exceeding the maximum rate permitted by the Bond Authorization Act. All Agency loan agreements shall include terms making the obligations thereunder subject to redemption before maturity.
     (b) The Agency may from time to time engage the services of the Authority, attorneys, appraisers, architects, engineers, accountants, credit analysts, bond underwriters, bond trustees, credit enhancement providers, and other financial

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professionals and consultants, if the Agency deems it advisable.
     (c) The Agency may pledge, as security for the payment of its revenue bonds in respect of a project, (1) revenues derived from the operation of the project in part or whole, (2) the real and personal property, machinery, equipment, structures, fixtures, and inventories directly associated with the project, (3) grants or other revenues or taxes expected to be received by the Agency directly linked to the project, (4) payments to be made by another governmental unit or other entity pursuant to a service, user, or other similar agreement with that governmental unit or other entity that is a result of the project, (5) any other revenues or moneys deposited or to be deposited directly linked to the project, (6) all design, engineering, procurement, construction, installation, management, and operation agreements associated with the project, (7) any reserve or debt service funds created under the agreements governing the indebtedness, (8) the Illinois Power Agency Facilities Fund or the Illinois Power Agency Debt Service Fund, or (9) any combination thereof. Any such pledge shall be authorized in a writing, signed by the Director of the Agency, and then signed by the Governor of Illinois. At no time shall the funds contained in the Illinois Power Agency Trust Fund be pledged or used in any way to pay for the indebtedness of the Agency. The Director shall not authorize the issuance or grant of any pledge until he or she has certified that any

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associated project is in full compliance with Sections 1-85 and 1-86 of this Act. The certification shall be duly attached or referenced in the agreements reflecting the pledge. Any such pledge made by the Agency shall be valid and binding from the time the pledge is made. The revenues, property, or funds that are pledged and thereafter received by the Agency shall immediately be subject to the lien of the pledge without any physical delivery thereof or further act; and, subject only to the provisions of prior liens, the lien of the pledge shall be valid and binding as against all parties having claims of any kind in tort, contract, or otherwise against the Agency irrespective of whether the parties have notice thereof. All bonds issued on behalf of the Agency must be issued by the Authority and must be revenue bonds. These revenue bonds may be taxable or tax-exempt.
     (d) All indebtedness issued by or on behalf of the Agency, including, without limitation, any revenue bonds issued by the Authority on behalf of the Agency, shall not be a debt of the State, the Authority, any political subdivision thereof (other than the Agency to the extent provided in agreements governing the indebtedness), any local government, any governmental aggregator as defined in the this Act, or any local government, and none of the State, the Authority, any political subdivision thereof (other than the Agency to the extent provided in agreements governing the indebtedness), any local government, or any government aggregator shall be liable thereon. Neither

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the Authority nor the Agency shall have the power to pledge the credit, the revenues, or the taxing power of the State, any political subdivision thereof (other than the Agency), any governmental aggregator, or of any local government, and neither the credit, the revenues, nor the taxing power of the State, any political subdivision thereof (other than the Agency), any governmental aggregator, or any local government shall be, or shall be deemed to be, pledged to the payment of any revenue bonds, notes, or other obligations of the Agency. In addition, the agreements governing any issue of indebtedness shall provide that all holders of that indebtedness, by virtue of their acquisition thereof, have agreed to waive and release all claims and causes of action against the State of Illinois in respect of the indebtedness or any project associated therewith based on any theory of law. However, the waiver shall not prohibit the holders of indebtedness issued on behalf of the Agency from filing any cause of action against or recovering damages from the Agency, recovering from any property or funds pledged to secure the indebtedness, or recovering from any property or funds to which the Agency holds title, provided the property or funds are directly associated with the project for which the indebtedness was specifically issued. Each evidence of indebtedness of the Agency, including the revenue bonds issued by the Authority on behalf of the Agency, shall contain a clear and explicit statement of the provisions of this Section.

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     (e) The Agency may from time to time enter into an agreement or agreements to defease indebtedness issued on its behalf or to refund, at maturity, at a redemption date or in advance of either, any indebtedness issued on its behalf or pursuant to redemption provisions or at any time before maturity. All such refunding indebtedness shall be subject to the requirements set forth in subsections (a), (c), and (d) of this Section. No revenue bonds issued to refund or advance refund revenue bonds issued under this Section may mature later than the longest maturity date of the series of bonds being refunded. After the aggregate original principal amount of revenue bonds authorized in this Section has been issued, the payment of any principal amount of those revenue bonds does not authorize the issuance of additional revenue bonds (except refunding revenue bonds).
     (f) If the Agency fails to pay the principal of, interest, or premium, if any, on any indebtedness as the same becomes due, a civil action to compel payment may be instituted in the appropriate circuit court by the holder or holders of the indebtedness on which the default of payment exists or by any administrative agent, collateral agent, or indenture trustee acting on behalf of those holders. Delivery of a summons and a copy of the complaint to the Director of the Agency shall constitute sufficient service to give the circuit court jurisdiction over the subject matter of the suit and jurisdiction over the Agency and its officers named as

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defendants for the purpose of compelling that payment. Any case, controversy, or cause of action concerning the validity of this Act shall relate to the revenue of the Agency. Any such claims and related proceedings are subject in all respects to the provisions of subsection (d) of this Section. The State of Illinois shall not be liable or in any other way financially responsible for any indebtedness issued by or on behalf of the Agency or the performance or non-performance of any covenants associated with any such indebtedness. The foregoing statement shall not prohibit the holders of any indebtedness issued on behalf of the Agency from filing any cause of action against or recovering damages from the Agency recovering from any property pledged to secure that indebtedness or recovering from any property or funds to which the Agency holds title provided such property or funds are directly associated with the project for which the indebtedness is specifically issued.
     (g) Upon each delivery of the revenue bonds authorized to be issued by the Authority under this Act, the Agency shall compute and certify to the State Comptroller the total amount of principal of and interest on the Agency loan agreement supporting the revenue bonds issued that will be payable in order to retire those revenue bonds and the amount of principal of and interest on the Agency loan agreement that will be payable on each payment date during the then current and each succeeding fiscal year. As soon as possible after the first day of each month, beginning on the date set forth in the Agency

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loan agreement where that date specifies when the Agency shall begin setting aside revenues and other moneys for repayment of the revenue bonds per the agreed to schedule, the Agency shall certify to the Comptroller and the Comptroller shall order transferred and the Treasurer shall transfer from the Illinois Power Agency Facilities Fund to the Illinois Power Agency Debt Service Fund for each month remaining in the State fiscal year a sum of money, appropriated for that purpose, equal to the result of the amount of principal of and interest on those revenue bonds payable on the next payment date divided by the number of full calendar months between the date of those revenue bonds, and the first such payment date, and thereafter divided by the number of months between each succeeding payment date after the first. The Comptroller is authorized and directed to draw warrants on the State Treasurer from the Illinois Power Agency Facilities Fund and the Illinois Power Agency Debt Service Fund for the amount of all payments of principal and interest on the Agency loan agreement relating to the Authority revenue bonds issued under this Act. The State Treasurer or the State Comptroller shall deposit or cause to be deposited any amount of grants or other revenues expected to be received by the Agency that the Agency has pledged to the payment of revenue bonds directly into the Illinois Power Agency Debt Service Fund.
     Section 1-60. Moneys made available by private or public

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entities.
     (a) The Agency may apply for, receive, expend, allocate, or disburse funds and moneys made available by public or private entities, including, but not limited to, contracts, private or public financial gifts, bequests, grants, or donations from individuals, corporations, foundations, or public or private institutions of higher learning. All funds received by the Agency from these sources shall be deposited:
     (1) into the Illinois Power Agency Operations Fund, if for general Agency operations, to be held by the State Treasurer as ex officio custodian, and subject to the Comptroller-Treasurer, voucher-warrant system; or
     (2) into the Illinois Power Agency Facilities Fund, if for costs incurred in connection with the development and construction of a facility by the Agency, to be held by the State Treasurer as ex officio custodian, and subject to the Comptroller-Treasurer, voucher-warrant system. Any funds received, expended, allocated, or disbursed shall be expended by the Agency for the purposes as indicated by the grantor, donor, or, in the case of funds or moneys given or donated for no specific purposes, for any purpose deemed appropriate by the Director in administering the responsibilities of the Agency as set forth in this Act.
     Section 1-65. Appropriations for operations.
     (a) The General Assembly may appropriate moneys from the

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General Revenue Fund for the operation of the Illinois Power Agency in Fiscal Year 2008 not to exceed $1,250,000 and in Fiscal Year 2009 not to exceed $1,500,000. These appropriated funds shall constitute an advance that the Agency shall repay without interest to the State in Fiscal Year 2010 and in Fiscal Year 2011. Beginning with Fiscal Year 2010, the operation of the Agency shall be funded solely from moneys in the Illinois Power Agency Operations Fund with no liability or obligation imposed on the State by those operations.
     Section 1-70. Agency officials.
     (a) The Agency shall have a Director who meets the qualifications specified in Section 5-222 of the Civil Administrative Code of Illinois (20 ILCS 5/5-222).
     (b) Within the Illinois Power Agency, the Agency shall establish a Planning and Procurement Bureau and a Resource Development Bureau. Each Bureau shall report to the Director.
     (c) The Chief of the Planning and Procurement Bureau shall be appointed by the Director and (i) shall have at least 10 years of direct experience in electricity supply planning and procurement and (ii) shall also hold an advanced degree in risk management, law, business, or a related field.
     (d) The Chief of the Resource Development Bureau shall be appointed by the Director and (i) shall have at least 10 years of direct experience in electric generating project development and (ii) shall also hold an advanced degree in

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economics, engineering, law, business, or a related field.
     (e) The Director shall receive an annual salary of $100,000 or as set by the Compensation Review Board, whichever is higher. The Bureau Chiefs shall each receive an annual salary of $85,000 or as set by the Compensation Review Board, whichever is higher.
     (f) The Director and Bureau Chiefs shall not, for 2 years prior to appointment or for 2 years after he or she leaves his or her position, be employed by an electric utility, independent power producer, power marketer, or alternative retail electric supplier regulated by the Commission or the Federal Energy Regulatory Commission.
     (g) The Director and Bureau Chiefs are prohibited from: (i) owning, directly or indirectly, 5% or more of the voting capital stock of an electric utility, independent power producer, power marketer, or alternative retail electric supplier; (ii) being in any chain of successive ownership of 5% or more of the voting capital stock of any electric utility, independent power producer, power marketer, or alternative retail electric supplier; (iii) receiving any form of compensation, fee, payment, or other consideration from an electric utility, independent power producer, power marketer, or alternative retail electric supplier, including legal fees, consulting fees, bonuses, or other sums. These limitations do not apply to any compensation received pursuant to a defined benefit plan or other form of deferred compensation, provided

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that the individual has otherwise severed all ties to the utility, power producer, power marketer, or alternative retail electric supplier.
     Section 1-75. Planning and Procurement Bureau. The Planning and Procurement Bureau has the following duties and responsibilities:
     (a) The Planning and Procurement Bureau shall each year, beginning in 2008, develop procurement plans and conduct competitive procurement processes in accordance with the requirements of Section 16-111.5 of the Public Utilities Act for the eligible retail customers of electric utilities that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois. For the purposes of this Section, the term “eligible retail customers” has the same definition as found in Section 16-111.5(a) of the Public Utilities Act.
     (1) The Agency shall each year, beginning in 2008, as needed, issue a request for qualifications for experts or expert consulting firms to develop the procurement plans in accordance with Section 16-111.5 of the Public Utilities Act. In order to qualify an expert or expert consulting firm must have:
     (A) direct previous experience assembling large-scale power supply plans or portfolios for end-use customers;

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     (B) an advanced degree in economics, mathematics, engineering, risk management, or a related area of study;
     (C) 10 years of experience in the electricity sector, including managing supply risk;
     (D) expertise in wholesale electricity market rules, including those established by the Federal Energy Regulatory Commission and regional transmission organizations;
     (E) expertise in credit protocols and familiarity with contract protocols;
     (F) adequate resources to perform and fulfill the required functions and responsibilities; and
     (G) the absence of a conflict of interest and inappropriate bias for or against potential bidders or the affected electric utilities.
     (2) The Agency shall each year, as needed, issue a request for qualifications for a procurement administrator to conduct the competitive procurement processes in accordance with Section 16-111.5 of the Public Utilities Act. In order to qualify an expert or expert consulting firm must have:
     (A) direct previous experience administering a large-scale competitive procurement process;
     (B) an advanced degree in economics, mathematics, engineering, or a related area of

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study;
     (C) 10 years of experience in the electricity sector, including risk management experience;
     (D) expertise in wholesale electricity market rules, including those established by the Federal Energy Regulatory Commission and regional transmission organizations;
     (E) expertise in credit and contract protocols;
     (F) adequate resources to perform and fulfill the required functions and responsibilities; and
     (G) the absence of a conflict of interest and inappropriate bias for or against potential bidders or the affected electric utilities.
     (3) The Agency shall provide affected utilities and other interested parties with the lists of qualified experts or expert consulting firms identified through the request for qualifications processes that are under consideration to develop the procurement plans and to serve as the procurement administrator. The Agency shall also provide each qualified expert’s or expert consulting firm’s response to the request for qualifications. All information provided under this subparagraph shall also be provided to the Commission. The Agency may provide by rule for fees associated with supplying the

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information to utilities and other interested parties. These parties shall, within 5 business days, notify the Agency in writing if they object to any experts or expert consulting firms on the lists. Objections shall be based on:
     (A) failure to satisfy qualification criteria;
     (B) identification of a conflict of interest; or
     (C) evidence of inappropriate bias for or against potential bidders or the affected utilities.
     The Agency shall remove experts or expert consulting firms from the lists within 10 days if there is a reasonable basis for an objection and provide the updated lists to the affected utilities and other interested parties. If the Agency fails to remove an expert or expert consulting firm from a list, an objecting party may seek review by the Commission within 5 days thereafter by filing a petition, and the Commission shall render a ruling on the petition within 10 days. There is no right of appeal of the Commission’s ruling.
     (4) The Agency shall issue requests for proposals to the qualified experts or expert consulting firms to develop a procurement plan for the affected utilities and to serve as procurement administrator.

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     (5) The Agency shall select an expert or expert consulting firm to develop procurement plans based on the proposals submitted and shall award one-year contracts to those selected with an option for the Agency for a one-year renewal.
     (6) The Agency shall select an expert or expert consulting firm, with approval of the Commission, to serve as procurement administrator based on the proposals submitted. If the Commission rejects, within 5 days, the Agency’s selection, the Agency shall submit another recommendation within 3 days based on the proposals submitted. The Agency shall award a one-year contract to the expert or expert consulting firm so selected with Commission approval with an option for the Agency for a one-year renewal.
     (b) The experts or expert consulting firms retained by the Agency shall, as appropriate, prepare procurement plans, and conduct a competitive procurement process as prescribed in Section 16-111.5 of the Public Utilities Act, to ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability, for eligible retail customers of electric utilities that on December 31, 2005 provided electric service to at least 100,000 customers in the State of Illinois .

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     (c) Renewable portfolio standard.
     (1) The procurement plans shall include cost-effective renewable energy resources. A minimum percentage of each utility’s total supply to serve the load of eligible retail customers, as defined in Section 16-111.5 (a) of the Public Utilities Act, procured for each of the following years shall be generated from cost-effective renewable energy resources: at least 2% by June 1, 2008; at least 4% by June 1, 2009; at least 5% by June 1, 2010; at least 6% by June 1, 2011; at least 7% by June 1, 2012; at least 8% by June 1, 2013; at least 9% by June 1, 2014; at least 10% by June 1, 2015; and increasing by at least 1.5% each year thereafter to at least 25% by June 1, 2025. To the extent that it is available, at least 75% of the renewable energy resources used to meet these standards shall come from wind generation. For purposes of this Section, “cost-effective” means that the costs of procuring renewable energy resources do not cause the limit stated in paragraph (2) of this subsection (c) to be exceeded.
     (2) For purposes of this subsection (c), the required procurement of cost-effective renewable energy resources for a particular year shall be measured as a percentage of the actual amount of electricity (megawatt-hours) supplied by the electric

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utility to eligible retail customers in the planning year ending immediately prior to the procurement. For purposes of this subsection (c), the amount per kilowatthour means the total amount paid for electric service expressed on a per kilowatthour basis. For purposes of this subsection (c), the total amount paid for electric service includes without limitation amounts paid for supply, transmission, distribution, surcharges, and add-on taxes.
     Notwithstanding the requirements of this subsection (c), the total of renewable energy resources procured pursuant to the procurement plan for any single year shall be reduced by an amount necessary to limit the annual estimated average net increase due to the costs of these resources included in the amounts paid by eligible retail customers in connection with electric service to:
     (A) in 2008, no more than 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
     (B) in 2009, the greater of an additional 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2008 or 1% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
     (C) in 2010, the greater of an additional 0.5%

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of the amount paid per kilowatthour by those customers during the year ending May 31, 2009 or 1.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
     (D) in 2011, the greater of an additional 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2010 or 2% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007; and
     (E) thereafter, the amount of renewable energy resources procured pursuant to the procurement plan for any single year shall be reduced by an amount necessary to limit the estimated average net increase due to the cost of these resources included in the amounts paid by eligible retail customers in connection with electric service to no more than the greater of 2.015% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007 or the incremental amount per kilowatthour paid for these resources in 2011.
     No later than June 30, 2011, the Commission shall review the limitation on the amount of renewable energy resources procured pursuant to this subsection (c) and report to the General Assembly its findings as to whether that limitation unduly constrains the

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procurement of cost-effective renewable energy resources.
     (3) Through June 1, 2011, renewable energy resources shall be counted for the purpose of meeting the renewable energy standards set forth in paragraph (1) of this subsection (c) only if they are generated from facilities located in the State, provided that cost-effective renewable energy resources are available from those facilities. If those cost-effective resources are not available in Illinois, they shall be procured in states that adjoin Illinois and may be counted towards compliance. If those cost-effective resources are not available in Illinois or in states that adjoin Illinois, they shall be purchased elsewhere and shall be counted towards compliance. After June 1, 2011, cost-effective renewable energy resources located in Illinois and in states that adjoin Illinois may be counted towards compliance with the standards set forth in paragraph (1) of this subsection (c). If those cost-effective resources are not available in Illinois or in states that adjoin Illinois, they shall be purchased elsewhere and shall be counted towards compliance.
     (4) The electric utility shall retire all renewable energy credits used to comply with the standard.

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     (d) The draft procurement plans are subject to public comment, as required by Section 16-111.5 of the Public Utilities Act.
     (e) The Agency shall submit the final procurement plan to the Commission. The Agency shall revise a procurement plan if the Commission determines that it does not meet the standards set forth in Section 16-111.5 of the Public Utilities Act.
     (f) The Agency shall assess fees to each affected utility to recover the costs incurred in preparation of the annual procurement plan for the utility.
     (g) The Agency shall assess fees to each bidder to recover the costs incurred in connection with a competitive procurement process.
     Section 1-80. Resource Development Bureau. The Resource Development Bureau has the following duties and responsibilities:
     (a) At the Agency’s discretion, conduct feasibility studies on the construction of any facility. Funding for a study shall come from either:
     (i) fees assessed by the Agency on municipal electric systems, governmental aggregators, unit or units of local government, or rural electric cooperatives requesting the feasibility study; or
     (ii) an appropriation from the General Assembly.

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     (b) If the Agency undertakes the construction of a facility, moneys generated from the sale of revenue bonds by the Authority for the facility shall be used to reimburse the source of the money used for the facility’s feasibility study.
     (c) The Agency may develop, finance, construct, or operate electric generation and co-generation facilities that use indigenous coal or renewable resources, or both, financed with bonds issued by the Authority on behalf of the Agency. Preference shall be given to technologies that enable carbon capture and sites in locations where the geology is suitable for carbon sequestration.
     (1) The Agency may enter into contractual arrangements with private and public entities, including but not limited to municipal electric systems, governmental aggregators, and rural electric cooperatives, to plan, site, construct, improve, rehabilitate, and operate those electric generation and co-generation facilities. No contract shall be entered into by the Agency that would jeopardize the tax-exempt status of any bond issued in connection with a project for which the Agency entered into the contract.
     (2) The Agency shall hold at least one public hearing before entering into any such contractual arrangements. At least 30-days’ notice of the hearing

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shall be given by publication once in each week during that period in 6 newspapers within the State, at least one of which has a circulation area that includes the location of the proposed facility.
     (3) The first facility that the Agency develops, finances, or constructs shall be a facility that uses coal produced in Illinois. The Agency may, however, also develop, finance, or construct renewable energy facilities after work on the first facility has commenced.
     (4) The Agency may not develop, finance, or construct a nuclear power plant.
     (5) The Agency shall assess fees to applicants seeking to partner with the Agency on projects.
     (d) Use of electricity generated by the Agency’s facilities. The Agency may supply electricity produced by the Agency’s facilities to municipal electric systems, governmental aggregators, or rural electric cooperatives in Illinois. The electricity shall be supplied at cost.
     (1) Contracts to supply power and energy from the Agency’s facilities shall provide for the effectuation of the policies set forth in this Act.
     (2) The contracts shall also provide that, notwithstanding any provision in the Public Utilities Act, entities supplied with power and energy from an Agency facility shall supply the power and energy to

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retail customers at the same price paid to purchase power and energy from the Agency.
     (e) Electric utilities shall not be required to purchase electricity directly or indirectly from facilities developed or sponsored by the Agency.
     (f) The Agency may sell excess capacity and excess energy into the wholesale electric market at prevailing market rates; provided, however, the Agency may not sell excess capacity or excess energy through the procurement process described in Section 16-111.5 of the Public Utilities Act.
     (g) The Agency shall not directly sell electric power and energy to retail customers. Nothing in this paragraph shall be construed to prohibit sales to municipal electric systems, governmental aggregators, or rural electric cooperatives.
     Section 1-85. Construction of facilities. The Agency may begin construction of a facility costing the Agency more than $100,000,000 only if the Agency demonstrates each of the following:
     (a) After conducting a study, that the construction and operation of the facility is feasible.
     (b) That the project does not materially adversely affect overall real property taxes in the taxing jurisdictions where the facility is to be located.
     (c) That the Agency has received all required federal, State, and local government licenses, permits, or approval

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for the facility.
     (d) That the Agency has obtained binding written commitments from municipal electric systems, governmental aggregators, or rural electric cooperatives constituting agreements to purchase, in the aggregate, at least 75% of the anticipated output of the facility for a time period long enough to ensure recovery of:
     (1) all costs, including interest, amortization charges, and reserve charges, sufficient to retire revenue bonds issued for costs incurred in connection with the development and construction of a facility; and
     (2) all operating, capital, administrative, and general expenses for the continued operation of the facility, including fiscal reserves, and any depreciation charges or costs.
     (e) That the Agency has a reasonable plan to sell the remaining anticipated output of the facility to municipal electric systems, governmental aggregators, or rural electric cooperatives.
     Section 1-86. General Assembly approval. For projects costing the Agency $1,000,000,000 or more, in addition to the provisions of Section 1-85, the General Assembly must adopt a joint resolution of the House of Representatives and the Senate approving the construction of the facility.

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     Section 1-87. Management and operating agreements. For projects costing the Agency $1,000,000,000 or more, the Agency shall enter into management and operating agreements for the relevant facility or facilities. Solicitation for any such management and operating agreement shall be pursuant to a request for proposals. The agreements must comply with the Internal Revenue Code and its regulations and shall not jeopardize the tax-exempt status of any bond issued in connection with a project for which the Agency entered into the agreement.
     Section 1-90. Distribution and transmission facilities. The Agency shall not own or acquire distribution or transmission facilities except as necessary to connect an Agency facility to an electric transmission or distribution system.
     Section 1-95. Insurance. Upon the Authority’s issuance of revenue bonds for an Agency facility, the Agency shall purchase an insurance policy to cover those construction and operation costs associated with the facility. The policy shall remain in effect for the time period under which the Agency may accrue any liabilities associated with the facility.
     Section 1-100. Timely payment to Agency. Any party

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receiving electricity shall make timely payment on all bills rendered by the Agency. Any violation of contractual terms by a party receiving electricity from an Agency facility is grounds for cancellation and termination of the contract.
     Section 1-105. Deposit of revenue. All revenue from contracts described in Section 1-80(d) shall be deposited into the Illinois Power Agency Facilities Fund.
     Section 1-110. State Police reimbursement. The Agency shall reimburse the Department of State Police for any expenses associated with security at facilities from the Illinois Power Agency Facilities Fund.
     Section 1-115. Revenue from real estate. All revenue from any sale, conveyance, lease, exchange, transfer, abandonment, or other disposition of real property shall be deposited into the Illinois Power Agency Facilities Fund.
     Section 1-120. Protection of confidential and proprietary information. The Agency shall provide adequate protection for confidential and proprietary information furnished, delivered, or filed by any person, corporation, or other entity.
     Section 1-125. Agency annual reports. The Agency shall report annually to the Governor and the General Assembly on the

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operations and transactions of the Agency. The annual report shall include, but not be limited to, each of the following:
     (1) The quantity, price, and term of all contracts for electricity procured under the procurement plans for electric utilities.
     (2) The quantity, price, and rate impact of all renewable resources purchased under the electricity procurement plans for electric utilities.
     (3) The quantity, price, and rate impact of all energy efficiency and demand response measures purchased for electric utilities.
     (4) The amount of power and energy produced by each Agency facility.
     (5) The quantity of electricity supplied by each Agency facility to municipal electric systems, governmental aggregators, or rural electric cooperatives in Illinois.
     (6) The revenues as allocated by the Agency to each facility.
     (7) The costs as allocated by the Agency to each facility.
     (8) The accumulated depreciation for each facility.
     (9) The status of any projects under development.
     (10) Basic financial and operating information specifically detailed for the reporting year and including, but not limited to, income and expense statements, balance sheets, and changes in financial

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position, all in accordance with generally accepted accounting principles, debt structure, and a summary of funds on a cash basis.
     Section 1-130. Home rule preemption.
     (a) The authorization to impose any new taxes or fees specifically related to the generation of electricity by, the capacity to generate electricity by, or the emissions into the atmosphere by electric generating facilities after the effective date of this Act is an exclusive power and function of the State. A home rule unit may not levy any new taxes or fees specifically related to the generation of electricity by, the capacity to generate electricity by, or the emissions into the atmosphere by electric generating facilities after the effective date of this Act. This Section is a denial and limitation on home rule powers and functions under subsection (g) of Section 6 of Article VII of the Illinois Constitution.
     (b) This Section is repealed on January 1, 2019.
ARTICLE 5
     Section 5-900. The Freedom of Information Act is amended by changing Section 7 as follows:
     (5 ILCS 140/7) (from Ch. 116, par. 207)
     Sec. 7. Exemptions.

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     (1) The following shall be exempt from inspection and copying:
     (a) Information specifically prohibited from disclosure by federal or State law or rules and regulations adopted under federal or State law.
     (b) Information that, if disclosed, would constitute a clearly unwarranted invasion of personal privacy, unless the disclosure is consented to in writing by the individual subjects of the information. The disclosure of information that bears on the public duties of public employees and officials shall not be considered an invasion of personal privacy. Information exempted under this subsection (b) shall include but is not limited to:
     (i) files and personal information maintained with respect to clients, patients, residents, students or other individuals receiving social, medical, educational, vocational, financial, supervisory or custodial care or services directly or indirectly from federal agencies or public bodies;
     (ii) personnel files and personal information maintained with respect to employees, appointees or elected officials of any public body or applicants for those positions;
     (iii) files and personal information maintained with respect to any applicant, registrant or licensee by any public body cooperating with or engaged in

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professional or occupational registration, licensure or discipline;
     (iv) information required of any taxpayer in connection with the assessment or collection of any tax unless disclosure is otherwise required by State statute;
     (v) information revealing the identity of persons who file complaints with or provide information to administrative, investigative, law enforcement or penal agencies; provided, however, that identification of witnesses to traffic accidents, traffic accident reports, and rescue reports may be provided by agencies of local government, except in a case for which a criminal investigation is ongoing, without constituting a clearly unwarranted per se invasion of personal privacy under this subsection; and
     (vi) the names, addresses, or other personal information of participants and registrants in park district, forest preserve district, and conservation district programs.
     (c) Records compiled by any public body for administrative enforcement proceedings and any law enforcement or correctional agency for law enforcement purposes or for internal matters of a public body, but only to the extent that disclosure would:
     (i) interfere with pending or actually and

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reasonably contemplated law enforcement proceedings conducted by any law enforcement or correctional agency;
     (ii) interfere with pending administrative enforcement proceedings conducted by any public body;
     (iii) deprive a person of a fair trial or an impartial hearing;
     (iv) unavoidably disclose the identity of a confidential source or confidential information furnished only by the confidential source;
     (v) disclose unique or specialized investigative techniques other than those generally used and known or disclose internal documents of correctional agencies related to detection, observation or investigation of incidents of crime or misconduct;
     (vi) constitute an invasion of personal privacy under subsection (b) of this Section;
     (vii) endanger the life or physical safety of law enforcement personnel or any other person; or
     (viii) obstruct an ongoing criminal investigation.
     (d) Criminal history record information maintained by State or local criminal justice agencies, except the following which shall be open for public inspection and copying:
     (i) chronologically maintained arrest information, such as traditional arrest logs or blotters;

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     (ii) the name of a person in the custody of a law enforcement agency and the charges for which that person is being held;
     (iii) court records that are public;
     (iv) records that are otherwise available under State or local law; or
     (v) records in which the requesting party is the individual identified, except as provided under part (vii) of paragraph (c) of subsection (1) of this Section.
     “Criminal history record information” means data identifiable to an individual and consisting of descriptions or notations of arrests, detentions, indictments, informations, pre-trial proceedings, trials, or other formal events in the criminal justice system or descriptions or notations of criminal charges (including criminal violations of local municipal ordinances) and the nature of any disposition arising therefrom, including sentencing, court or correctional supervision, rehabilitation and release. The term does not apply to statistical records and reports in which individuals are not identified and from which their identities are not ascertainable, or to information that is for criminal investigative or intelligence purposes.
     (e) Records that relate to or affect the security of correctional institutions and detention facilities.

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     (f) Preliminary drafts, notes, recommendations, memoranda and other records in which opinions are expressed, or policies or actions are formulated, except that a specific record or relevant portion of a record shall not be exempt when the record is publicly cited and identified by the head of the public body. The exemption provided in this paragraph (f) extends to all those records of officers and agencies of the General Assembly that pertain to the preparation of legislative documents.
     (g) Trade secrets and commercial or financial information obtained from a person or business where the trade secrets or information are proprietary, privileged or confidential, or where disclosure of the trade secrets or information may cause competitive harm, including:
     (i) All information determined to be confidential under Section 4002 of the Technology Advancement and Development Act.
     (ii) All trade secrets and commercial or financial information obtained by a public body, including a public pension fund, from a private equity fund or a privately held company within the investment portfolio of a private equity fund as a result of either investing or evaluating a potential investment of public funds in a private equity fund. The exemption contained in this item does not apply to the aggregate financial performance information of a private equity

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fund, nor to the identity of the fund’s managers or general partners. The exemption contained in this item does not apply to the identity of a privately held company within the investment portfolio of a private equity fund, unless the disclosure of the identity of a privately held company may cause competitive harm.
     Nothing contained in this paragraph (g) shall be construed to prevent a person or business from consenting to disclosure.
     (h) Proposals and bids for any contract, grant, or agreement, including information which if it were disclosed would frustrate procurement or give an advantage to any person proposing to enter into a contractor agreement with the body, until an award or final selection is made. Information prepared by or for the body in preparation of a bid solicitation shall be exempt until an award or final selection is made.
     (i) Valuable formulae, computer geographic systems, designs, drawings and research data obtained or produced by any public body when disclosure could reasonably be expected to produce private gain or public loss. The exemption for “computer geographic systems” provided in this paragraph (i) does not extend to requests made by news media as defined in Section 2 of this Act when the requested information is not otherwise exempt and the only purpose of the request is to access and disseminate information regarding the health, safety, welfare, or

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legal rights of the general public.
     (j) Test questions, scoring keys and other examination data used to administer an academic examination or determined the qualifications of an applicant for a license or employment.
     (k) Architects’ plans, engineers’ technical submissions, and other construction related technical documents for projects not constructed or developed in whole or in part with public funds and the same for projects constructed or developed with public funds, but only to the extent that disclosure would compromise security, including but not limited to water treatment facilities, airport facilities, sport stadiums, convention centers, and all government owned, operated, or occupied buildings.
     (l) Library circulation and order records identifying library users with specific materials.
     (m) Minutes of meetings of public bodies closed to the public as provided in the Open Meetings Act until the public body makes the minutes available to the public under Section 2.06 of the Open Meetings Act.
     (n) Communications between a public body and an attorney or auditor representing the public body that would not be subject to discovery in litigation, and materials prepared or compiled by or for a public body in anticipation of a criminal, civil or administrative

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proceeding upon the request of an attorney advising the public body, and materials prepared or compiled with respect to internal audits of public bodies.
     (o) Information received by a primary or secondary school, college or university under its procedures for the evaluation of faculty members by their academic peers.
     (p) Administrative or technical information associated with automated data processing operations, including but not limited to software, operating protocols, computer program abstracts, file layouts, source listings, object modules, load modules, user guides, documentation pertaining to all logical and physical design of computerized systems, employee manuals, and any other information that, if disclosed, would jeopardize the security of the system or its data or the security of materials exempt under this Section.
     (q) Documents or materials relating to collective negotiating matters between public bodies and their employees or representatives, except that any final contract or agreement shall be subject to inspection and copying.
     (r) Drafts, notes, recommendations and memoranda pertaining to the financing and marketing transactions of the public body. The records of ownership, registration, transfer, and exchange of municipal debt obligations, and of persons to whom payment with respect to these

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obligations is made.
     (s) The records, documents and information relating to real estate purchase negotiations until those negotiations have been completed or otherwise terminated. With regard to a parcel involved in a pending or actually and reasonably contemplated eminent domain proceeding under the Eminent Domain Act, records, documents and information relating to that parcel shall be exempt except as may be allowed under discovery rules adopted by the Illinois Supreme Court. The records, documents and information relating to a real estate sale shall be exempt until a sale is consummated.
     (t) Any and all proprietary information and records related to the operation of an intergovernmental risk management association or self-insurance pool or jointly self-administered health and accident cooperative or pool.
     (u) Information concerning a university’s adjudication of student or employee grievance or disciplinary cases, to the extent that disclosure would reveal the identity of the student or employee and information concerning any public body’s adjudication of student or employee grievances or disciplinary cases, except for the final outcome of the cases.
     (v) Course materials or research materials used by faculty members.
     (w) Information related solely to the internal personnel rules and practices of a public body.

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     (x) Information contained in or related to examination, operating, or condition reports prepared by, on behalf of, or for the use of a public body responsible for the regulation or supervision of financial institutions or insurance companies, unless disclosure is otherwise required by State law.
     (y) Information the disclosure of which is restricted under Section 5-108 of the Public Utilities Act.
     (z) Manuals or instruction to staff that relate to establishment or collection of liability for any State tax or that relate to investigations by a public body to determine violation of any criminal law.
     (aa) Applications, related documents, and medical records received by the Experimental Organ Transplantation Procedures Board and any and all documents or other records prepared by the Experimental Organ Transplantation Procedures Board or its staff relating to applications it has received.
     (bb) Insurance or self insurance (including any intergovernmental risk management association or self insurance pool) claims, loss or risk management information, records, data, advice or communications.
     (cc) Information and records held by the Department of Public Health and its authorized representatives relating to known or suspected cases of sexually transmissible disease or any information the disclosure of which is

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restricted under the Illinois Sexually Transmissible Disease Control Act.
     (dd) Information the disclosure of which is exempted under Section 30 of the Radon Industry Licensing Act.
     (ee) Firm performance evaluations under Section 55 of the Architectural, Engineering, and Land Surveying Qualifications Based Selection Act.
     (ff) Security portions of system safety program plans, investigation reports, surveys, schedules, lists, data, or information compiled, collected, or prepared by or for the Regional Transportation Authority under Section 2.11 of the Regional Transportation Authority Act or the St. Clair County Transit District under the Bi-State Transit Safety Act.
     (gg) Information the disclosure of which is restricted and exempted under Section 50 of the Illinois Prepaid Tuition Act.
     (hh) Information the disclosure of which is exempted under the State Officials and Employees Ethics Act.
     (ii) Beginning July 1, 1999, information that would disclose or might lead to the disclosure of secret or confidential information, codes, algorithms, programs, or private keys intended to be used to create electronic or digital signatures under the Electronic Commerce Security Act.
     (jj) Information contained in a local emergency energy

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plan submitted to a municipality in accordance with a local emergency energy plan ordinance that is adopted under Section 11-21.5-5 of the Illinois Municipal Code.
     (kk) Information and data concerning the distribution of surcharge moneys collected and remitted by wireless carriers under the Wireless Emergency Telephone Safety Act.
     (ll) Vulnerability assessments, security measures, and response policies or plans that are designed to identify, prevent, or respond to potential attacks upon a community’s population or systems, facilities, or installations, the destruction or contamination of which would constitute a clear and present danger to the health or safety of the community, but only to the extent that disclosure could reasonably be expected to jeopardize the effectiveness of the measures or the safety of the personnel who implement them or the public. Information exempt under this item may include such things as details pertaining to the mobilization or deployment of personnel or equipment, to the operation of communication systems or protocols, or to tactical operations.
     (mm) Maps and other records regarding the location or security of a utility’s generation, transmission, distribution, storage, gathering, treatment, or switching facilities owned by a utility or by the Illinois Power Agency.

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     (nn) Law enforcement officer identification information or driver identification information compiled by a law enforcement agency or the Department of Transportation under Section 11-212 of the Illinois Vehicle Code.
     (oo) Records and information provided to a residential health care facility resident sexual assault and death review team or the Executive Council under the Abuse Prevention Review Team Act.
     (pp) Information provided to the predatory lending database created pursuant to Article 3 of the Residential Real Property Disclosure Act, except to the extent authorized under that Article.
     (qq) Defense budgets and petitions for certification of compensation and expenses for court appointed trial counsel as provided under Sections 10 and 15 of the Capital Crimes Litigation Act. This subsection (qq) shall apply until the conclusion of the trial of the case, even if the prosecution chooses not to pursue the death penalty prior to trial or sentencing.
     (rr) Information contained in or related to proposals, bids, or negotiations related to electric power procurement under Section 1-75 of the Illinois Power Agency Act and Section 16-111.5 of the Public Utilities Act that is determined to be confidential and proprietary by th Illinois Power Agency or by the Illinois Commerce

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     Commission.
     (2) This Section does not authorize withholding of information or limit the availability of records to the public, except as stated in this Section or otherwise provided in this Act.
(Source: P.A. 93-43, eff. 7-1-03; 93-209, eff. 7-18-03; 93-237, eff. 7-22-03; 93-325, eff. 7-23-03, 93-422, eff. 8-5-03; 93-577, eff. 8-21-03; 93-617, eff. 12-9-03; 94-280, eff. 1-1-06; 94-508, eff. 1-1-06; 94-664, eff. 1-1-06; 94-931, eff. 6-26-06; 94-953, eff. 6-27-06; 94-1055, eff. 1-1-07; revised 8-3-06.)
Section 5-905. The Civil Administrative Code of Illinois is mended by changing Sections 5-15 and 5-20 and by adding Section 5-222 as follows:
     (20 ILCS 5/5-15) (was 20 ILCS 5/3)
     Sec. 5-15. Departments of State government. The Departments of State government are created as follows:
     The Department on Aging.
     The Department of Agriculture.
     The Department of Central Management Services.
     The Department of Children and Family Services.
     The Department of Commerce and Economic Opportunity.
     The Department of Corrections.
     The Department of Employment Security.

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     The Emergency Management Agency.
     The Department of Financial Institutions.
     The Department of Healthcare and Family Services.
     The Department of Human Rights.
     The Department of Human Services.
     The Illinois Power Agency.
     The Department of Insurance.
     The Department of Juvenile Justice.
     The Department of Labor.
     The Department of the Lottery.
     The Department of Natural Resources.
     The Department of Professional Regulation.
     ~~The Department of Public Aid~~.
     The Department of Public Health.
     The Department of Revenue.
     The Department of State Police.
     The Department of Transportation.
     The Department of Veterans’ Affairs.
(Source: P.A. 93-25, eff. 6-20-03; 93-1029, eff. 8-25-04; 94-696, eff. 6-1-06; revised 9-14-06.)
     (20 ILCS 5/5-20) (was 20 ILCS 5/4)
     Sec. 5-20. Heads of departments. Each department shall have an officer as its head who shall be known as director or secretary and who shall, subject to the provisions of the Civil Administrative Code of Illinois, execute the powers and

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discharge the duties vested by law in his or her respective department.
     The following officers are hereby created:
     Director of Aging, for the Department on Aging.
     Director of Agriculture, for the Department of Agriculture.
     Director of Central Management Services, for the Department of Central Management Services.
     Director of Children and Family Services, for the Department of Children and Family Services.
     Director of Commerce and Economic Opportunity, for the Department of Commerce and Economic Opportunity.
     Director of Corrections, for the Department of Corrections.
     Director of Emergency Management Agency, for the Emergency Management Agency.
     Director of Employment Security, for the Department of Employment Security.
     Director of Financial Institutions, for the Department of Financial Institutions.
     Director of Healthcare and Family Services, for the Department of Healthcare and Family Services.
     Director of Human Rights, for the Department of Human Rights.
     Secretary of Human Services, for the Department of Human Services.

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     Director of the Illinois Power Agency, for the Illinois Power Agency.
     Director of Insurance, for the Department of Insurance.
     Director of Juvenile Justice, for the Department of Juvenile Justice.
     Director of Labor, for the Department of Labor.
     Director of the Lottery, for the Department of the Lottery.
     Director of Natural Resources, for the Department of Natural Resources.
     Director of Professional Regulation, for the Department of Professional Regulation.
     Director of Public Aid, for the Department of Public Aid.
     Director of Public Health, for the Department of Public Health.
     Director of Revenue, for the Department of Revenue.
     Director of State Police, for the Department of State Police.
     Secretary of Transportation, for the Department of Transportation.
     Director of Veterans’ Affairs, for the Department of Veterans’ Affairs.
(Source: P.A. 93-25, eff. 6-20-03; 93-1029, eff. 8-25-04; 94-696, eff. 6-1-06; revised 9-14-06.)
     (20 ILCS 5/5-222 new)
     Sec. 5-222. Director of the Illinois Power Agency. The

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Director of the Illinois Power Agency must have at least 15 years of combined experience in the electric industry, electricity policy, or electricity markets and must possess: (i) general knowledge of the responsibilities of being a director, (ii) managerial experience, and (iii) an advanced degree in economics, risk management, law, business, engineering, or a related field.
     Section 5-910. The Renewable Energy, Energy Efficiency, and Coal Resources Development Law of 1997 is amended by changing Sections 6-5 and 6-7 as follows:
     (20 ILCS 687/6-5)
     (Section scheduled to be repealed on December 16, 2007) Sec. 6-5. Renewable Energy Resources and Coal Technology Development Assistance Charge.
     (a) Notwithstanding the provisions of Section 16-111 of the Public Utilities Act but subject to subsection (e) of this Section, each public utility, electric cooperative, as defined in Section 3.4 of the Electric Supplier Act, and municipal utility, as referenced in Section 3-105 of the Public Utilities Act, that is engaged in the delivery of electricity or the distribution of natural gas within the State of Illinois shall, effective January 1, 1998, assess each of its customer accounts a monthly Renewable Energy Resources and Coal Technology Development Assistance Charge. The delivering public utility,

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municipal electric or gas utility, or electric or gas cooperative for a self-assessing purchaser remains subject to the collection of the fee imposed by this Section. The monthly charge shall be as follows:
     (1) $0.05 per month on each account for residential electric service as defined in Section 13 of the Energy Assistance Act;
     (2) $0.05 per month on each account for residential gas service as defined in Section 13 of the Energy Assistance Act;
     (3) $0.50 per month on each account for nonresidential electric service, as defined in Section 13 of the Energy Assistance Act, which had less than 10 megawatts of peak demand during the previous calendar year;
     (4) $0.50 per month on each account for nonresidential gas service, as defined in Section 13 of the Energy Assistance Act, which had distributed to it less than 4,000,000 therms of gas during the previous calendar year;
     (5) $37.50 per month on each account for nonresidential electric service, as defined in Section 13 of the Energy Assistance Act, which had 10 megawatts or greater of peak demand during the previous calendar year; and
     (6) $37.50 per month on each account for nonresidential gas service, as defined in Section 13 of the Energy Assistance Act, which had 4,000,000 or more therms of gas distributed to it during the previous calendar year.

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     (b) The Renewable Energy Resources and Coal Technology Development Assistance Charge assessed by electric and gas public utilities shall be considered a charge for public utility service.
     (c) Fifty percent of the moneys collected pursuant to this Section shall be deposited in the Renewable Energy Resources Trust Fund by the Department of Revenue. The remaining 50 percent of the moneys collected pursuant to this Section shall be deposited in the Coal Technology Development Assistance Fund by the Department of Revenue for the exclusive purposes of (1) capturing or sequestering carbon emissions produced by coal combustion; (2) supporting research on the capture and sequestration of carbon emissions produced by coal combustion; and (3) improving coal miner safety ~~use under the Illinois Coal Technology Development Assistance Act~~.
     (d) By the 20th day of the month following the month in which the charges imposed by this Section were collected, each utility and alternative retail electric supplier collecting charges pursuant to this Section shall remit to the Department of Revenue for deposit in the Renewable Energy Resources Trust Fund and the Coal Technology Development Assistance Fund all moneys received as payment of the charge provided for in this Section on a return prescribed and furnished by the Department of Revenue showing such information as the Department of Revenue may reasonably require.
     (e) The charges imposed by this Section shall only apply to

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customers of municipal electric or gas utilities and electric or gas cooperatives if the municipal electric or gas utility or electric or gas cooperative makes an affirmative decision to impose the charge. If a municipal electric or gas utility or an electric or gas cooperative makes an affirmative decision to impose the charge provided by this Section, the municipal electric or gas utility or electric or gas cooperative shall inform the Department of Revenue in writing of such decision when it begins to impose the charge. If a municipal electric or gas utility or electric or gas cooperative does not assess this charge, its customers shall not be eligible for the Renewable Energy Resources Program.
     (f) The Department of Revenue may establish such rules as it deems necessary to implement this Section. (Source: P.A. 92-690, eff.7-18-02.)
     (20 ILCS 687/6-7)
     (Section scheduled to be repealed on December 16, 2007) Sec. 6-7. Repeal. The provisions of this Law are repealed on December 12, 2015 ~~10 years after the effective date of this amendatory Act of 1997 unless renewed by act of the General Assembly~~.
(Source: P.A. 90-561, eff. 12-16-97.)
     Section 5-915. The Illinois Finance Authority Act is amended by adding Section 825-90 and by changing Sections

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801-40 and 845-5 as follows:
     (20 ILCS 3501/801-40)
     Sec. 801-40. In addition to the powers otherwise authorized by law and in addition to the foregoing general corporate powers, the Authority shall also have the following additional specific powers to be exercised in furtherance of the purposes of this Act.
     (a) The Authority shall have power (i) to accept grants, loans or appropriations from the federal government or the State, or any agency or instrumentality thereof, to be used for the operating expenses of the Authority, or for any purposes of the Authority, including the making of direct loans of such funds with respect to projects, and (ii) to enter into any agreement with the federal government or the State, or any agency or instrumentality thereof, in relationship to such grants, loans or appropriations.
     (b) The Authority shall have power to procure and enter into contracts for any type of insurance and indemnity agreements covering loss or damage to property from any cause, including loss of use and occupancy, or covering any other insurable risk.
     (c) The Authority shall have the continuing power to issue bonds for its corporate purposes. Bonds may be issued by the Authority in one or more series and may provide for the payment of any interest deemed necessary on such bonds, of the costs of

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issuance of such bonds, of any premium on any insurance, or of the cost of any guarantees, letters of credit or other similar documents, may provide for the funding of the reserves deemed necessary in connection with such bonds, and may provide for the refunding or advance refunding of any bonds or for accounts deemed necessary in connection with any purpose of the Authority. The bonds may bear interest payable at any time or times and at any rate or rates, notwithstanding any other provision of law to the contrary, and such rate or rates may be established by an index or formula which may be implemented or established by persons appointed or retained therefor by the Authority, or may bear no interest or may bear interest payable at maturity or upon redemption prior to maturity, may bear such date or dates, may be payable at such time or times and at such place or places, may mature at any time or times not later than 40 years from the date of issuance, may be sold at public or private sale at such time or times and at such price or prices, may be secured by such pledges, reserves, guarantees, letters of credit, insurance contracts or other similar credit support or liquidity instruments, may be executed in such manner, may be subject to redemption prior to maturity, may provide for the registration of the bonds, and may be subject to such other terms and conditions all as may be provided by the resolution or indenture authorizing the issuance of such bonds. The holder or holders of any bonds issued by the Authority may bring suits at law or proceedings in equity to compel the performance and

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observance by any person or by the Authority or any of its agents or employees of any contract or covenant made with the holders of such bonds and to compel such person or the Authority and any of its agents or employees to perform any duties required to be performed for the benefit of the holders of any such bonds by the provision of the resolution authorizing their issuance, and to enjoin such person or the Authority and any of its agents or employees from taking any action in conflict with any such contract or covenant. Notwithstanding the form and tenor of any such bonds and in the absence of any express recital on the face thereof that it is non-negotiable, all such bonds shall be negotiable instruments. Pending the preparation and execution of any such bonds, temporary bonds may be issued as provided by the resolution. The bonds shall be sold by the Authority in such manner as it shall determine. The bonds may be secured as provided in the authorizing resolution by the receipts, revenues, income and other available funds of the Authority and by any amounts derived by the Authority from the loan agreement or lease agreement with respect to the project or projects; and bonds may be issued as general obligations of the Authority payable from such revenues, funds and obligations of the Authority as the bond resolution shall provide, or may be issued as limited obligations with a claim for payment solely from such revenues, funds and obligations as the bond resolution shall provide. The Authority may grant a specific

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pledge or assignment of and lien on or security interest in such rights, revenues, income, or amounts and may grant a specific pledge or assignment of and lien on or security interest in any reserves, funds or accounts established in the resolution authorizing the issuance of bonds. Any such pledge, assignment, lien or security interest for the benefit of the holders of the Authority’s bonds shall be valid and binding from the time the bonds are issued without any physical delivery or further act, and shall be valid and binding as against and prior to the claims of all other parties having claims against the Authority or any other person irrespective of whether the other parties have notice of the pledge, assignment, lien or security interest. As evidence of such pledge, assignment, lien and security interest, the Authority may execute and deliver a mortgage, trust agreement, indenture or security agreement or an assignment thereof. A remedy for any breach or default of the terms of any such agreement by the Authority may be by mandamus proceedings in any court of competent jurisdiction to compel the performance and compliance therewith, but the agreement may prescribe by whom or on whose behalf such action may be instituted. It is expressly understood that the Authority may, but need not, acquire title to any project with respect to which it exercises its authority.
     (d) With respect to the powers granted by this Act, the Authority may adopt rules and regulations prescribing the

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procedures by which persons may apply for assistance under this Act. Nothing herein shall be deemed to preclude the Authority, prior to the filing of any formal application, from conducting preliminary discussions and investigations with respect to the subject matter of any prospective application.
     (e) The Authority shall have power to acquire by purchase, lease, gift or otherwise any property or rights therein from any person useful for its purposes, whether improved for the purposes of any prospective project, or unimproved. The Authority may also accept any donation of funds for its purposes from any such source. The Authority shall have no independent power of condemnation but may acquire any property or rights therein obtained upon condemnation by any other authority, governmental entity or unit of local government with such power.
     (f) The Authority shall have power to develop, construct and improve either under its own direction, or through collaboration with any approved applicant, or to acquire through purchase or otherwise, any project, using for such purpose the proceeds derived from the sale of its bonds or from governmental loans or grants, and to hold title in the name of the Authority to such projects.
     (g) The Authority shall have power to lease pursuant to a lease agreement any project so developed and constructed or acquired to the approved tenant on such terms and conditions as may be appropriate to further the purposes of this Act and to

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maintain the credit of the Authority. Any such lease may provide for either the Authority or the approved tenant to assume initially, in whole or in part, the costs of maintenance, repair and improvements during the leasehold period. In no case, however, shall the total rentals from any project during any initial leasehold period or the total loan repayments to be made pursuant to any loan agreement, be less than an amount necessary to return over such lease or loan period (1) all costs incurred in connection with the development, construction, acquisition or improvement of the project and for repair, maintenance and improvements thereto during the period of the lease or loan; provided, however, that the rentals or loan repayments need not include costs met through the use of funds other than those obtained by the Authority through the issuance of its bonds or governmental loans; (2) a reasonable percentage additive to be agreed upon by the Authority and the borrower or tenant to cover a properly allocable portion of the Authority’s general expenses, including, but not limited to, administrative expenses, salaries and general insurance, and (3) an amount sufficient to pay when due all principal of, interest and premium, if any on, any bonds issued by the Authority with respect to the project. The portion of total rentals payable under clause (3) of this subsection (g) shall be deposited in such special accounts, including all sinking funds, acquisition or construction funds, debt service and other funds as provided by any

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resolution, mortgage or trust agreement of the Authority pursuant to which any bond is issued.
     (h) The Authority has the power, upon the termination of any leasehold period of any project, to sell or lease for a further term or terms such project on such terms and conditions as the Authority shall deem reasonable and consistent with the purposes of the Act. The net proceeds from all such sales and the revenues or income from such leases shall be used to satisfy any indebtedness of the Authority with respect to such project and any balance may be used to pay any expenses of the Authority or be used for the further development, construction, acquisition or improvement of projects. In the event any project is vacated by a tenant prior to the termination of the initial leasehold period, the Authority shall sell or lease the facilities of the project on the most advantageous terms available. The net proceeds of any such disposition shall be treated in the same manner as the proceeds from sales or the revenues or income from leases subsequent to the termination of any initial leasehold period.
     (i) The Authority shall have the power to make loans to persons to finance a project, to enter into loan agreements with respect thereto, and to accept guarantees from persons of its loans or the resultant evidences of obligations of the Authority.
     (j) The Authority may fix, determine, charge and collect any premiums, fees, charges, costs and expenses, including,

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without limitation, any application fees, commitment fees, program fees, financing charges or publication fees from any person in connection with its activities under this Act.
     (k) In addition to the funds established as provided herein, the Authority shall have the power to create and establish such reserve funds and accounts as may be necessary or desirable to accomplish its purposes under this Act and to deposit its available monies into the funds and accounts.
     (l) At the request of the governing body of any unit of local government, the Authority is authorized to market such local government’s revenue bond offerings by preparing bond issues for sale, advertising for sealed bids, receiving bids at its offices, making the award to the bidder that offers the most favorable terms or arranging for negotiated placements or underwritings of such securities. The Authority may, at its discretion, offer for concurrent sale the revenue bonds of several local governments. Sales by the Authority of revenue bonds under this Section shall in no way imply State guarantee of such debt issue. The Authority may require such financial information from participating local governments as it deems necessary in order to carry out the purposes of this subsection (1).
     (m) The Authority may make grants to any county to which Division 5-37 of the Counties Code is applicable to assist in the financing of capital development, construction and renovation of new or existing facilities for hospitals and

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health care facilities under that Act. Such grants may only be made from funds appropriated for such purposes from the Build Illinois Bond Fund.
     (n) The Authority may establish an urban development action grant program for the purpose of assisting municipalities in Illinois which are experiencing severe economic distress to help stimulate economic development activities needed to aid in economic recovery. The Authority shall determine the types of activities and projects for which the urban development action grants may be used, provided that such projects and activities are broadly defined to include all reasonable projects and activities the primary objectives of which are the development of viable urban communities, including decent housing and a suitable living environment, and expansion of economic opportunity, principally for persons of low and moderate incomes. The Authority shall enter into grant agreements from monies appropriated for such purposes from the Build Illinois Bond Fund. The Authority shall monitor the use of the grants, and shall provide for audits of the funds as well as recovery by the Authority of any funds determined to have been spent in violation of this subsection (n) or any rule or regulation promulgated hereunder. The Authority shall provide technical assistance with regard to the effective use of the urban development action grants. The Authority shall file an annual report to the General Assembly concerning the progress of the grant program.

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     (o) The Authority may establish a Housing Partnership Program whereby the Authority provides zero-interest loans to municipalities for the purpose of assisting in the financing of projects for the rehabilitation of affordable multi-family housing for low and moderate income residents. The Authority may provide such loans only upon a municipality’s providing evidence that it has obtained private funding for the rehabilitation project. The Authority shall provide 3 State dollars for every 7 dollars obtained by the municipality from sources other than the State of Illinois. The loans shall be made from monies appropriated for such purpose from the Build Illinois Bond Fund. The total amount of loans available under the Housing Partnership Program shall not exceed $30,000,000. State loan monies under this subsection shall be used only for the acquisition and rehabilitation of existing buildings containing 4 or more dwelling units. The terms of any loan made by the municipality under this subsection shall require repayment of the loan to the municipality upon any sale or other transfer of the project.
     (p) The Authority may award grants to universities and research institutions, research consortiums and other not-for-profit entities for the purposes of: remodeling or otherwise physically altering existing laboratory or research facilities, expansion or physical additions to existing laboratory or research facilities, construction of new laboratory or research facilities or acquisition of modern

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equipment to support laboratory or research operations provided that such grants (i) be used solely in support of project and equipment acquisitions which enhance technology transfer, and (ii) not constitute more than 60 percent of the total project or acquisition cost.
     (q) Grants may be awarded by the Authority to units of local government for the purpose of developing the appropriate infrastructure or defraying other costs to the local government in support of laboratory or research facilities provided that such grants may not exceed 40% of the cost to the unit of local government.
     (r) The Authority may establish a Direct Loan Program to make loans to individuals, partnerships or corporations for the purpose of an industrial project, as defined in Section 801-10 of this Act. For the purposes of such program and not by way of limitation on any other program of the Authority, the Authority shall have the power to issue bonds, notes, or other evidences of indebtedness including commercial paper for purposes of providing a fund of capital from which it may make such loans. The Authority shall have the power to use any appropriations from the State made especially for the Authority’s Direct Loan Program for additional capital to make such loans or for the purposes of reserve funds or pledged funds which secure the Authority’s obligations of repayment of any bond, note or other form of indebtedness established for the purpose of providing capital for which it intends to make such loans under the

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Direct Loan Program. For the purpose of obtaining such capital, the Authority may also enter into agreements with financial institutions and other persons for the purpose of selling loans and developing a secondary market for such loans. Loans made under the Direct Loan Program may be in an amount not to exceed $300,000 and shall be made for a portion of an industrial project which does not exceed 50% of the total project. No loan may be made by the Authority unless approved by the affirmative vote of at least 8 members of the board. The Authority shall establish procedures and publish rules which shall provide for the submission, review, and analysis of each direct loan application and which shall preserve the ability of each board member to reach an individual business judgment regarding the propriety of making each direct loan. The collective discretion of the board to approve or disapprove each loan shall be unencumbered. The Authority may establish and collect such fees and charges, determine and enforce such terms and conditions, and charge such interest rates as it determines to be necessary and appropriate to the successful administration of the Direct Loan Program. The Authority may require such interests in collateral and such guarantees as it determines are necessary to project the Authority’s interest in the repayment of the principal and interest of each loan made under the Direct Loan Program.
     (s) The Authority may guarantee private loans to third parties up to a specified dollar amount in order to promote

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economic development in this State.
     (t) The Authority may adopt rules and regulations as may be necessary or advisable to implement the powers conferred by this Act.
     (u) The Authority shall have the power to issue bonds, notes or other evidences of indebtedness, which may be used to make loans to units of local government which are authorized to enter into loan agreements and other documents and to issue bonds, notes and other evidences of indebtedness for the purpose of financing the protection of storm sewer outfalls, the construction of adequate storm sewer outfalls, and the provision for flood protection of sanitary sewage treatment plans, in counties that have established a stormwater management planning committee in accordance with Section 5-1062 of the Counties Code. Any such loan shall be made by the Authority pursuant to the provisions of Section 820-5 to 820-60 of this Act. The unit of local government shall pay back to the Authority the principal amount of the loan, plus annual interest as determined by the Authority. The Authority shall have the power, subject to appropriations by the General Assembly, to subsidize or buy down a portion of the interest on such loans, up to 4% per annum.
     (v) The Authority may accept security interests as provided in Sections 11-3 and 11-3.3 of the Illinois Public Aid Code.
     (w) Moral Obligation. In the event that the Authority determines that monies of the Authority will not be sufficient

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for the payment of the principal of and interest on its bonds during the next State fiscal year, the Chairperson, as soon as practicable, shall certify to the Governor the amount required by the Authority to enable it to pay such principal of and interest on the bonds. The Governor shall submit the amount so certified to the General Assembly as soon as practicable, but no later than the end of the current State fiscal year. This subsection shall apply only to any bonds or notes as to which the Authority shall have determined, in the resolution authorizing the issuance of the bonds or notes, that this subsection shall apply. Whenever the Authority makes such a determination, that fact shall be plainly stated on the face of the bonds or notes and that fact shall also be reported to the Governor. In the event of a withdrawal of moneys from a reserve fund established with respect to any issue or issues of bonds of the Authority to pay principal or interest on those bonds, the Chairperson of the Authority, as soon as practicable, shall certify to the Governor the amount required to restore the reserve fund to the level required in the resolution or indenture securing those bonds. The Governor shall submit the amount so certified to the General Assembly as soon as practicable, but no later than the end of the current State fiscal year. The Authority shall obtain written approval from the Governor for any bonds and notes to be issued under this Section. In addition to any other bonds authorized to be issued under Sections 825-60, 825-65(e), 830-25 and 845-5, the

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principal amount of Authority bonds outstanding issued under this Section 801-40(w) or under 20 ILCS 3850/1-80 or 30 ILCS 360/2-6(c), which have been assumed by the Authority, shall not exceed $150,000,000. This subsection (w) shall in no way be applied to any bonds issued by the Authority on behalf of the Illinois Power Agency under Section 825-90 of this Act. (Source: P.A. 93-205, eff. 1-1-04; 94-91, eff. 7-1-05.)
     (20 ILCS 3501/825-90 new)
     Sec. 825-90. Illinois Power Agency Bonds.
     (a) In this Section:
     “Agency” means the Illinois Power Agency.
     “Agency loan agreement” means any agreement pursuant to which the Illinois Finance Authority agrees to loan the proceeds of its revenue bonds issued with respect to a specific Illinois Power Agency project to the Illinois Power Agency upon terms providing for loan repayment installments at least sufficient to pay when due all principal of, interest and premium, if any, on any revenue bonds of the Authority, if any, issued with respect to the Illinois Power Agency project, and providing for maintenance, insurance, and other matters as may be deemed desirable by the Authority.
     “Authority” means the Illinois Finance Authority.
     “Director” means the Director of the Illinois Power Agency.
     “Facility” means an electric generating unit or a co-generating unit that produces electricity along with

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related equipment necessary to connect the facility to an electric transmission or distribution system.
     “Governmental aggregator” means one or more units of local government that individually or collectively procures electricity to serve residential retail electrical loads located within its or their jurisdiction.
     “Local government” means a unit of local government as defined in Section 1 of Article VII of the Illinois Constitution of 1970.
     “Project” means any project as defined in the Illinois Power Agency Act.
     “Real property” means any interest in land, together with all structures, fixtures, and improvements thereon, including lands under water and riparian rights, any easements, covenants, licenses, leases, rights-of-way, uses, and other interests, together with any liens, judgments, mortgages, or other claims or security interests related to real property.
     “Revenue bond” means any bond, note, or other evidence of indebtedness issued by the Illinois Finance Authority on behalf of the Illinois Power Agency, the principal and interest of which is payable solely from revenues or income derived from any project or activity of the Agency.
     (b) Powers and duties; Illinois Power Agency Program. The Authority has the power:
     (1) To accept from time to time pursuant to an Agency loan agreement any pledge or a pledge agreement by the

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Agency subject to the requirements and limitations of the Illinois Power Agency Act.
     (2) To issue revenue bonds in one or more series pursuant to one or more resolutions of the Authority to loan funds to the Agency pursuant to one or more Agency loan agreements meeting the requirements of the Illinois Power Agency Act and providing for the payment of any interest deemed necessary on those revenue bonds, paying for the cost of issuance of those revenue bonds, providing for the payment of the cost of any guarantees, letters of credit, insurance contracts or other similar credit support or liquidity instruments, or providing for the funding of any reserves deemed necessary in connection with those revenue bonds and refunding or advance refunding of any such revenue bonds and the interest and any premium thereon, pursuant to this Act. Authority for the agreements shall conform to the requirements of the Illinois Power Agency Act. The Authority may issue up to $4,000,000,000 aggregate principal amount of revenue bonds, the net proceeds of which shall be loaned to the Agency pursuant to one or more Agency loan agreements. No revenue bonds issued to refund or advance refund revenue bonds issued under this Section may mature later than the longest maturity date of the series of bonds being refunded. After the aggregate original principal amount of revenue bonds authorized in this Section has been issued, the payment of any principal

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amount of those revenue bonds does not authorize the issuance of additional revenue bonds (except refunding revenue bonds). Such revenue bond authorization is in addition to any other bonds authorized in this Act. All bonds issued on behalf of the Agency must be issued by the Authority and must be revenue bonds. These revenue bonds may be taxable or tax-exempt.
     (3) To provide for the funding of any reserves or other funds or accounts deemed necessary by the Authority on behalf of the Agency in connection with its issuance of Agency revenue bonds.
     (4) To accept the pledge of any Agency revenue, including any payments thereon, and any other property or funds of the Agency or funds made available to the Authority through the applicable Agency loan agreement with the Agency that may be applied to such purpose, as security for any revenue bonds or any guarantees, letters of credit, insurance contracts, or similar credit support or liquidity instruments securing the revenue bonds.
     (5) To enter into agreements or contracts with third parties, whether public or private, including without limitation the United States of America, the State, or any department or agency thereof, to obtain any grants, loans, or guarantees that are deemed necessary or desirable by the Authority. Any such guarantee, agreement, or contract may contain terms and provisions necessary or desirable in

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connection with the program, subject to the requirements established by this Article.
     (6) To charge reasonable fees to defray the cost of obtaining letters of credit, insurance contracts, or other similar documents, and to charge such other reasonable fees to defray the cost of trustees, depositories, paying agents, legal counsel, bond registrars, escrow agents, and other administrative expenses. Any such fees shall be payable by the Agency, in such amounts and at such times as the Authority shall determine.
     (7) To obtain and maintain guarantees, letters of credit, insurance contracts, or similar credit support or liquidity instruments that are deemed necessary or desirable in connection with any revenue bonds or other obligations of the Authority for any Agency revenue bonds.
     (8) To provide technical assistance, at the request of the Agency, with respect to the financing or refinancing for any public purpose.
     (9) To sell, transfer, or otherwise defease revenue bonds issued on behalf of the Agency at the request and authorization of the Agency.
     (10) To enter into agreements or contracts with any person necessary or appropriate to place the payment obligations of the Agency relating to revenue bonds in whole or in part on any interest rate basis, cash flow basis, or other basis desired by the Authority, including

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without limitation agreements or contracts commonly known as “interest rate swap agreements”, “forward payment conversion agreements”, and “futures”, or agreements or contracts to exchange cash flows or a series of payments, or agreements or contracts, including without limitation agreements or contracts commonly known as “options”, “puts” or “calls”, to hedge payment, rate spread, or similar exposure; provided, that any such agreement or contract shall not constitute an obligation for borrowed money, and shall not be taken into account under Section 845-5 of this Act or any other debt limit of the Authority or the State of Illinois.
     (11) To make and enter into all other agreements and contracts and execute all instruments necessary or incidental to performance of its duties and the execution of its powers under this Article.
     (12) To contract for and finance the costs of audits and to contract for and finance the cost of project monitoring. Any such contract shall be executed only after it has been jointly negotiated by the Authority and the Agency.
     (13) To exercise such other powers as are necessary or incidental to the foregoing.
     (c) Illinois Power Agency participation. The Agency is authorized to voluntarily participate in this program as described in the Illinois Power Agency Act. The Authority may

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issue revenue bonds on behalf of the Agency pursuant to an Agency loan agreement entered into by the parties as set forth in the Illinois Power Agency Act. Any proceeds from the sale of those revenue bonds shall be deposited into the Illinois Power Agency Facilities Fund to be used by the Agency for the purposes set forth in the Illinois Power Agency Act.
     (d) Pledge of revenues by the Agency. Any pledge of revenues or other moneys made by the Agency shall be binding from the time the pledge is made. Revenues and other moneys so pledged shall be held in the Illinois Power Agency Facilities Fund, Illinois Power Agency Debt Service Fund, or other funds as directed by the Agency loan agreement. Revenues or other moneys so pledged and thereafter received by the State Treasurer shall immediately be subject to the lien of the pledge without any physical delivery thereof or further act, and the lien of any pledge shall be binding against all parties having claims of any kind of tort, contract, or otherwise against the Authority, irrespective of whether the parties have notice thereof. Neither the resolution nor any other instrument by which a pledge is created need be filed or recorded except in the records of the Authority. The State pledges to and agrees with the holders of revenue bonds, and the beneficial owners of the revenue bonds issued on behalf of the Agency, that the State shall not limit or restrict the rights hereby vested in the Authority to purchase, acquire, hold, sell, or defease revenue bonds or other investments or to establish and

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collect such fees or other charges as may be convenient or necessary to produce sufficient revenues to meet the expenses of operation of the Authority, and to fulfill the terms of any agreement made with the holders of the revenue bonds issued by the Authority on behalf of the Agency or in any way impair the rights or remedies of the holders of those revenue bonds or the beneficial owners of the revenue bonds until those revenue bonds are fully paid and discharged or provision for their payment has been made. The revenue bonds shall not be a debt of the State, the Authority, any political subdivision thereof (other than the Agency to the extent provided therein), any governmental aggregator as defined in the Illinois Power Agency Act, or any local government, and neither the State, the Authority, any political subdivision thereof (other than the Agency to the extent provided therein), any governmental aggregator, nor any local government shall be liable thereon. The Authority shall not have the power to pledge the credit, the revenues, or the taxing power of the State, any political subdivision thereof (other than the Agency to the extent provided in the Agency loan agreement relating to the revenue bonds in question), any governmental aggregator, or of any local government, and neither the credit, the revenues, nor the taxing power of the State, any political subdivision thereof (other than the Agency to the extent provided in the Agency loan agreement relating to the revenue bonds in question), any governmental aggregator, or of any local government shall be,

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or shall be deemed to be, pledged to the payment of any revenue bonds, or obligations of the Agency.
     (e) Exemption from taxation. The creation of the Illinois Power Agency is in all respects for the benefit of the people of Illinois and for the improvement of their health, safety, welfare, comfort, and security, and its purposes are public purposes. In consideration thereof, the revenue bonds issued on behalf of the Agency pursuant to this Act and the income from these revenue bonds may be free from all taxation by the State or its political subdivisions, except for estate, transfer, and inheritance taxes. The exemption from taxation provided by the preceding sentence shall apply to the income on any revenue bonds issued on behalf of the Agency only if the Authority with concurrence of the Agency in its sole judgment determines that the exemption enhances the marketability of the revenue bonds or reduces the interest rates that would otherwise be borne by the revenue bonds and that the project for which the revenue bonds will be issued will be owned by the Agency or another governmental entity and that the project is used for public consumption. For purposes of Section 250 of the Illinois Income Tax Act, the exemption of the Agency shall terminate after all of the revenue bonds have been paid. The amount of the income that shall be added and then subtracted on the Illinois income tax return of a taxpayer, subject to Section 203 of the Illinois Income Tax Act, from federal adjusted gross income or federal taxable income in computing Illinois base income shall

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be the interest net of any bond premium amortization.
     (20 ILCS 3501/845-5)
     Sec. 845-5. Bond limitations.
     (a) The Authority may not have outstanding at any one time bonds for any of its corporate purposes in an aggregate principal amount exceeding $25,200,000,000, excluding bonds issued to refund the bonds of the Authority or bonds of the Predecessor Authorities.
     (b) The Authority may not have outstanding at any one time revenue bonds in an aggregate principal amount exceeding $4,000,000,000 on behalf of the Illinois Power Agency as set forth in Section 825-90. Any such revenue bonds issued on behalf of the Illinois Power Agency pursuant to this Act shall not be counted against the bond authorization limit set forth in subsection (a).
     (Source: P.A. 93-205, eff. 1-1-04; 93-1101, eff. 3-31-05; 94-1068, eff. 8-1-06.)
     Section 5-920. The State Finance Act is amended by adding Sections 5.680, 5.681, 5.682, 5.683, and 6z-75 and by changing Section 8h as follows:
     (30 ILCS 105/5.680 new)
     Sec. 5.680. The Illinois Power Agency Operations Fund.

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     (30 ILCS 105/5.681 new)
     Sec. 5.681. The Illinois Power Agency Facilities Fund.
     (30 ILCS 105/5.682 new)
     Sec. 5.682. The Illinois Power Agency Debt Service Fund.
     (30 ILCS 105/5.683 new)
     Sec. 5.683. The Illinois Power Agency Trust Fund.
     (30 ILCS 105/6z-75 new)
     Sec. 6z-75. The Illinois Power Agency Trust Fund.
     (a) Creation. The Illinois Power Agency Trust Fund is created as a special fund in the State treasury. The State Treasurer shall be the custodian of the Fund. Amounts in the Fund, both principal and interest not appropriated, shall be invested as provided by law.
     (b) Funding and investment.
     (1) The Illinois Power Agency Trust Fund may accept, receive, and administer any grants, loans, or other funds made available to it by any source. Any such funds received by the Fund shall not be considered income, but shall be added to the principal of the Fund.
     (2) The investments of the Fund shall be managed by the Illinois State Board of Investment, for the purpose of obtaining a total return on investments for the long term, as provided for under Article 22A of the Illinois Pension

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Code.
     (c) Investment proceeds. Subject to the provisions of subsection (d) of this Section, the General Assembly may annually appropriate from the Illinois Power Agency Trust Fund to the Illinois Power Agency Operations Fund an amount not to exceed 90% of the annual investment income earned by the Fund to the Illinois Power Agency. Any investment income not appropriated by the General Assembly in a given fiscal year shall be added to the principal of the Fund, and thereafter considered a part thereof and not subject to appropriation as income earned by the Fund.
     (d) Expenditures.
     (1) During Fiscal Year 2008 and Fiscal Year 2009, the General Assembly shall not appropriate any of the investment income earned by the Illinois Power Agency Trust Fund to the Illinois Power Agency.
     (2) During Fiscal Year 2010 and Fiscal Year 2011, the General Assembly shall appropriate a portion of the investment income earned by the Illinois Power Agency Trust Fund to repay to the General Revenue Fund of the State of Illinois those amounts, if any, appropriated from the General Revenue Fund for the operation of the Illinois Power Agency during Fiscal Year 2008 and Fiscal Year 2009, so that at the end of Fiscal Year 2011, the entire amount, if any, appropriated from the General Revenue Fund for the operation of the Illinois Power Agency during Fiscal Year

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2008 and Fiscal Year 2009 will be repaid in full to the General Revenue Fund.
     (3) In Fiscal Year 2012 and thereafter, the General Assembly shall consider the need to balance its appropriations from the investment income earned by the Fund with the need to provide for the growth of the principal of the Illinois Power Agency Trust Fund in order to ensure that the Fund is able to produce sufficient investment income to fund the operations of the Illinois Power Agency in future years.
     (4) If the Illinois Power Agency shall cease operations, then, unless otherwise provided for by law or appropriation, the principal and any investment income earned by the Fund shall be transferred into the Supplemental Low-Income Energy Assistance Program (LIHEAP) Fund under Section 13 of the Energy Assistance Act of 1989.
     (e) Implementation. The provisions of this Section shall not be operative until the Illinois Power Agency Trust Fund has accumulated a principal balance of $25,000,000.
     (30 ILCS 105/8h)
     Sec. 8h. Transfers to General Revenue Fund.
     (a) Except as otherwise provided in this Section and Section 8n of this Act, and ~~(c) ,(d),or (e),~~ notwithstanding any other State law to the contrary, the Governor may, through June 30, 2007, from time to time direct the State Treasurer and

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Comptroller to transfer a specified sum from any fund held by the State Treasurer to the General Revenue Fund in order to help defray the State’s operating costs for the fiscal year. The total transfer under this Section from any fund in any fiscal year shall not exceed the lesser of (i) 8% of the revenues to be deposited into the fund during that fiscal year or (ii) an amount that leaves a remaining fund balance of 25% of the July 1 fund balance of that fiscal year. In fiscal year 2005 only, prior to calculating the July 1, 2004 final balances, the Governor may calculate and direct the State Treasurer with the Comptroller to transfer additional amounts determined by applying the formula authorized in Public Act 93-839 to the funds balances on July 1, 2003. No transfer may be made from a fund under this Section that would have the effect of reducing the available balance in the fund to an amount less than the amount remaining unexpended and unreserved from the total appropriation from that fund estimated to be expended for that fiscal year. This Section does not apply to any funds that are restricted by federal law to a specific use, to any funds in the Motor Fuel Tax Fund, the Intercity Passenger Rail Fund, the Hospital Provider Fund, the Medicaid Provider Relief Fund, the Teacher Health Insurance Security Fund, the Reviewing Court Alternative Dispute Resolution Fund, the Voters’ Guide Fund, the Foreign Language Interpreter Fund, the Lawyers’ Assistance Program Fund, the Supreme Court Federal Projects Fund, the Supreme Court Special State Projects Fund,

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the Supplemental Low-Income Energy Assistance Fund, the Good Samaritan Energy Trust Fund, the Low-Level Radioactive Waste Facility Development and Operation Fund, the Horse Racing Equity Trust Fund, or the Hospital Basic Services Preservation Fund, or to any funds to which subsection (f) of Section 20-40 of the Nursing and Advanced Practice Nursing Act applies. No transfers may be made under this Section from the Pet Population Control Fund. Notwithstanding any other provision of this Section, for fiscal year 2004, the total transfer under this Section from the Road Fund or the State Construction Account Fund shall not exceed the lesser of (i) 5% of the revenues to be deposited into the fund during that fiscal year or (ii) 25% of the beginning balance in the fund. For fiscal year 2005 through fiscal year 2007, no amounts may be transferred under this Section from the Road Fund, the State Construction Account Fund, the Criminal Justice Information Systems Trust Fund, the Wireless Service Emergency Fund, or the Mandatory Arbitration Fund.
     In determining the available balance in a fund, the Governor may include receipts, transfers into the fund, and other resources anticipated to be available in the fund in that fiscal year.
     The State Treasurer and Comptroller shall transfer the amounts designated under this Section as soon as may be practicable after receiving the direction to transfer from the Governor.

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     (a-5) Transfers directed to be made under this Section on or before February 28, 2006 that are still pending on May 19, 2006 (the effective date of Public Act 94-774) ~~this amendatory Act of the 94th General Assembly~~  shall be redirected as provided in Section 8n of this Act.
     (b) This Section does not apply to: (i) the Ticket For The Cure Fund; (ii) any fund established under the Community Senior Services and Resources Act; or (iii) on or after January 1, 2006 (the effective date of Public Act 94-511), the Child Labor and Day and Temporary Labor Enforcement Fund.
     (c) This Section does not apply to the Demutualization Trust Fund established under the Uniform Disposition of Unclaimed Property Act.
     (d) This Section does not apply to moneys set aside in the Illinois State Podiatric Disciplinary Fund for podiatric scholarships and residency programs under the Podiatric Scholarship and Residency Act.
     (e) Subsection (a) does not apply to, and no transfer may be made under this Section from, the Pension Stabilization Fund.
     (f) Subsection (a) does not apply to, and no transfer may be made under this Section from, the Illinois Power Agency Operations Fund, the Illinois Power Agency Facilities Fund, the Illinois Power Agency Debt Service Fund, and the Illinois Power Agency Trust Fund.
(Source: P.A. 93-32, eff. 6-20-03; 93-659, eff. 2-3-04; 93-674,

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eff. 6-10-04; 93-714, eff. 7-12-04; 93-801, eff. 7-22-04; 93-839, eff. 7-30-04; 93-1054, eff. 11-18-04; 93-1067, eff. 1-15-05; 94-91, eff. 7-1-05; 94-120, eff. 7-6-05; 94-511, eff. 1-1-06; 94-535, eff. 8-10-05; 94-639, eff. 8-22-05; 94-645, eff. 8-22-05; 94-648, eff. 1-1-06; 94-686, eff. 11-2-05; 94-691, eff. 11-2-05; 94-726, eff. 1-20-06; 94-773, eff. 5-18-06; 94-774, eff. 5-19-06; 94-804, eff. 5-26-06; 94-839, eff. 6-6-06; revised 6-19-06.)
     Section 5-925. The Illinois Procurement Code is amended by changing Sections 1-10, 1-15.15, 1-15.25, 15-1, 20-10, 30-20, 30-22, 30-25, 35-15, 35-20, 35-25, 35-30, 35-35, 35-40, and 50-70 as follows:
     (30 ILCS 500/1-10)
     Sec. 1-10. Application.
     (a) This Code applies only to procurements for which contractors were first solicited on or after July 1, 1998. This Code shall not be construed to affect or impair any contract, or any provision of a contract, entered into based on a solicitation prior to the implementation date of this Code as described in Article 99, including but not limited to any covenant entered into with respect to any revenue bonds or similar instruments. All procurements for which contracts are solicited between the effective date of Articles 50 and 99 and July 1, 1998 shall be substantially in accordance with this

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Code and its intent.
     (b) This Code shall apply regardless of the source of the funds with which the contracts are paid, including federal assistance moneys. This Code shall not apply to:
     (1) Contracts between the State and its political subdivisions or other governments, or between State governmental bodies except as specifically provided in this Code.
     (2) Grants, except for the filing requirements of Section 20-80.
     (3) Purchase of care.
     (4) Hiring of an individual as employee and not as an independent contractor, whether pursuant to an employment code or policy or by contract directly with that individual.
     (5) Collective bargaining contracts.
     (6) Purchase of real estate.
     (7) Contracts necessary to prepare for anticipated litigation, enforcement actions, or investigations, provided that the chief legal counsel to the Governor shall give his or her prior approval when the procuring agency is one subject to the jurisdiction of the Governor, and provided that the chief legal counsel of any other procuring entity subject to this Code shall give his or her prior approval when the procuring entity is not one subject to the jurisdiction of the Governor.

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     (8) Contracts for services to Northern Illinois University by a person, acting as an independent contractor, who is qualified by education, experience, and technical ability and is selected by negotiation for the purpose of providing non-credit educational service activities or products by means of specialized programs offered by the university.
     (9) Procurement expenditures by the Illinois Conservation Foundation when only private funds are used.
     (c) This Code does not apply to the electric power procurement process provided for under Section 1-75 of the Illinois Power Agency Act and Section 16-111.5 of the Public Utilities Act.
(Source: P.A. 91-627, eff. 8-19-99; 91-904, eff. 7-6-00; 92-797, eff. 8-15-02.)
     (30 ILCS 500/1-15.15)
     Sec. 1-15.15. Chief Procurement Officer. “Chief Procurement Officer” means:
     (1) for procurements for construction and construction-related services committed by law to the jurisdiction or responsibility of the Capital Development Board, the executive director of the Capital Development Board.
     (2) for procurements for all construction, construction-related services, operation of any facility, and the provision of any service or activity committed by law to

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the jurisdiction or responsibility of the Illinois Department of Transportation, including the direct or reimbursable expenditure of all federal funds for which the Department of Transportation is responsible or accountable for the use thereof in accordance with federal law, regulation, or procedure, the Secretary of Transportation.
     (3) for all procurements made by a public institution of higher education, a representative designated by the Governor.
     (4) for all procurements made by the Illinois Power Agency, the Director of the Illinois Power Agency.
     (5) ~~(4)~~ for all other procurements, the Director of the
Department of Central Management Services.
(Source: P.A. 90-572, eff. 2-6-98.)
     (30 ILCS 500/1-15.25)
     Sec. 1-15.25. Construction agency. “Construction agency” means the Capital Development Board for construction or remodeling of State-owned facilities; the Illinois Department of Transportation for construction or maintenance of roads, highways, bridges, and airports; the Illinois Toll Highway Authority for construction or maintenance of toll highways; the Illinois Power Agency for construction, maintenance, and expansion of Agency-owned facilities, as defined in Section 1-10 of the Illinois Power Agency Act; and any other State agency entering into construction contracts as authorized by law or by delegation from the chief procurement officer.

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(Source: P.A. 90-572, eff. 2-6-98.)
     (30 ILCS 500/15-1)
     Sec. 15-1. Publisher. The Department of Central Management Services is the State agency responsible for publishing its volumes of the Illinois Procurement Bulletin. The Capital Development Board is responsible for publishing its volumes of the Illinois Procurement Bulletin. The Department of Transportation is responsible for publishing its volumes of the Illinois Procurement Bulletin. The higher education chief procurement officer is responsible for publishing the higher education volumes of the Illinois Procurement Bulletin. The Illinois Power Agency is the State agency responsible for publishing its volumes of the Illinois Procurement Bulletin.
     Each volume of the Illinois Procurement Bulletin shall be available electronically and may be available in print. References in this Code to the publication and distribution of the Illinois Procurement Bulletin include both its print and electronic formats.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/20-10)
     Sec. 20-10. Competitive sealed bidding.
     (a) Conditions for use. All contracts shall be awarded by competitive sealed bidding except as otherwise provided in Section 20-5.

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     (b) Invitation for bids. An invitation for bids shall be issued and shall include a purchase description and the material contractual terms and conditions applicable to the procurement.
     (c) Public notice. Public notice of the invitation for bids shall be published in the Illinois Procurement Bulletin at least 14 days before the date set in the invitation for the opening of bids.
     (d) Bid opening. Bids shall be opened publicly in the presence of one or more witnesses at the time and place designated in the invitation for bids. The name of each bidder, the amount of each bid, and other relevant information as may be specified by rule shall be recorded. After the award of the contract, the winning bid and the record of each unsuccessful bid shall be open to public inspection.
     (e) Bid acceptance and bid evaluation. Bids shall be unconditionally accepted without alteration or correction, except as authorized in this Code. Bids shall be evaluated based on the requirements set forth in the invitation for bids, which may include criteria to determine acceptability such as inspection, testing, quality, workmanship, delivery, and suitability for a particular purpose. Those criteria that will affect the bid price and be considered in evaluation for award, such as discounts, transportation costs, and total or life cycle costs, shall be objectively measurable. The invitation for bids shall set forth the evaluation criteria to be used.

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     (f) Correction or withdrawal of bids. Correction or withdrawal of inadvertently erroneous bids before or after award, or cancellation of awards of contracts based on bid mistakes, shall be permitted in accordance with rules. After bid opening, no changes in bid prices or other provisions of bids prejudicial to the interest of the State or fair competition shall be permitted. All decisions to permit the correction or withdrawal of bids based on bid mistakes shall be supported by written determination made by a State purchasing officer.
     (g) Award. The contract shall be awarded with reasonable promptness by written notice to the lowest responsible and responsive bidder whose bid meets the requirements and criteria set forth in the invitation for bids, except when a State purchasing officer determines it is not in the best interest of the State and by written explanation determines another bidder shall receive the award. The explanation shall appear in the appropriate volume of the Illinois Procurement Bulletin.
     (h) Multi-step sealed bidding. When it is considered impracticable to initially prepare a purchase description to support an award based on price, an invitation for bids may be issued requesting the submission of unpriced offers to be followed by an invitation for bids limited to those bidders whose offers have been qualified under the criteria set forth in the first solicitation.
     (i) Alternative procedures. Notwithstanding any other

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provision of this Act to the contrary, the Director of the Illinois Power Agency may create alternative bidding procedures to be used in procuring professional services under Section 1-75 (a) of the Illinois Power Agency Act and Section 16 -111. 5 (c) of the Public Utilities Act. These alternative procedures shall be set forth together with the other criteria contained in the invitation for bids, and shall appear in the appropriate volume of the Illinois Procurement Bulletin.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/30-20)
     Sec. 30-20. Prequalification.
     (a) The Capital Development Board shall promulgate rules for the development of prequalified supplier lists for construction and construction-related professional services and the periodic updating of those lists. Construction and construction-related professional services contracts over $25,000 may be awarded to any qualified suppliers.
     (b) The Illinois Power Agency shall promulgate rules for the development of prequalified supplier lists for construction and construction-related professional services and the periodic updating of those lists. Construction and construction related professional services contracts over $25,000 may be awarded to any qualified suppliers, pursuant to a competitive bidding process.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)

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     (30 ILCS 500/30-22)
     Sec. 30-22. Construction contracts; responsible bidder requirements. To be considered a responsible bidder on a construction contract for purposes of this Code, a bidder must comply with all of the following requirements and must present satisfactory evidence of that compliance to the appropriate construction agency:
     (1) The bidder must comply with all applicable laws concerning the bidder’s entitlement to conduct business in Illinois.
     (2) The bidder must comply with all applicable provisions of the Prevailing Wage Act.
     (3) The bidder must comply with Subchapter VI (“Equal Employment Opportunities”) of Chapter 21 of Title 42 of the United States Code (42 U.S.C. 2000e and following) and with Federal Executive Order No. 11246 as amended by Executive Order No. 11375.
     (4) The bidder must have a valid Federal Employer Identification Number or, if an individual, a valid Social Security Number.
     (5) The bidder must have a valid certificate of insurance showing the following coverages: general liability, professional liability, product liability, workers’ compensation, completed operations, hazardous occupation, and automobile.

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     (6) The bidder and all bidder’s subcontractors must participate in applicable apprenticeship and training programs approved by and registered with the United States Department of Labor’s Bureau of Apprenticeship and Training.
     (7) For contracts with the Illinois Power Agency, the Director of the Illinois Power Agency may establish additional requirements for responsible bidders. These additional requirements, if established, shall be set forth together with the other criteria contained in the invitation for bids, and shall appear in the appropriate volume of the Illinois Procurement Bulletin.
     The provisions of this Section shall not apply to federally funded construction projects if such application would jeopardize the receipt or use of federal funds in support of such a project.
(Source: P.A. 93-642, eff. 6-1-04.)
     (30 ILCS 500/30-25)
     Sec. 30-25. Retention of a percentage of contract price. Whenever any contract entered into by a construction agency for the repair, remodeling, renovation, or construction of a building or structure, for the construction or maintenance of a highway, as those terms are defined in Article 2 of the Illinois Highway Code, for the construction or maintenance of facilities as that term is defined under Section 1-10 of the

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Illinois Power Agency Act, or for the reclamation of abandoned lands as those terms are defined in Article I of the Abandoned Mined Lands and Water Reclamation Act provides for the retention of a percentage of the contract price until final completion and acceptance of the work, upon the request of the contractor and with the approval of the construction agency the amount so retained may be deposited under a trust agreement with an Illinois bank or financial institution of the contractor’s choice and subject to the approval of the construction agency. The contractor shall receive any interest on the deposited amount. Upon application by the contractor, the trust agreement must contain, at a minimum, the following provisions:
     (1) the amount to be deposited subject to the trust;
     (2) the terms and conditions of payment in case of default by the contractor;
     (3) the termination of the trust agreement upon completion of the contract; and
     (4) the contractor shall be responsible for obtaining the written consent of the bank trustee and for any costs or service fees.
     The trust agreement may, at the discretion of the construction agency and upon request of the contractor, become effective at the time of the first partial payment in accordance with existing statutes and rules. (Source: P.A. 90-572, eff. date — See Sec. 99-5.)

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     (30 ILCS 500/35-15)
     Sec. 35-15. Prequalification.
     (a) The Director of Central Management Services, the Illinois Power Agency, and the higher education chief procurement officer shall each develop appropriate and reasonable prequalification standards and categories of professional and artistic services.
     (b) The prequalifications and categorizations shall be submitted to the Procurement Policy Board and published for public comment prior to their submission to the Joint Committee on Administrative Rules for approval.
     (c) The Director of Central Management Services, the Illinois Power Agency, and the higher education chief procurement officer shall each also assemble and maintain a comprehensive list of prequalified and categorized businesses and persons.
     (d) Prequalification shall not be used to bar or prevent any qualified business or person for bidding or responding to invitations for bid or proposal.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/35-20)
     Sec. 35-20. Uniformity in procurement.
     (a) The Director of Central Management Services, the Illinois Power Agency, and the higher education chief

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procurement officer shall each develop, cause to be printed, and distribute uniform documents for the solicitation, review, and acceptance of all professional and artistic services.
     (b) All chief procurement officers, State purchasing officers, and their designees shall use the appropriate uniform procedures and forms specified in this Code for all professional and artistic services.
     (c) These forms shall include in detail, in writing, at least:
     (1) a description of the goal to be achieved;
     (2) the services to be performed;
     (3) the need for the service;
     (4) the qualifications that are necessary; and
     (5) a plan for post-performance review.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/35-25)
     Sec. 35-25. Uniformity in contract.
     (a) The Director of Central Management Services, the Illinois Power Agency, and the higher education chief procurement officer shall each develop, cause to be printed, and distribute uniform documents for the contracting of professional and artistic services.
     (b) All chief procurement officers, State purchasing officers, and their designees shall use the appropriate uniform contracts and forms in contracting for all professional and

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artistic services.
(c) These contracts and forms shall include in detail, in writing, at least:
     (1) the detail listed in subsection (c) of Section 35-20;
     (2) the duration of the contract, with a schedule of delivery, when applicable;
     (3) the method for charging and measuring cost (hourly, per day, etc.);
     (4) the rate of remuneration; and
     (5) the maximum price.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/35-30)
     Sec. 35-30. Awards.
     (a) All State contracts for professional and artistic services, except as provided in this Section, shall be awarded using the competitive request for proposal process outlined in this Section.
     (b) For each contract offered, the chief procurement officer, State purchasing officer, or his or her designee shall use the appropriate standard solicitation forms available from the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer.
     (c) Prepared forms shall be submitted to the Department of

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Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate, for publication in its Illinois Procurement Bulletin and circulation to the Department of Central Management Services’ or the higher education chief procurement officer’s list of prequalified vendors. Notice of the offer or request for proposal shall appear at least 14 days before the response to the offer is due.
     (d) All interested respondents shall return their responses to the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate, which shall open and record them. The Department or higher education chief procurement officer then shall forward the responses, together with any information it has available about the qualifications and other State work of the respondents.
     (e) After evaluation, ranking, and selection, the responsible chief procurement officer, State purchasing officer, or his or her designee shall notify the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate, of the successful respondent and shall forward a copy of the signed contract for the Department’s, Agency’s, or higher education chief procurement officer’s file. The Department, Agency, or higher education chief procurement officer shall publish the names of the responsible procurement

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decision-maker, the agency letting the contract, the successful respondent, a contract reference, and value of the let contract in the next appropriate volume of the Illinois Procurement Bulletin.
     (f) For all professional and artistic contracts with annualized value that exceeds $25,000, evaluation and ranking by price are required. Any chief procurement officer or State purchasing officer, but not their designees, may select an offeror other than the lowest bidder by price. In any case, when the contract exceeds the $25,000 threshold ~~threshhold~~ and the lowest bidder is not selected, the chief procurement officer or the State purchasing officer shall forward together with the contract notice of who the low bidder was and a written decision as to why another was selected to the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate. The Department, Agency, or higher education chief procurement officer shall publish as provided in subsection (e) of Section 35-30, but shall include notice of the chief procurement officer’s or State purchasing officer’s written decision.
     (g) The Department of Central Management Services, the Illinois Power Agency, and higher education chief procurement officer may each refine, but not contradict, this Section by promulgating rules for submission to the Procurement Policy Board and then to the Joint Committee on Administrative Rules.

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Any refinement shall be based on the principles and procedures of the federal Architect-Engineer Selection Law, Public Law 92-582 Brooks Act, and the Architectural, Engineering, and Land Surveying Qualifications Based Selection Act; except that pricing shall be an integral part of the selection process.
(Source: P.A. 90-572, eff. date — See Sec. 99-5; revised 10-19-05.)
     (30 ILCS 500/35-35)
     Sec. 35-35. Exceptions.
     (a) Exceptions to Section 35-30 are allowed for sole source procurements, emergency procurements, and at the discretion of the chief procurement officer or the State purchasing officer, but not their designees, for professional and artistic contracts that are nonrenewable, one year or less in duration, and have a value of less than $20,000.
     (b) All exceptions granted under this Article must still be submitted to the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate, and published as provided for in subsection (f) of Section 35-30, shall name the authorizing chief procurement officer or State purchasing officer, and shall include a brief explanation of the reason for the exception.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)

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     (30 ILCS 500/35-40)
     Sec. 35-40. Subcontractors.
     (a) Any contract granted under this Article shall state whether the services of a subcontractor will be used. The contract shall include the names and addresses of all subcontractors and the expected amount of money each will receive under the contract.
     (b) If at any time during the term of a contract, a contractor adds or changes any subcontractors, he or she shall promptly notify, in writing, the Department of Central Management Services, the Illinois Power Agency, or the higher education chief procurement officer, whichever is appropriate, and the responsible chief procurement officer, State purchasing officer, or their designee of the names and addresses and the expected amount of money each new or replaced subcontractor will receive.
(Source: P.A. 90-572, eff. date — See Sec. 99-5.)
     (30 ILCS 500/50-70)
     Sec. 50-70. Additional provisions. This Code is subject to applicable provisions of the following Acts:
     (1) Article 33E of the Criminal Code of 1961;
     (2) the Illinois Human Rights Act;
     (3) the Discriminatory Club Act;
     (4) the Illinois Governmental Ethics Act;
     (5) the State Prompt Payment Act;

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     (6) the Public Officer Prohibited Activities Act; ~~and~~
     (7) the Drug Free Workplace Act; and ~~.~~
     (8) the Illinois Power Agency Act.
(Source: P.A. 90-572, eff. 2-6-98.)
     Section 5-930. The State Property Control Act is amended by changing Section 1.02 as follows:
     (30 ILCS 605/1.02) (from Ch. 127, par. 133b3)
     Sec. 1.02. “Property” means State owned property and includes all real estate, with the exception of rights of way for State water resource and highway improvements, traffic signs and traffic signals, and with the exception of common school property; and all tangible personal property with the exception of properties specifically exempted by the administrator, provided that any property originally classified as real property which has been detached from its structure shall be classified as personal property.
     “Property” does not include property owned by the Illinois Medical District Commission and leased or occupied by others for purposes permitted under the Illinois Medical District Act. “Property” also does not include property owned and held by the Illinois Medical District Commission for redevelopment.
     “Property” does not include property described under Section 5 of Public Act 92-371 with respect to depositing the net proceeds from the sale or exchange of the property as

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provided in Section 10 of that Act.
     “Property” does not include that property described under Section 5 of Public Act 94-405  ~~this amendatory Act of the 94th General Assembly~~.
     “Property” does not include real property owned or operated by the Illinois Power Agency or any electricity generated on that real property or by the Agency. For purposes of this subsection only, “real property” includes any interest in land, all buildings and improvements located thereon, and all fixtures and equipment used or designed for the production and transmission of electricity located thereon.
(Source: P.A. 94-405, eff. 8-2-05; revised 8-31-05.)
     Section 5-935. The Public Utilities Act is amended by changing Sections 3-105, 4-404, 4-502, 8-403, 16-101A, 16-111, and 16-113 and by adding Sections 12-103, 16-103.1, 16-111.5, 16-111.5A, 16-111.6, 16-126.1, and 16-127 as follows:
     (220 ILCS 5/3-105) (from Ch. 111 2/3, par. 3-105)
     Sec. 3-105. Public utility.
     (a) “Public utility” means and includes, except where otherwise expressly provided in this Section, every corporation, company, limited liability company, association, joint stock company or association, firm, partnership or individual, their lessees, trustees, or receivers appointed by any court whatsoever that owns, controls, operates or manages,

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within this State, directly or indirectly, for public use, any plant, equipment or property used or to be used for or in connection with, or owns or controls any franchise, license, permit or right to engage in:
     (1) ~~a.~~  the production, storage, transmission, sale, delivery or furnishing of heat, cold, power, electricity, water, or light, except when used solely for communications purposes;
     (2) ~~b.~~  the disposal of sewerage; or
     (3) ~~c.~~  the conveyance of oil or gas by pipe line.
(b) “Public utility” does not include, however:
     (1) ~~.~~ public utilities that are owned and operated by any political subdivision, public institution of higher education or municipal corporation of this State, or public utilities that are owned by such political subdivision, public institution of higher education, or municipal corporation and operated by any of its lessees or operating agents;
     (2) ~~.~~ water companies which are purely mutual concerns, having no rates or charges for services, but paying the operating expenses by assessment upon the members of such a company and no other person;
     (3) ~~.~~ electric cooperatives as defined in Section 3-119;
     (4) ~~.~~ the following natural gas cooperatives:
     (A) residential natural gas cooperatives that are

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not-for-profit corporations established for the purpose of administering and operating, on a cooperative basis, the furnishing of natural gas to residences for the benefit of their members who are residential consumers of natural gas. For entities qualifying as residential natural gas cooperatives and recognized by the Illinois Commerce Commission as such, the State shall guarantee legally binding contracts entered into by residential natural gas cooperatives for the express purpose of acquiring natural gas supplies for their members. The Illinois Commerce Commission shall establish rules and regulations providing for such guarantees. The total liability of the State in providing all such guarantees shall not at any time exceed $1,000,000, nor shall the State provide such a guarantee to a residential natural gas cooperative for more than 3 consecutive years; and
     (B) natural gas cooperatives that are not-for-profit corporations operated for the purpose of administering, on a cooperative basis, the furnishing of natural gas for the benefit of their members and that, prior to 90 days after the effective date of this amendatory Act of the 94th General Assembly, either had acquired or had entered into an asset purchase agreement to acquire all or substantially all of the operating assets of a public

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utility or natural gas cooperative with the intention of operating those assets as a natural gas cooperative;
     (5) ~~.~~ sewage disposal companies which provide sewage disposal services on a mutual basis without establishing rates or charges for services, but paying the operating expenses by assessment upon the members of the company and no others;
     (6) ~~.~~ (Blank);
     (7) ~~.~~ cogeneration facilities, small power production facilities, and other qualifying facilities, as defined in the Public Utility Regulatory Policies Act and regulations promulgated thereunder, except to the extent State regulatory jurisdiction and action is required or authorized by federal law, regulations, regulatory decisions or the decisions of federal or State courts of competent jurisdiction;
     (8) ~~.~~ the ownership or operation of a facility that sells compressed natural gas at retail to the public for use only as a motor vehicle fuel and the selling of compressed natural gas at retail to the public for use only as a motor vehicle fuel; ~~and~~
     (9) ~~.~~ alternative retail electric suppliers as defined in Article XVI; and ~~.~~
     (10) the Illinois Power Agency.
(Source: P.A. 94-738, eff. 5-4-06.)

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     (220 ILCS 5/4-404)
     Sec. 4-404. Protection of confidential and proprietary information. The Commission shall provide adequate protection for confidential and proprietary information furnished, delivered or filed by any person, corporation or other entity, including proprietary information provided to the Commission by the Illinois Power Agency.
(Source: P.A. 90-561, eff. 12-16-97.)
     (220 ILCS 5/4-502)
     Sec. 4-502. Small public utility or telecommunications carrier; acquisition by capable utility; Commission determination; procedure.
     (a) The Commission may provide for the acquisition of a small public utility or telecommunications carrier by a capable public utility or telecommunications carrier, if the Commission, after notice and an opportunity to be heard, determines one or more of the following:
     (1) the small public utility or telecommunications carrier is failing to provide safe, adequate, or reliable service;
     (2) the small public utility or telecommunications carrier no longer possesses sufficient technical, financial, or managerial resources and abilities to provide the service or services for which its certificate was originally granted;

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     (3) the small public utility or telecommunications carrier has been actually or effectively abandoned by its owners or operators;
     (4) the small public utility or telecommunications carrier has defaulted on a bond, note, or loan issued or guaranteed by a department, office, commission, board, authority, or other unit of State government;
     (5) the small public utility or telecommunications carrier has wilfully failed to comply with any provision of this Act, any other provision of State or federal law, or any rule, regulation, order, or decision of the Commission; or
     (6) the small public utility or telecommunications carrier has wilfully allowed property owned or controlled by it to be used in violation of this Act, any other provision of State or federal law, or any rule, regulation, order, or decision of the Commission.
     (b) As used in this Section, “small public utility or telecommunications carrier” means a public utility or telecommunications carrier that regularly provides service to fewer than 7,500 customers.
     (c) In making a determination under subsection (a), the Commission shall consider all of the following:
     (1) The financial, managerial, and technical ability of the small public utility or telecommunications carrier.
     (2) The financial, managerial, and technical ability

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of all proximate public utilities or telecommunications carriers providing the same type of service.
     (3) The expenditures that may be necessary to make improvements to the small public utility or telecommunications carrier to assure compliance with applicable statutory and regulatory standards concerning the adequacy, efficiency, safety, or reasonableness of utility service.
     (4) The expansion of the service territory of the acquiring capable public utility or telecommunications carrier to include the service area of the small public utility or telecommunications carrier to be acquired.
     (5) Whether the rates charged by the acquiring capable public utility or telecommunications carrier to its acquisition customers will increase unreasonably because of the acquisition.
     (6) Any other matter that may be relevant.
     (d) For the purposes of this Section, a “capable public utility or telecommunications carrier” means a public utility, as defined under Section 3-105 of this Act, including those entities listed in items (1) through (5) of subsection (b) ~~subsections 1 through 5~~ of Section 3-105, or a telecommunications carrier, as defined under Section 13-202 of this Act, including those entities listed in subsections (a) and (b) of Section 13-202, that:
     (1) regularly provides the same type of service as the

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small public utility or telecommunications carrier, to 7,500 or more customers, and provides safe, adequate, and reliable service to those customers; however, public utility or telecommunications carrier that would otherwise be a capable public utility except for the fact that it has fewer than 7,500 customers may elect to be a capable public utility or telecommunications carrier for the purposes of this Section regardless of the number of its customers and regardless of whether or not it is proximate to the small public utility or telecommunications carrier to be acquired;
     (2) is not an affiliated interest of the small public utility or telecommunications carrier;
     (3) agrees to acquire the small public utility or telecommunications carrier that is the subject of the proceeding, under the terms and conditions contained in the Commission order approving the acquisition; and
     (4) is financially, managerially, and technically capable of acquiring and operating the small public utility or telecommunications carrier in compliance with applicable statutory and regulatory standards.
     (e) The Commission may, on its own motion or upon petition, initiate a proceeding in order to determine whether an order of acquisition should be entered. Upon the establishment of a prima facie case that the acquisition of the small public utility or telecommunications carrier would be in the public

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interest and in compliance with the provisions of this Section all of the following apply:
     (1) The small public utility or telecommunications carrier that is the subject of the acquisition proceedings has the burden of proving its ability to render safe, adequate, and reliable service at just and reasonable rates.
     (2) The small public utility or telecommunications carrier that is the subject of the acquisition proceedings may present evidence to demonstrate the practicality and feasibility of the following alternatives to acquisition:
     (A) the reorganization of the small public utility or telecommunications carrier under new management;
     (B) the entering of a contract with another public utility, telecommunications carrier, or a management or service company to operate the small public utility or telecommunications carrier;
     (C) the appointment of a receiver to operate the small public utility or telecommunications carrier, in accordance with the provisions of Section 4-501 of this Act; or
     (D) the merger of the small public utility or telecommunications carrier with one or more other public utilities or telecommunications carriers.
     (3) A public utility or telecommunications carrier that desires to acquire the small public utility or

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telecommunications carrier has the burden of proving that it is a capable public utility or telecommunications carrier.
     (f) Subject to the determinations and considerations required by subsections (a), (b), (c), (d) and (e) of this Section, the Commission shall issue an order concerning the acquisition of the small public utility or telecommunications carrier by a capable public utility or telecommunications carrier. If the Commission finds that the small public utility or telecommunications carrier should be acquired by the capable public utility or telecommunications carrier, the order shall also provide for the extension of the service area of the acquiring capable public utility or telecommunications carrier.
     (g) The price for the acquisition of the small public utility or telecommunications carrier shall be determined by agreement between the small public utility or telecommunications carrier and the acquiring capable public utility or telecommunications carrier subject to a determination by the Commission that the price is reasonable. If the small public utility or telecommunications carrier and the acquiring capable public utility or telecommunications carrier are unable to agree on the acquisition price or the Commission disapproves the acquisition price upon which they have agreed, the Commission shall issue an order directing the acquiring capable public utility or telecommunications carrier

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to acquire the small public utility or telecommunications carrier by following the procedure prescribed for the exercise of the powers of eminent domain under Section 8-509 of this Act.
     (h) The Commission may, in its discretion and for a reasonable period of time after the date of acquisition, allow the acquiring capable public utility or telecommunications carrier to charge and collect rates from the customers of the acquired small public utility or telecommunications carrier under a separate tariff.
     (i) A capable public utility or telecommunications carrier ordered by the Commission to acquire a small public utility or telecommunications carrier shall submit to the Commission for approval before the acquisition a plan, including a timetable, for bringing the small public utility or telecommunications carrier into compliance with applicable statutory and regulatory standards.
(Source: P.A. 91-357, eff. 7-29-99.)
     (220 ILCS 5/8-403) (from Ch. 111 2/3, par. 8-403)
     Sec. 8-403. The Commission shall design and implement policies which encourage the economical utilization of cogeneration and small power production, as these terms are defined in Section 3-105, item (7) of subsection (b) ~~paragraph 7~~, including specifically, but not limited to, the cogeneration or production of heat, steam or electricity by municipal

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corporations or any other political subdivision of this State. No public utility shall discriminate in any way with respect to the conditions or price for provision of maintenance power, standby power and supplementary power as these terms are defined by current Commission rules, or for any other service.
The prices charged by a utility for maintenance power, standby power, supplementary power and all other such services shall be cost-based and just and reasonable.
     The Commission shall conduct a study of procedures and policies to encourage the full and economical utilization of cogeneration and small power production including, but not limited to, (1) requiring utilities to pay full avoided costs, including long-term avoided capacity costs to cogenerators and small power producers and (2) requiring utilities to make available upon request of the State or a unit of local government, transmission and distribution services to transmit electrical energy produced by cogeneration or small power production facilities located in any structure or on any real property of the State or unit of local government to other locations of this State or a unit of local government. The Commission shall report on this study, with recommendation for legislative consideration, to the General Assembly by March 1, 1986.
(Source: P.A. 84-1118.)
     (220 ILCS 5/12-103 new)

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     Sec. 12-103. Energy efficiency and demand-response measures.
     (a) It is the policy of the State that electric utilities are required to use cost-effective energy efficiency and demand-response measures to reduce delivery load. Requiring investment in cost-effective energy efficiency and demand-response measures will reduce direct and indirect costs to consumers by decreasing environmental impacts and by avoiding or delaying the need for new generation, transmission, and distribution infrastructure. It serves the public interest to allow electric utilities to recover costs for reasonably and prudently incurred expenses for energy efficiency and demand-response measures. As used in this Section, “cost-effective” means that the measures satisfy the total resource cost test. The low-income measures described in subsection (f)(4) of this Section shall not be required to meet the total resource cost test. For purposes of this Section, the terms “energy-efficiency”, “demand-response”, and “total resource cost test” shall have the meanings set forth in the Illinois Power Agency Act. For purposes of this Section, the amount per kilowatthour means the total amount paid for electric service expressed on a per kilowatthour basis. For purposes of this Section, the total amount paid for electric service includes without limitation estimated amounts paid for supply, transmission, distribution, surcharges, and add-on-taxes.

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     (b) Electric utilities shall implement cost-effective energy efficiency measures to meet the following incremental annual energy savings goals:
     (1) 0.2% of energy delivered in the year commencing June 1, 2008;
     (2) 0.4% of energy delivered in the year commencing June 1, 2009;
     (3) 0.6% of energy delivered in the year commencing June 1, 2010;
     (4) 0.8% of energy delivered in the year commencing June 1, 2011;
     (5) 1% of energy delivered in the year commencing June 1, 2012;
     (6) 1.4% of energy delivered in the year commencing June 1, 2013;
     (7) 1.8% of energy delivered in the year commencing June 1, 2014; and
     (8) 2% of energy delivered in the year commencing June 1, 2015 and each year thereafter.
     (c) Electric utilities shall implement cost-effective demand-response measures to reduce peak demand by 0.1% over the prior year for eligible retail customers, as defined in Section 16-111.5 of this Act. This requirement commences June 1, 2008 and continues for 10 years.
     (d) Notwithstanding the requirements of subsections (b) and (c) of this Section, an electric utility shall reduce the

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amount of energy efficiency and demand-response measures implemented in any single year by an amount necessary to limit the estimated average increase in the amounts paid by retail customers in connection with electric service due to the cost of those measures to:
          (1) in 2008, no more than 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
          (2) in 2009, the greater of an additional 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2008 or 1% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
          (3) in 2010, the greater of an additional 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2009 or 1.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007;
          (4) in 2011, the greater of an additional 0.5% of the amount paid per kilowatthour by those customers during the year ending May 31, 2010 or 2% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007; and
          (5) thereafter, the amount of energy efficiency and demand-response measures implemented for any single year shall be reduced by an amount necessary to limit the

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estimated average net increase due to the cost of these measures included in the amounts paid by eligible retail customers in connection with electric service to no more than the greater of 2.015% of the amount paid per kilowatthour by those customers during the year ending May 31, 2007 or the incremental amount per kilowatthour paid for these measures in 2011.
     No later than June 30, 2011, the Commission shall review the limitation on the amount of energy efficiency and demand-response measures implemented pursuant to this Section and report to the General Assembly its findings as to whether that limitation unduly constrains the procurement of energy efficiency and demand-response measures.
     (e) Electric utilities shall be responsible for overseeing the design, development, and filing of energy efficiency and demand-response plans with the Commission. Electric utilities shall implement 100% of the demand-response measures in the plans. Electric utilities shall implement 75% of the energy efficiency measures approved by the Commission, and may, as part of that implementation, outsource various aspects of program development and implementation. The remaining 25% of those energy efficiency measures approved by the Commission shall be implemented by the Department of Commerce and Economic Opportunity, and must be designed in conjunction with the utility and the filing process. The Department may outsource development and implementation of energy efficiency measures.

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A minimum of 10% of the entire portfolio of cost-effective energy efficiency measures shall be procured from units of local government, municipal corporations, school districts, and community college districts. The Department shall coordinate the implementation of these measures.
     The apportionment of the dollars to cover the costs to implement the Department’s share of the portfolio of energy efficiency measures shall be made to the Department once the Department has executed grants or contracts for energy efficiency measures and provided supporting documentation for those grants and the contracts to the utility.
     The details of the measures implemented by the Department shall be submitted by the Department to the Commission in connection with the utility’s filing regarding the energy efficiency and demand-response measures that the utility implements.
     A utility providing approved energy efficiency and demand-response measures in the State shall be permitted to recover costs of those measures through an automatic adjustment clause tariff filed with and approved by the Commission. The tariff shall be established outside the context of a general rate case. Each year the Commission shall initiate a review to reconcile any amounts collected with the actual costs and to determine the required adjustment to the annual tariff factor to match annual expenditures.
     Each utility shall include, in its recovery of costs, the

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costs estimated for both the utility’s and the Department’s implementation of energy efficiency and demand-response measures. Costs collected by the utility for measures implemented by the Department shall be submitted to the Department pursuant to Section 605-323 of the Civil Administrative Code of Illinois and shall be used by the Department solely for the purpose of implementing these measures. A utility shall not be required to advance any moneys to the Department but only to forward such funds as it has collected. The Department shall report to the Commission on an annual basis regarding the costs actually incurred by the Department in the implementation of the measures. Any changes to the costs of energy efficiency measures as a result of plan modifications shall be appropriately reflected in amounts recovered by the utility and turned over to the Department.
     The portfolio of measures, administered by both the utilities and the Department, shall, in combination, be designed to achieve the annual savings targets described in subsections (b) and (c) of this Section, as modified by subsection (d) of this Section.
     The utility and the Department shall agree upon a reasonable portfolio of measures and determine the measurable corresponding percentage of the savings goals associated with measures implemented by the utility or Department.
     No utility shall be assessed a penalty under subsection (f) of this Section for failure to make a timely filing if that

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failure is the result of a lack of agreement with the Department with respect to the allocation of responsibilities or related costs or target assignments. In that case, the Department and the utility shall file their respective plans with the Commission and the Commission shall determine an appropriate division of measures and programs that meets the requirements of this Section.
     If the Department is unable to meet incremental annual performance goals for the portion of the portfolio implemented by the Department, then the utility and the Department shall jointly submit a modified filing to the Commission explaining the performance shortfall and recommending an appropriate course going forward, including any program modifications that may be appropriate in light of the evaluations conducted under item (7) of subsection (f) of this Section. In this case, the utility obligation to collect the Department’s costs and turn over those funds to the Department under this subsection (e) shall continue only if the Commission approves the modifications to the plan proposed by the Department.
     (f) No later than November 15, 2007, each electric utility shall file an energy efficiency and demand-response plan with the Commission to meet the energy efficiency and demand-response standards for 2008 through 2010. Every 3 years thereafter, each electric utility shall file an energy efficiency and demand-response plan with the Commission. If a utility does not file such a plan, it shall face a penalty of

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$100,000 per day until the plan is filed. Each utility’s plan shall set forth the utility’s proposals to meet the utility’s portion of the energy efficiency standards identified in subsection (b) and the demand-response standards identified in subsection (c) of this Section as modified by subsections (d) and (e), taking into account the unique circumstances of the utility’s service territory. The Commission shall seek public comment on the utility’s plan and shall issue an order approving or disapproving each plan within 3 months after its submission. If the Commission disapproves a plan, the Commission shall, within 30 days, describe in detail the reasons for the disapproval and describe a path by which the utility may file a revised draft of the plan to address the Commission’s concerns satisfactorily. If the utility does not refile with the Commission within 60 days, the utility shall be subject to penalties at a rate of $100,000 per day until the plan is filed. This process shall continue, and penalties shall accrue, until the utility has successfully filed a portfolio of energy efficiency and demand-response measures. Penalties shall be deposited into the Energy Efficiency Trust Fund. In submitting proposed energy efficiency and demand-response plans and funding levels to meet the savings goals adopted by this Act the utility shall:
     (1) Demonstrate that its proposed energy efficiency and demand-response measures will achieve the requirements that are identified in subsections (b) and (c) of this

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Section, as modified by subsections (d) and (e).
     (2) Present specific proposals to implement new building and appliance standards that have been placed into effect.
     (3) Present estimates of the total amount paid for electric service expressed on a per kilowatthour basis associated with the proposed portfolio of measures designed to meet the requirements that are identified in subsections (b) and (c) of this Section, as modified by subsections (d) and (e).
     (4) Coordinate with the Department and the Department of Healthcare and Family Services to present a portfolio of energy efficiency measures targeted to households at or below 150% of the poverty level at a level proportionate to those households’ share of total annual utility revenues in Illinois.
     (5) Demonstrate that its overall portfolio of energy efficiency and demand-response measures, not including programs covered by item (4) of this subsection (f), are cost-effective using the total resource cost test and represent a diverse cross-section of opportunities for customers of all rate classes to participate in the programs.
     (6) Include a proposed cost-recovery tariff mechanism to fund the proposed energy efficiency and demand-response measures and to ensure the recovery of the prudently and

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reasonably incurred costs of Commission-approved programs.
     (7) Provide for an annual independent evaluation of the performance of the cost-effectiveness of the utility’s portfolio of measures and the Department’s portfolio of measures, as well as a full review of the 3-year results of the broader net program impacts and, to the extent practical, for adjustment of the measures on a going-forward basis as a result of the evaluations. The resources dedicated to evaluation shall not exceed 3% of portfolio resources in any given year.
     (g) No more than 3% of energy efficiency and demand-response program revenue may be allocated for demonstration of breakthrough equipment and devices.
     (h) This Section does not apply to an electric utility that on December 31, 2005 provided electric service to fewer than 100,000 customers in Illinois.
     (i) If, after 2 years, an electric utility fails to meet the efficiency standard specified in subsection (b) of this Section, as modified by subsections (d) and (e), it shall make a contribution to the Low-Income Home Energy Assistance Program. The combined total liability for failure to meet the goal shall be $1,000,000, which shall be assessed as follows: a large electric utility shall pay $665,000, and a medium electric utility shall pay $335,000. If, after 3 years, an electric utility fails to meet the efficiency standard specified in subsection (b) of this Section, as modified by

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subsections (d) and (e), it shall make a contribution to the Low-Income Home Energy Assistance Program. The combined total liability for failure to meet the goal shall be $1,000,000, which shall be assessed as follows: a large electric utility shall pay $665,000, and a medium electric utility shall pay $335,000. In addition, the responsibility for implementing the energy efficiency measures of the utility making the payment shall be transferred to the Illinois Power Agency if, after 3 years, or in any subsequent 3-year period, the utility fails to meet the efficiency standard specified in subsection (b) of this Section, as modified by subsections (d) and (e). The Agency shall implement a competitive procurement program to procure resources necessary to meet the standards specified in this Section as modified by subsections (d) and (e), with costs for those resources to be recovered in the same manner as products purchased through the procurement plan as provided in Section 16-111.5. The Director shall implement this requirement in connection with the procurement plan as provided in Section 16-111.5.
     For purposes of this Section, (i) a “large electric utility” is an electric utility that, on December 31, 2005, served more than 2,000,000 electric customers in Illinois; (ii) a “medium electric utility” is an electric utility that, on December 31, 2005, served 2,000,000 or fewer but more than 100,000 electric customers in Illinois; and (iii) Illinois electric utilities that are affiliated by virtue of a common

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parent company are considered a single electric utility.
     (j) If, after 3 years, or any subsequent 3-year period, the Department fails to implement the Department’s share of energy efficiency measures required by the standards in subsection (b), then the Illinois Power Agency may assume responsibility for and control of the Department’s share of the required energy efficiency measures. The Agency shall implement a competitive procurement program to procure resources necessary to meet the standards specified in this Section, with the costs of these resources to be recovered in the same manner as provided for the Department in this Section.
     (k) No electric utility shall be deemed to have failed to meet the energy efficiency standards to the extent any such failure is due to a failure of the Department or the Agency.
     (220 ILCS 5/16-101A)
     Sec. 16-101A. Legislative findings.
     (a) The citizens and businesses of the State of Illinois have been well-served by a comprehensive electrical utility system which has provided safe, reliable, and affordable service. The electrical utility system in the State of Illinois has historically been subject to State and federal regulation, aimed at assuring the citizens and businesses of the State of safe, reliable, and affordable service, while at the same time assuring the utility system of a return on its investment.
     (b) Competitive forces are affecting the market for

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electricity as a result of recent federal regulatory and statutory changes and the activities of other states. Competition in the electric services market may create opportunities for new products and services for customers and lower costs for users of electricity. Long-standing regulatory relationships need to be altered to accommodate the competition that could fundamentally alter the structure of the electric services market.
     (c) With the advent of increasing competition in this industry, the State has a continued interest in assuring that the safety, reliability, and affordability of electrical power is not sacrificed to competitive pressures, and to that end, intends to implement safeguards to assure that the industry continues to operate the electrical system in a manner that will serve the public’s interest. Under the existing regulatory framework, the industry has been encouraged to undertake certain investments in its physical plant and personnel to enhance its efficient operation, the cost of which it has been permitted to pass on to consumers. The State has an interest in providing the existing utilities a reasonable opportunity to obtain a return on certain investments on which they depended in undertaking those commitments in the first instance while, at the same time, not permitting new entrants into the industry to take unreasonable advantage of the investments made by the formerly regulated industry.
     (d) A competitive wholesale and retail market must benefit

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all Illinois citizens. The Illinois Commerce Commission should act to promote the development of an effectively competitive electricity market that operates efficiently and is equitable to all consumers. Consumer protections must be in place to ensure that all customers continue to receive safe, reliable, affordable, and environmentally safe electric service.
     (e) All consumers must benefit in an equitable and timely fashion from the lower costs for electricity that result from retail and wholesale competition and receive sufficient information to make informed choices among suppliers and services. The use of renewable resources and energy efficiency resources should be encouraged in competitive markets.
     (f) The efficiency of electric markets depends both upon the competitiveness of supply and upon the price-responsiveness of the demand for service. Therefore, to ensure the lowest total cost of service and to enhance the reliability of service, all classes of the electricity customers of electric utilities should have access to and be able to voluntarily use real-time pricing and other price-response and demand-response mechanisms.
     (g) Including cost-effective renewable resources in a diverse electricity supply portfolio will reduce long-term direct and indirect costs to consumers by decreasing environmental impacts and by avoiding or delaying the need for new generation, transmission, and distribution infrastructure. It serves the public interest to allow electric utilities to

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recover costs for reasonably and prudently incurred expenses for electricity generated by renewable resources.
(Source: P.A. 94-977, eff. 6-30-06.)
     (220 ILCS 5/16-103.1 new)
     Sec. 16-103.1. Tariffed service to Unit Owners’ Associations. An electric utility that serves at least 2,000,000 customers must provide tariffed service to Unit Owners’ Associations, as defined by Section 2 of the Condominium Property Act, for condominium properties that are not restricted to nonresidential use at rates that do not exceed on average the rates offered to residential customers on an annual basis. Within 10 days after the effective date of this amendatory Act, the electric utility shall provide the tariffed service to Unit Owners’ Associations required by this Section and shall reinstate any residential all-electric discount applicable to any Unit Owners’ Association that received such a discount on December 31, 2006. For purposes of this Section, “residential customers” means those retail customers of an electric utility that receive (i) electric utility service for household purposes distributed to a dwelling of 2 or fewer units that is billed under a residential rate or (ii) electric utility service for household purposes distributed to a dwelling unit or units that is billed under a residential rate and is registered by a separate meter for each dwelling unit.

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     (220 ILCS 5/16-111)
     Sec. 16-111. Rates and restructuring transactions during mandatory transition period; restructuring and other transactions.
     (a) During the mandatory transition period, notwithstanding any provision of Article IX of this Act, and except as provided in subsections  ~~(b), (d), (c),~~  and (f) of this Section, the Commission shall not (i) initiate, authorize or order any change by way of increase (other than in connection with a request for rate increase which was filed after September 1, 1997 but prior to October 15, 1997, by an electric utility serving less than 12,500 customers in this State), (ii) initiate or, unless requested by the electric utility, authorize or order any change by way of decrease, restructuring or unbundling (except as provided in Section 16-109A), in the rates of any electric utility that were in effect on October 1, 1996, or (iii) in any order approving any application for a merger pursuant to Section 7-204 that was pending as of May 16, 1997, impose any condition requiring any filing for an increase, decrease, or change in, or other review of, an electric utility’s rates or enforce any such condition of any such order; provided, however, that this subsection shall not prohibit the Commission from:
     (1) approving the application of an electric utility to implement an alternative to rate of return regulation or a

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regulatory mechanism that rewards or penalizes the electric utility through adjustment of rates based on utility performance, pursuant to Section 9-244;
     (2) authorizing an electric utility to eliminate its fuel adjustment clause and adjust its base rate tariffs in accordance with subsection (b), (d), or (f) of Section 9-220 of this Act, to fix its fuel adjustment factor in accordance with subsection (c) of Section 9-220 of this Act, or to eliminate its fuel adjustment clause in accordance with subsection (e) of Section 9-220 of this Act;
     (3) ordering into effect tariffs for delivery services and transition charges in accordance with Sections 16-104 and 16-108, for real-time pricing in accordance with Section 16-107, or the options required by Section 16-110 and subsection (n) of 16-112, allowing a billing experiment in accordance with Section 16-106, or modifying delivery services tariffs in accordance with Section 16-109; or
     (4) ordering or allowing into effect any tariff to recover charges pursuant to Sections 9-201.5, 9-220.1, 9-221, 9-222 (except as provided in Section 9-222.1), 16-108, and 16-114 of this Act, Section 5-5 of the Electricity Infrastructure Maintenance Fee Law, Section 6-5 of the Renewable Energy, Energy Efficiency, and Coal Resources Development Law of 1997, and Section 13 of the Energy Assistance Act.

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     After December 31, 2004, the provisions of this subsection (a) shall not apply to an electric utility whose average residential retail rate was less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, and which served between 150,000 and 250,000 retail customers in this State on January 1, 1995 unless the electric utility or its holding company has been acquired by or merged with an affiliate of another electric utility subsequent to January 1, 2002. This exemption shall be limited to this subsection (a) and shall not extend to any other provisions of this Act.
     (b) Notwithstanding the provisions of subsection (a), each Illinois electric utility serving more than 12,500 customers in Illinois shall file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 15% from the base rates in effect immediately prior to January 1, 1998 and (ii) if the public utility provides electric service to (A) more than 500,000 customers but less than 1,000,000 customers in this State on January 1, 1999, reducing, effective May 1, 2002, each component of its base rates to residential retail customers by an additional 5% from the base rates in effect immediately prior to January 1, 1998, or (B) at least 1,000,000 customers in this State on January 1, 1999, reducing, effective October 1, 2001, each

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component of its base rates to residential retail customers by an additional 5% from the base rates in effect immediately prior to January 1, 1998. Provided, however, that (A) if an electric utility’s average residential retail rate is less than or equal to the average residential retail rate for a group of Midwest Utilities (consisting of all investor-owned electric utilities with annual system peaks in excess of 1000 megawatts in the States of Illinois, Indiana, Iowa, Kentucky, Michigan, Missouri, Ohio, and Wisconsin), based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, then it shall only be required to file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 5% from the base rates in effect immediately prior to January 1, 1998, (ii) reducing, effective October 1, 2000, each component of its base rates to residential retail customers by the lesser of 5% of the base rates in effect immediately prior to January 1, 1998 or the percentage by which the electric utility’s average residential retail rate exceeds the average residential retail rate of the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1999, and (iii) reducing, effective October 1, 2002, each component of its base rates to residential retail customers by an additional amount equal to the lesser of 5% of the base rates in effect immediately prior to January 1, 1998 or the percentage by which the electric utility’s average residential

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retail rate exceeds the average residential retail rate of the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 2001; and (B) if the average residential retail rate of an electric utility serving between 150,000 and 250,000 retail customers in this State on January 1, 1995 is less than or equal to 90% of the average residential retail rate for the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, then it shall only be required to file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 2% from the base rates in effect immediately prior to January 1, 1998; (ii) reducing, effective October 1, 2000, each component of its base rates to residential retail customers by 2% from the base rate in effect immediately prior to January 1, 1998; and (iii) reducing, effective October 1, 2002, each component of its base rates to residential retail customers by 1% from the base rates in effect immediately prior to January 1, 1998. Provided, further, that any electric utility for which a decrease in base rates has been or is placed into effect between October 1, 1996 and the dates specified in the preceding sentences of this subsection, other than pursuant to the requirements of this subsection, shall be entitled to reduce the amount of any reduction or reductions in its base rates required by this subsection by the amount of such other decrease. The tariffs required under this subsection

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shall be filed 45 days in advance of the effective date. Notwithstanding anything to the contrary in Section 9-220 of this Act, no restatement of base rates in conjunction with the elimination of a fuel adjustment clause under that Section shall result in a lesser decrease in base rates than customers would otherwise receive under this subsection had the electric utility’s fuel adjustment clause not been eliminated.
     (c) Any utility reducing its base rates by 15% on August 1, 1998 pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 15% by the Electric Service Customer Choice and Rate Relief Law of 1997 passed by the Illinois General Assembly.”. Any utility reducing its base rates by 5% on August 1, 1998, pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 5% by the Electric Service Customer Choice and Rate Relief Law of 1997 passed by the Illinois General Assembly.”.
     Any utility reducing its base rates by 2% on August 1, 1998 pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 2% by the Electric Service Customer Choice and Rate Relief Law of 1997 passed by the Illinois

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General Assembly.”.
     (d) (Blank.) ~~During the mandatory transition period, but not before January 1, 2000, and notwithstanding the provisions of subsection (a), an electric utility may request an increase in its base rates if the electric utility demonstrates that the 2-year average of its earned rate of return on common equity, calculated as its net income applicable to common stock divided by the average of its beginning and ending balances of common equity using data reported in the electric utility’s Form 1 report to the Federal Energy Regulatory Commission but adjusted to remove the effects of accelerated depreciation or amortization or other transition or mitigation measures implemented by the electric utility pursuant to subsection (g) of this Section and the effect of any refund paid pursuant to subsection (e) of this Section, is below the 2-year average for the same 2 years of the monthly average yields of 30-year U.S. Treasury bonds published by the Board of Governors of the Federal Reserve System in its weekly H.15 Statistical Release or successor publication. The Commission shall review the electric utility’s request, and may review the justness and reasonableness of all rates for tariffed services, in accordance with the provisions of Article IX of this Act, provided that the Commission shall consider any special or negotiated adjustments to the revenue requirement agreed to between the electric utility and the other parties to the proceeding. In setting rates under this Section, the Commission~~

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~~shall exclude the costs and revenues that are associated with competitive services and any billing or pricing experiments~~ conducted under Section 16-106.
     (e) (Blank.) ~~For the purposes of this subsection (e) all calculations and comparisons shall be performed for the Illinois operations of multijurisdictional utilities. During the mandatory transition period, notwithstanding the provisions of subsection (a), if the 2-year average of an electric utility’s earned rate of return on common equity, calculated as its net income applicable to common stock divided by the average of its beginning and ending balances of common equity using data reported in the electric utility’s Form 1 report to the Federal Energy Regulatory Commission but adjusted to remove the effect of any refund paid under this subsection (e), and further adjusted to include the annual amortization of any difference between the consideration received by an affiliated interest of the electric utility in the sale of an asset which had been sold or transferred by the electric utility to the affiliated interest subsequent to the effective date of this amendatory Act of 1997 and the consideration for which such asset had been sold or transferred to the affiliated interest, with such difference to be amortized ratably from the date of the sale by the affiliated interest to December 31, 2006, exceeds the 2-year average of the Index for the same 2 years by 1.5 or more percentage points, the electric utility shall make refunds to customers beginning the first billing day~~

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~~of April in the following year in the manner described in paragraph (3) of this subsection. For purposes of this subsection (e), the “Index” shall be the sum of (A) the average for the 12 months ended September 30 of the monthly average yields of 30-year U.S. Treasury bonds published by the Board of Governors of the Federal Reserve System in its weekly H.15 Statistical Release or successor publication for each year 1998 through 2006, and (B) (i) 4.00 percentage points for each of the 12-month periods ending September 30, 1998 through~~ September 30, 1999 or 8.00 percentage points if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, and the electric utility served between 150,000 and 250,000 retail customers on January 1, 1995, (ii) 7.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006 if the electric utility was providing service to at least 1,000,000 customers in this State on January 1, 1999, or 9.00 percentage points if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995 and the electric utility

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served between 150,000 and 250,000 retail customers in this State on January 1, 1995, (iii) 11.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006, but only if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, the electric utility served between 150,000 and 250,000 retail customers in this State on January 1, 1995, and the electric utility offers delivery services on or before June 1, 2000 to retail customers whose annual electric energy use comprises 33% of the kilowatt hour sales to that group of retail customers that are classified under Division D, Groups 20 through 39 of the Standard Industrial Classifications set forth in the Standard Industrial Classification Manual published by the United States Office of Management and Budget, excluding the kilowatt hour sales to those customers that are eligible for delivery services pursuant to Section 16-104(a)(1)(i), and offers delivery services to its remaining retail customers classified under Division D, Groups 20 through 39 on or before October 1, 2000, and, provided further, that the electric utility commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after

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December 31, 2006, or (iv) 5.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006 for all other electric utilities or 7.00 percentage points for such utilities for each of the 12-month periods ending September 30, 2000 through September 30, 2006 for any such utility that commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after December 31, 2006 or 11.00 percentage points for each of the 12-month periods ending September 30, 2005 and September 30, 2006 for each electric utility providing service to fewer than 6,500, or between 75,000 and 150,000, electric retail customers in this State on January 1, 1995 if such utility commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after December 31, 2006.
     (1) For purposes of this subsection (e), “excess earnings” means the difference between (A) the 2-year average of the electric utility’s earned rate of return on common equity, less (B) the 2-year average of the sum of (i) the Index applicable to each of the 2 years and (ii) 1.5 percentage points; provided, that “excess earnings” shall never be less than zero.
     (2) On or before March 31 of each year 2000 through

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2007 each electric utility shall file a report with the Commission showing its earned rate of return on common equity, calculated in accordance with this subsection, for the preceding calendar year and the average for the preceding 2 calendar years.
     (3) If an electric utility has excess earnings, determined in accordance with paragraphs (1) and (2) of this subsection, the refunds which the electric utility shall pay to its customers beginning the first billing day of April in the following year shall be calculated and applied as follows:
     (i) The electric utility’s excess earnings shall be multiplied by the average of the beginning and ending balances of the electric utility’s common equity for the 2-year period in which excess earnings occurred.
     (ii) The result of the calculation in (i) shall be multiplied by 0.50 and then divided by a number equal to 1 minus the electric utility’s composite federal and State income tax rate.
     (iii) The result of the calculation in (ii) shall be divided by the sum of the electric utility’s projected total kilowatt-hour sales to retail customers plus projected kilowatt-hours to be delivered to delivery services customers over a one year period beginning with the first billing date in

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April in the succeeding year to determine a cents per kilowatt-hour refund factor.
     (iv) The cents per kilowatt-hour refund factor calculated in (iii) shall be credited to the electric utility’s customers by applying the factor on the customer’s monthly bills to each kilowatt-hour sold or delivered until the total amount calculated in (ii) has been paid to customers.
     (f) During the mandatory transition period, an electric utility may file revised tariffs reducing the price of any tariffed service offered by the electric utility for all customers taking that tariffed service, which shall be effective 7 days after filing.
     (g) Until all classes of tariffed services are declared competitive ~~During the mandatory transition period,~~ an electric utility may, without obtaining any approval of the Commission other than that provided for in this subsection and notwithstanding any other provision of this Act or any rule or regulation of the Commission that would require such approval:
     (1) implement a reorganization, other than a merger of 2 or more public utilities as defined in Section 3-105 or their holding companies;
     (2) retire generating plants from service;
     (3) sell, assign, lease or otherwise transfer assets to an affiliated or unaffiliated entity and as part of such transaction enter into service agreements, power purchase

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agreements, or other agreements with the transferee; provided, however, that the prices, terms and conditions of any power purchase agreement must be approved or allowed into effect by the Federal Energy Regulatory Commission; or
     (4) use any accelerated cost recovery method including accelerated depreciation, accelerated amortization or other capital recovery methods, or record reductions to the original cost of its assets.
     In order to implement a reorganization, retire generating plants from service, or sell, assign, lease or otherwise transfer assets pursuant to this Section, the electric utility shall comply with subsections (c) and (d) of Section 16-128, if applicable, and subsection (k) of this Section, if applicable, and provide the Commission with at least 30 days notice of the proposed reorganization or transaction, which notice shall include the following information:
     (i) a complete statement of the entries that the electric utility will make on its books and records of account to implement the proposed reorganization or transaction together with a certification from an independent certified public accountant that such entries are in accord with generally accepted accounting principles and, if the Commission has previously approved guidelines for cost allocations between the utility and its affiliates, a certification from the chief accounting officer of the

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     utility that such entries are in accord with those cost allocation guidelines;
     (ii) a description of how the electric utility will use proceeds of any sale, assignment, lease or transfer to retire debt or otherwise reduce or recover the costs of services provided by such electric utility;
     (iii) a list of all federal approvals or approvals required from departments and agencies of this State, other than the Commission, that the electric utility has or will obtain before implementing the reorganization or transaction;
     (iv) an irrevocable commitment by the electric utility that it will not, as a result of the transaction, impose any stranded cost charges that it might otherwise be allowed to charge retail customers under federal law or increase the transition charges that it is otherwise entitled to collect under this Article XVI; and
     (v) if the electric utility proposes to sell, assign, lease or otherwise transfer a generating plant that brings the amount of net dependable generating capacity transferred pursuant to this subsection to an amount equal to or greater than 15% of the electric utility’s net dependable capacity as of the effective date of this amendatory Act of 1997, and enters into a power purchase agreement with the entity to which such

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generating plant is sold, assigned, leased, or otherwise transferred, the electric utility also agrees, if its fuel adjustment clause has not already been eliminated, to eliminate its fuel adjustment clause in accordance with subsection (b) of Section 9-220 for a period of time equal to the length of any such power purchase agreement or successor agreement, or until January 1, 2005, whichever is longer; if the capacity of the generating plant so transferred and related power purchase agreement does not result in the elimination of the fuel adjustment clause under this subsection, and the fuel adjustment clause has not already been eliminated, the electric utility shall agree that the costs associated with the transferred plant that are included in the calculation of the rate per kilowatt-hour to be applied pursuant to the electric utility’s fuel adjustment clause during such period shall not exceed the per kilowatt-hour cost associated with such generating plant included in the electric utility’s fuel adjustment clause during the full calendar year preceding the transfer, with such limit to be adjusted each year thereafter by the Gross Domestic Product Implicit Price Deflator.
     (vi) In addition, if the electric utility proposes to sell, assign, or lease, (A) either (1) an amount of generating plant that brings the amount of net

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dependable generating capacity transferred pursuant to this subsection to an amount equal to or greater than 15% of its net dependable capacity on the effective date of this amendatory Act of 1997, or (2) one or more generating plants with a total net dependable capacity of 1100 megawatts, or (B) transmission and distribution facilities that either (1) bring the amount of transmission and distribution facilities transferred pursuant to this subsection to an amount equal to or greater than 15% of the electric utility’s total depreciated original cost investment in such facilities, or (2) represent an investment of $25,000,000 in terms of total depreciated original cost, the electric utility shall provide, in addition to the information listed in subparagraphs (i) through (v), the following information: (A) a description of how the electric utility will meet its service obligations under this Act in a safe and reliable manner and (B) the electric utility’s projected earned rate of return on common equity, calculated in accordance with subsection (d) of this Section, for each year from the date of the notice through December 31, 2006 both with and without the proposed transaction. If the Commission has not issued an order initiating a hearing on the proposed transaction within 30 days after the date the electric utility’s

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notice is filed, the transaction shall be deemed approved. The Commission may, after notice and hearing, prohibit the proposed transaction if it makes either or both of the following findings: (1) that the proposed transaction will render the electric utility unable to provide its tariffed services in a safe and reliable manner, or (2) that there is a strong likelihood that consummation of the proposed transaction will result in the electric utility being entitled to request an increase in its base rates during the mandatory transition period pursuant to subsection (d) of this Section. Any hearing initiated by the Commission into the proposed transaction shall be completed, and the Commission’s final order approving or prohibiting the proposed transaction shall be entered, within 90 days after the date the electric utility’s notice was filed. Provided, however, that a sale, assignment, or lease of transmission facilities to an independent system operator that meets the requirements of Section 16-126 shall not be subject to Commission approval under this Section.
     In any proceeding conducted by the Commission pursuant to this subparagraph (vi), intervention shall be limited to parties with a direct interest in the transaction which is the subject of the hearing and any

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statutory consumer protection agency as defined in subsection (d) of Section 9-102.1. Notwithstanding the provisions of Section 10-113 of this Act, any application seeking rehearing of an order issued under this subparagraph (vi), whether filed by the electric utility or by an intervening party, shall be filed within 10 days after service of the order.
     The Commission shall not in any subsequent proceeding or otherwise, review such a reorganization or other transaction authorized by this Section, but shall retain the authority to allocate costs as stated in Section 16-111(1). An entity to which an electric utility sells, assigns, leases or transfers assets pursuant to this subsection (g) shall not, as a result of the transactions specified in this subsection (g), be deemed a public utility as defined in Section 3-105. Nothing in this subsection (g) shall change any requirement under the jurisdiction of the Illinois Department of Nuclear Safety including, but not limited to, the payment of fees. Nothing in this subsection (g) shall exempt a utility from obtaining a certificate pursuant to Section 8-406 of this Act for the construction of a new electric generating facility. Nothing in this subsection (g) is intended to exempt the transactions hereunder from the operation of the federal or State antitrust laws. Nothing in this subsection (g) shall require an electric utility to use the procedures specified in this subsection for any of the transactions specified herein. Any other procedure

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available under this Act may, at the electric utility’s election, be used for any such transaction.
     (h) During the mandatory transition period, the Commission shall not establish or use any rates of depreciation, which for purposes of this subsection shall include amortization, for any electric utility other than those established pursuant to subsection (c) of Section 5-104 of this Act or utilized pursuant to subsection (g) of this Section. Provided, however, that in any proceeding to review an electric utility’s rates for tariffed services pursuant to Section 9-201, 9-202, 9-250 or 16-111(d) of this Act, the Commission may establish new rates of depreciation for the electric utility in the same manner provided in subsection (d) of Section 5-104 of this Act. An electric utility implementing an accelerated cost recovery method including accelerated depreciation, accelerated amortization or other capital recovery methods, or recording reductions to the original cost of its assets, pursuant to subsection (g) of this Section, shall file a statement with the Commission describing the accelerated cost recovery method to be implemented or the reduction in the original cost of its assets to be recorded. Upon the filing of such statement, the accelerated cost recovery method or the reduction in the original cost of assets shall be deemed to be approved by the Commission as though an order had been entered by the Commission.
     (i) Subsequent to the mandatory transition period, the

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Commission, in any proceeding to establish rates and charges for tariffed services offered by an electric utility, shall consider only (1) the then current or projected revenues, costs, investments and cost of capital directly or indirectly associated with the provision of such tariffed services; (2) collection of transition charges in accordance with Sections 16-102 and 16-108 of this Act; (3) recovery of any employee transition costs as described in Section 16-128 which the electric utility is continuing to incur, including recovery of any unamortized portion of such costs previously incurred or committed, with such costs to be equitably allocated among bundled services, delivery services, and contracts with alternative retail electric suppliers; and (4) recovery of the costs associated with the electric utility’s compliance with decommissioning funding requirements; and shall not consider any other revenues, costs, investments or cost of capital of either the electric utility or of any affiliate of the electric utility that are not associated with the provision of tariffed services. In setting rates for tariffed services, the Commission shall equitably allocate joint and common costs and investments between the electric utility’s competitive and tariffed services. In determining the justness and reasonableness of the electric power and energy component of an electric utility’s rates for tariffed services subsequent to the mandatory transition period and prior to the time that the provision of such electric power and energy is declared

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competitive, the Commission shall consider the extent to which the electric utility’s tariffed rates for such component for each customer class exceed the market value determined pursuant to Section 16-112, and, if the electric power and energy component of such tariffed rate exceeds the market value by more than 10% for any customer class, may establish such electric power and energy component at a rate equal to the market value plus 10%. In any such case, the Commission may also elect to extend the provisions of Section 16-111(e) for any period in which the electric utility is collecting transition charges, using information applicable to such period.
     (j) During the mandatory transition period, an electric utility may elect to transfer to a non-operating income account under the Commission’s Uniform System of Accounts either or both of (i) an amount of unamortized investment tax credit that is in addition to the ratable amount which is credited to the electric utility’s operating income account for the year in accordance with Section 46 (f) (2) of the federal Internal Revenue Code of 1986, as in effect prior to P.L. 101-508, or (ii) “excess tax reserves”, as that term is defined in Section 203 (e) (2) (A) of the federal Tax Reform Act of 1986, provided that (A) the amount transferred may not exceed the amount of the electric utility’s assets that were created pursuant to Statement of Financial Accounting Standards No. 71 which the electric utility has written off during the mandatory

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transition period, and (B) the transfer shall not be effective until approved by the Internal Revenue Service. An electric utility electing to make such a transfer shall file a statement with the Commission stating the amount and timing of the transfer for which it intends to request approval of the Internal Revenue Service, along with a copy of its proposed request to the Internal Revenue Service for a ruling. The Commission shall issue an order within 14 days after the electric utility’s filing approving, subject to receipt of approval from the Internal Revenue Service, the proposed transfer.
     (k) If an electric utility is selling or transferring to a single buyer 5 or more generating plants located in this State with a total net dependable capacity of 5000 megawatts or more pursuant to subsection (g) of this Section and has obtained a sale price or consideration that exceeds 200% of the book value of such plants, the electric utility must provide to the Governor, the President of the Illinois Senate, the Minority Leader of the Illinois Senate, the Speaker of the Illinois House of Representatives, and the Minority Leader of the Illinois House of Representatives no later than 15 days after filing its notice under subsection (g) of this Section or 5 days after the date on which this subsection (k) becomes law, whichever is later, a written commitment in which such electric utility agrees to expend $2 billion outside the corporate limits of any municipality with 1,000,000 or more inhabitants

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within such electric utility’s service area, over a 6-year period beginning with the calendar year in which the notice is filed, on projects, programs, and improvements within its service area relating to transmission and distribution including, without limitation, infrastructure expansion, repair and replacement, capital investments, operations and maintenance, and vegetation management.
     (1) Notwithstanding any other provision of this Act or any rule, regulation, or prior order of the Commission, a public utility providing electric and gas service may do any one or more of the following: transfer assets to, reorganize with, or merge with one or more public utilities under common holding company ownership or control in the manner prescribed in subsection (g) of this Section. No merger transaction costs, such as fees paid to attorneys, investment bankers, and other consultants, incurred in connection with a merger pursuant to this subsection (1) shall be recoverable in any subsequent rate proceeding. Approval of a merger pursuant to this subsection (1) shall not constitute approval of, or otherwise require, rate recovery of other costs incurred in connection with, or to implement the merger, such as the cost of restructuring, combining, or integrating debt, assets, or systems. Such other costs may be recovered only to the extent that the surviving utility can demonstrate that the cost savings produced by such restructuring, combination, or integration exceed the associated costs. Nothing in this subsection (1) shall impair

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the terms or conditions of employment or the collective bargaining rights of any employees of the utilities that are transferring assets, reorganizing, or merging.
     (m) If an electric utility that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois transfers assets, reorganizes, or merges under this Section, then the same provisions apply that applied during the mandatory transition period under Section 16-128. (Source: P.A. 91-50, eff. 6-30-99; 92-537, eff. 6-6-02; 92-690, eff. 7-18-02; revised 9-10-02.)
     (220 ILCS 5/16-111.5 new)
     Sec. 16-111.5. Provisions relating to procurement.
     (a) An electric utility that on December 31, 2005 served at least 100,000 customers in Illinois shall procure power and energy for its eligible retail customers in accordance with the applicable provisions set forth in Section 1-75 of the Illinois Power Agency Act and this Section. “Eligible retail customers” for the purposes of this Section means those retail customers that purchase power and energy from the electric utility under fixed-price bundled service tariffs, other than those retail customers whose service is declared or deemed competitive under Section 16-113 and those other customer groups specified in this Section, including self-generating customers, customers electing hourly pricing, or those customers who are otherwise ineligible for fixed-price bundled tariff service. Those

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customers that are excluded from the definition of “eligible retail customers” shall not be included in the procurement plan load requirements, and the utility shall procure any supply requirements, including capacity, ancillary services, and hourly priced energy, in the applicable markets as needed to serve those customers, provided that the utility may include in its procurement plan load requirements for the load that is associated with those retail customers whose service has been declared or deemed competitive pursuant to Section 16-113 of this Act to the extent that those customers are purchasing power and energy during one of the transition periods identified in subsection (b) of Section 16-113 of this Act.
     (b) A procurement plan shall be prepared for each electric utility consistent with the applicable requirements of the Illinois Power Agency Act and this Section. For purposes of this Section, Illinois electric utilities that are affiliated by virtue of a common parent company are considered to be a single electric utility. Each procurement plan shall analyze the projected balance of supply and demand for eligible retail customers over a 5-year period with the first planning year beginning on June 1 of the year following the year in which the plan is filed. The plan shall specifically identify the wholesale products to be procured following plan approval, and shall follow all the requirements set forth in the Public Utilities Act and all applicable State and federal laws, statutes, rules, or regulations, as well as Commission orders.

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Nothing in this Section precludes consideration of contracts longer than 5 years and related forecast data. Unless specified otherwise in this Section, in the procurement plan or in the implementing tariff, any procurement occurring in accordance with this plan shall be competitively bid through a request for proposals process. Approval and implementation of the procurement plan shall be subject to review and approval by the Commission according to the provisions set forth in this Section. A procurement plan shall include each of the following components:
     (1) Hourly load analysis. This analysis shall include:
     (i) multi-year historical analysis of hourly loads;
     (ii) switching trends and competitive retail market analysis;
     (iii) known or projected changes to future loads; and
     (iv) growth forecasts by customer class.
     (2) Analysis of the impact of any demand side and renewable energy initiatives. This analysis shall include:
     (i) the impact of demand response programs, both current and projected;
     (ii) supply side needs that are projected to be offset by purchases of renewable energy resources, if any; and
     (iii) the impact of energy efficiency programs,

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both current and projected.
     (3) A plan for meeting the expected load requirements that will not be met through preexisting contracts. This plan shall include:
     (i) definitions of the different retail customer classes for which supply is being purchased;
     (ii) monthly forecasted system supply requirements, including expected minimum, maximum, and average values for the planning period;
     (iii) the proposed mix and selection of standard wholesale products for which contracts will be executed during the next year, separately or in combination, to meet that portion of its load requirements not met through pre-existing contracts, including but not limited to monthly 5 x 16 peak period block energy, monthly off-peak wrap energy, monthly 7 x 24 energy, annual 5 x 16 energy, annual off-peak wrap energy, annual 7 x 24 energy, monthly capacity, annual capacity, peak load capacity obligations, capacity purchase plan, and ancillary services;
     (iv) proposed term structures for each wholesale product type included in the proposed procurement plan portfolio of products; and
     (v) an assessment of the price risk, load uncertainty, and other factors that are associated with the proposed procurement plan; this assessment,

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to the extent possible, shall include an analysis of the following factors: contract terms, time frames for securing products or services, fuel costs, weather patterns, transmission costs, market conditions, and the governmental regulatory environment; the proposed procurement plan shall also identify alternatives for those portfolio measures that are identified as having significant price risk.
     (4) Proposed procedures for balancing loads. The procurement plan shall include, for load requirements included in the procurement plan, the process for (i) hourly balancing of supply and demand and (ii) the criteria for portfolio re-balancing in the event of significant shifts in load.
     (c) The procurement process set forth in Section 1-75 of the Illinois Power Agency Act and subsection (e) of this Section shall be administered by a procurement administrator and monitored by a procurement monitor.
     (1) The procurement administrator shall:
     (i) design the final procurement process in accordance with Section 1-75 of the Illinois Power Agency Act and subsection (e) of this Section following Commission approval of the procurement plan;
     (ii) develop benchmarks in accordance with subsection (e)(3) to be used to evaluate bids; these benchmarks shall be submitted to the Commission for

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review and approval on a confidential basis prior to the procurement event;
     (iii) serve as the interface between the electric utility and suppliers;
     (iv) manage the bidder pre-qualification and registration process;
     (v) obtain the electric utilities’ agreement to the final form of all supply contracts and credit collateral agreements;
     (vi) administer the request for proposals process;
     (vii) have the discretion to negotiate to determine whether bidders are willing to lower the price of bids that meet the benchmarks approved by the Commission; any post-bid negotiations with bidders shall be limited to price only and shall be completed within 24 hours after opening the sealed bids and shall be conducted in a fair and unbiased manner; in conducting the negotiations, there shall be no disclosure of any information derived from proposals submitted by competing bidders; if information is disclosed to any bidder, it shall be provided to all competing bidders;
     (viii) maintain confidentiality of supplier and bidding information in a manner consistent with all applicable laws, rules, regulations, and tariffs;
     (ix) submit a confidential report to the

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Commission recommending acceptance or rejection of bids;
     (x) notify the utility of contract counterparties and contract specifics; and
     (xi) administer related contingency procurement events.
     (2) The procurement monitor, who shall be retained by the Commission, shall:
     (i) monitor interactions among the procurement administrator, suppliers, and utility;
     (ii) monitor and report to the Commission on the progress of the procurement process;
     (iii) provide an independent confidential report to the Commission regarding the results of the procurement event;
     (iv) assess compliance with the procurement plans approved by the Commission for each utility that on December 31, 2005 provided electric service to a least 100,000 customers in Illinois;
     (v) preserve the confidentiality of supplier and bidding information in a manner consistent with all applicable laws, rules, regulations, and tariffs;
     (vi) provide expert advice to the Commission and consult with the procurement administrator regarding issues related to procurement process design, rules, protocols, and policy-related matters; and

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     (vii) consult with the procurement administrator regarding the development and use of benchmark criteria, standard form contracts, credit policies, and bid documents.
     (d) Except as provided in subsection (j), the planning process shall be conducted as follows:
     (1) Beginning in 2008, each Illinois utility procuring power pursuant to this Section shall annually provide a range of load forecasts to the Illinois Power Agency by July 15 of each year, or such other date as may be required by the Commission or Agency. The load forecasts shall cover the 5-year procurement planning period for the next procurement plan and shall include hourly data representing a high-load, low-load and expected-load scenario for the load of the eligible retail customers. The utility shall provide supporting data and assumptions for each of the scenarios.
     (2) Beginning in 2008, the Illinois Power Agency shall prepare a procurement plan by August 15th of each year, or such other date as may be required by the Commission. The procurement plan shall identify the portfolio of power and energy products to be procured. Copies of the procurement plan shall be posted and made publicly available on the Agency’s and Commission’s websites, and copies shall also be provided to each affected electric utility. An affected utility shall have 30 days following the date of posting to

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provide comment to the Agency on the procurement plan. Other interested entities also may comment on the procurement plan. All comments submitted to the Agency shall be specific, supported by data or other detailed analyses, and, if objecting to all or a portion of the procurement plan, accompanied by specific alternative wording or proposals. All comments shall be posted on the Agency’s and Commission’s websites. During this 30-day comment period, the Agency shall hold at least one public hearing within each utility’s service area for the purpose of receiving public comment on the procurement plan. Within 14 days following the end of the 30-day review period, the Agency shall revise the procurement plan as necessary based on the comments received and file the procurement plan with the Commission and post the procurement plan on the websites.
     (3) Within 5 days after the filing of the procurement plan, any person objecting to the procurement plan shall file an objection with the Commission. Within 10 days after the filing, the Commission shall determine whether a hearing is necessary. The Commission shall enter its order confirming or modifying the procurement plan within 90 days after the filing of the procurement plan by the Illinois Power Agency.
     (4) The Commission shall approve the procurement plan, including expressly the forecast used in the procurement

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plan, if the Commission determines that it will ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability.
     (e) The procurement process shall include each of the following components:
     (1) Solicitation, pre-qualification, and registration of bidders. The procurement administrator shall disseminate information to potential bidders to promote a procurement event, notify potential bidders that the procurement administrator may enter into a post-bid price negotiation with bidders that meet the applicable benchmarks, provide supply requirements, and otherwise explain the competitive procurement process. In addition to such other publication as the procurement administrator determines is appropriate, this information shall be posted on the Illinois Power Agency’s and the Commission’s websites. The procurement administrator shall also administer the prequalification process, including evaluation of credit worthiness, compliance with procurement rules, and agreement to the standard form contract developed pursuant to paragraph (2) of this subsection (e). The procurement administrator shall then identify and register bidders to participate in the procurement event.

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     (2) Standard contract forms and credit terms and instruments. The procurement administrator, in consultation with the utilities, the Commission, and other interested parties and subject to Commission oversight, shall develop and provide standard contract forms for the supplier contracts that meet generally accepted industry practices. Standard credit terms and instruments that meet generally accepted industry practices shall be similarly developed. The procurement administrator shall make available to the Commission all written comments it receives on the contract forms, credit terms, or instruments. If the procurement administrator cannot reach agreement with the applicable electric utility as to the contract terms and conditions, the procurement administrator must notify the Commission of any disputed terms and the Commission shall resolve the dispute. The terms of the contracts shall not be subject to negotiation by winning bidders, and the bidders must agree to the terms of the contract in advance so that winning bids are selected solely on the basis of price.
     (3) Establishment of a market-based price benchmark. As part of the development of the procurement process, the procurement administrator, in consultation with the Commission staff, Agency staff, and the procurement monitor, shall establish benchmarks for evaluating the final prices in the contracts for each of the products that

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will be procured through the procurement process. The benchmarks shall be based on price data for similar products for the same delivery period and same delivery hub, or other delivery hubs after adjusting for that difference. The price benchmarks may also be adjusted to take into account differences between the information reflected in the underlying data sources and the specific products and procurement process being used to procure power for the Illinois utilities. The benchmarks shall be confidential but shall be provided to, and will be subject to Commission review and approval, prior to a procurement event.
     (4) Request for proposals competitive procurement process. The procurement administrator shall design and issue a request for proposals to supply electricity in accordance with each utility’s procurement plan, as approved by the Commission. The request for proposals shall set forth a procedure for sealed, binding commitment bidding with pay-as-bid settlement, and provision for selection of bids on the basis of price.
     (5) A plan for implementing contingencies in the event of supplier default or failure of the procurement process to fully meet the expected load requirement due to insufficient supplier participation, Commission rejection of results, or any other cause.
     (i) Event of supplier default: In the event of

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supplier default, the utility shall review the contract of the defaulting supplier to determine if the amount of supply is 200 megawatts or greater, and if there are more than 60 days remaining of the contract term. If both of these conditions are met, and the default results in termination of the contract, the utility shall immediately notify the Illinois Power Agency that a request for proposals must be issued to procure replacement power, and the procurement administrator shall run an additional procurement event. If the contracted supply of the defaulting supplier is less than 200 megawatts or there are less than 60 days remaining of the contract term, the utility shall procure power and energy from the applicable regional transmission organization market, including ancillary services, capacity, and day-ahead or real time energy, or both, for the duration of the contract term to replace the contracted supply; provided, however, that if a needed product is not available through the regional transmission organization market it shall be purchased from the wholesale market.
     (ii) Failure of the procurement process to fully meet the expected load requirement: If the procurement process fails to fully meet the expected load requirement due to insufficient supplier participation

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or due to a Commission rejection of the procurement results, the procurement administrator, the procurement monitor, and the Commission staff shall meet within 10 days to analyze potential causes of low supplier interest or causes for the Commission decision. If changes are identified that would likely result in increased supplier participation, or that would address concerns causing the Commission to reject the results of the prior procurement event, the procurement administrator may implement those changes and rerun the request for proposals process according to a schedule determined by those parties and consistent with Section 1-75 of the Illinois Power Agency Act and this subsection. In any event, a new request for proposals process shall be implemented by the procurement administrator within 90 days after the determination that the procurement process has failed to fully meet the expected load requirement.
     (iii) In all cases where there is insufficient supply provided under contracts awarded through the procurement process to fully meet the electric utility’s load requirement, the utility shall meet the load requirement by procuring power and energy from the applicable regional transmission organization market, including ancillary services, capacity, and day-ahead or real time energy or both; provided, however, that if

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a needed product is not available through the regional transmission organization market it shall be purchased from the wholesale market.
     (6) The procurement process described in this subsection is exempt from the requirements of the Illinois Procurement Code, pursuant to Section 20-10 of that Code.
     (f) Within 2 business days after opening the sealed bids, the procurement administrator shall submit a confidential report to the Commission. The report shall contain the results of the bidding for each of the products along with the procurement administrator’s recommendation for the acceptance and rejection of bids based on the price benchmark criteria and other factors observed in the process. The procurement monitor also shall submit a confidential report to the Commission within 2 business days after opening the sealed bids. The report shall contain the procurement monitor’s assessment of bidder behavior in the process as well as an assessment of the procurement administrator’s compliance with the procurement process and rules. The Commission shall review the confidential reports submitted by the procurement administrator and procurement monitor, and shall accept or reject the recommendations of the procurement administrator within 2 business days after receipt of the reports.
     (g) Within 3 business days after the Commission decision approving the results of a procurement event, the utility shall enter into binding contractual arrangements with the winning

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suppliers using the standard form contracts; except that the utility shall not be required either directly or indirectly to execute the contracts if a tariff that is consistent with subsection (1) of this Section has not been approved and placed into effect for that utility.
     (h) The names of the successful bidders and the load weighted average of the winning bid prices for each contract type and for each contract term shall be made available to the public at the time of Commission approval of a procurement event. The Commission, the procurement monitor, the procurement administrator, the Illinois Power Agency, and all participants in the procurement process shall maintain the confidentiality of all other supplier and bidding information in a manner consistent with all applicable laws, rules, regulations, and tariffs. Confidential information, including the confidential reports submitted by the procurement administrator and procurement monitor pursuant to subsection (f) of this Section, shall not be made publicly available and shall not be discoverable by any party in any proceeding, absent a compelling demonstration of need, nor shall those reports be admissible in any proceeding other than one for law enforcement purposes.
     (i) Within 2 business days after a Commission decision approving the results of a procurement event or such other date as may be required by the Commission from time to time, the utility shall file for informational purposes with the

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Commission its actual or estimated retail supply charges, as applicable, by customer supply group reflecting the costs associated with the procurement and computed in accordance with the tariffs filed pursuant to subsection (1) of this Section and approved by the Commission.
     (j) Within 60 days following the effective date of this amendatory Act, each electric utility that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois shall prepare and file with the Commission an initial procurement plan, which shall conform in all material respects to the requirements of the procurement plan set forth in subsection (b); provided, however, that the Illinois Power Agency Act shall not apply to the initial procurement plan prepared pursuant to this subsection. The initial procurement plan shall identify the portfolio of power and energy products to be procured and delivered for the period June 2008 through May 2009, and shall identify the proposed procurement administrator, who shall have the same experience and expertise as is required of a procurement administrator hired pursuant to Section 1-75 of the Illinois Power Agency Act. Copies of the procurement plan shall be posted and made publicly available on the Commission’s website. The initial procurement plan may include contracts for renewable resources that extend beyond May 2009.
     (i) Within 14 days following filing of the initial procurement plan, any person may file a detailed objection

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with the Commission contesting the procurement plan submitted by the electric utility. All objections to the electric utility’s plan shall be specific, supported by data or other detailed analyses. The electric utility may file a response to any objections to its procurement plan within 7 days after the date objections are due to be filed. Within 7 days after the date the utility’s response is due, the Commission shall determine whether a hearing is necessary. If it determines that a hearing is necessary, it shall require the hearing to be completed and issue an order on the procurement plan within 60 days after the filing of the procurement plan by the electric utility.
     (ii) The order shall approve or modify the procurement plan, approve an independent procurement administrator, and approve or modify the electric utility’s tariffs that are proposed with the initial procurement plan. The Commission shall approve the procurement plan if the Commission determines that it will ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time, taking into account any benefits of price stability.
     (k) In order to promote price stability for residential and small commercial customers during the transition to competition in Illinois, and notwithstanding any other provision of this Act, each electric utility subject to this Section shall enter into one or more multi-year financial swap

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contracts that become effective on the effective date of this amendatory Act. These contracts may be executed with generators and power marketers, including affiliated interests of the electric utility. These contracts shall be for a term of no more than 5 years and shall, for each respective utility or for any Illinois electric utilities that are affiliated by virtue of a common parent company and that are thereby considered a single electric utility for purposes of this subsection (k), not exceed in the aggregate 3,000 megawatts for any hour of the year. The contracts shall be financial contracts and not energy sales contracts. The contracts shall be executed as transactions under a negotiated master agreement based on the form of master agreement for financial swap contracts sponsored by the International Swaps and Derivatives Association, Inc. and shall be considered pre-existing contracts in the utilities’ procurement plans for residential and small commercial customers. Costs incurred pursuant to a contract authorized by this subsection (k) shall be deemed prudently incurred and reasonable in amount and the electric utility shall be entitled to full cost recovery pursuant to the tariffs filed with the Commission.
     (l) An electric utility shall recover its costs of procuring power and energy under this Section. The utility shall file with the initial procurement plan its proposed tariffs through which its costs of procuring power that are incurred pursuant to a Commission-approved procurement plan

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and those other costs identified in this subsection (l), will be recovered. The tariffs shall include a formula rate or charge designed to pass through both the costs incurred by the utility in procuring a supply of electric power and energy for the applicable customer classes with no mark-up or return on the price paid by the utility for that supply, plus any just and reasonable costs that the utility incurs in arranging and providing for the supply of electric power and energy. The formula rate or charge shall also contain provisions that ensure that its application does not result in over or under recovery due to changes in customer usage and demand patterns, and that provide for the correction, on at least an annual basis, of any accounting errors that may occur. A utility shall recover through the tariff all reasonable costs incurred to implement or comply with any procurement plan that is developed and put into effect pursuant to Section 1-75 of the Illinois Power Agency Act and this Section, including any fees assessed by the Illinois Power Agency, costs associated with load balancing, and contingency plan costs. The electric utility shall also recover its full costs of procuring electric supply for which it contracted before the effective date of this Section in conjunction with the provision of full requirements service under fixed-price bundled service tariffs subsequent to December 31, 2006. All such costs shall be deemed to have been prudently incurred. The pass-through tariffs that are filed and approved pursuant to this Section shall not be

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subject to review under, or in any way limited by, Section 16-111(i) of this Act.
     (m) The Commission has the authority to adopt rules to carry out the provisions of this Section. For the public interest, safety, and welfare, the Commission also has authority to adopt rules to carry out the provisions of this Section on an emergency basis immediately following the effective date of this amendatory Act.
     (n) Notwithstanding any other provision of this Act, any affiliated electric utilities that submit a single procurement plan covering their combined needs may procure for those combined needs in conjunction with that plan, and may enter jointly into power supply contracts, purchases, and other procurement arrangements, and allocate capacity and energy and cost responsibility therefor among themselves in proportion to their requirements.
     (o) On or before June 1 of each year, the Commission shall hold an informal hearing for the purpose of receiving comments on the prior year’s procurement process and any recommendations for change.
     (p) An electric utility subject to this Section may propose to invest, lease, own, or operate an electric generation facility as part of its procurement plan, provided the utility demonstrates that such facility is the least-cost option to provide electric service to eligible retail customers. If the facility is shown to be the least-cost option and is included

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in a procurement plan prepared in accordance with Section 1-75 of the Illinois Power Agency Act and this Section, then the electric utility shall make a filing pursuant to Section 8-406 of the Act, and may request of the Commission any statutory relief required thereunder. If the Commission grants all of the necessary approvals for the proposed facility, such supply shall thereafter be considered as a pre-existing contract under subsection (b) of this Section. The Commission shall in any order approving a proposal under this subsection specify how the utility will recover the prudently incurred costs of investing in, leasing, owning, or operating such generation facility through just and reasonable rates charged to eligible retail customers. Cost recovery for facilities included in the utility’s procurement plan pursuant to this subsection shall not be subject to review under or in any way limited by the provisions of Section 16-111(i) of this Act. Nothing in this Section is intended to prohibit a utility from filing for a fuel adjustment clause as is otherwise permitted under Section 9-220 of this Act.
     (220 ILCS 5/16-111.5A new)
     Sec. 16-111.5A. Provisions relating to electric rate relief.
     (a) The General Assembly finds that action must be taken in order to mitigate the 2007 electric rate increases approved for residential and certain nonresidential customers served by the

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     State’s largest electric utilities in 2007. The General Assembly further finds that although various means of providing rate relief have been proposed, including imposition of a rate freeze on the electric utilities or a tax on generation within the State, the establishment of voluntary rate relief programs provides the most immediate and certain means of providing that rate relief. Accordingly, if the residential customer electric service rates that were charged to residential customers beginning January 2, 2007 by an electric utility that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois resulted in an annual increase of more than 20% in an electric utility’s average rate charged to residential customers for bundled electric service, those electric utilities and their holding companies or other affiliates, and any other company owning generation in this State or its affiliates, may, notwithstanding any other provisions of this Act, and without obtaining any approvals from the Commission or any other agency, regardless of whether any such approval would otherwise be required, establish and make payments to provide funds that can be used to provide rate relief beginning on the effective date of this amendatory Act of the 95th General Assembly through July 31, 2011.
     (b) For purposes of this Section, the “Ameren Utilities” means Illinois Power Company, Central Illinois Public Service Company, and Central Illinois Light Company.
     (c) For purposes of this Section, the “Generators” means

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     Exelon Generation Company, LLC; Ameren Energy Resources Generating Company; Ameren Energy Marketing Company; Ameren Energy Generating Company; MidAmerican Energy Company; Midwest Generation, LLC; and Dynegy Holdings Inc.; and may include non-utility affiliates of the entities named in this subsection.
     (d) For purposes of this Section, “Rate Relief Agreements” means the 2 Rate Relief Funding Agreements, the Escrow Funding Agreement, and the Illinois Power Agency Funding Agreement that Commonwealth Edison Company, the Ameren Utilities, and Generators have entered into with the Illinois Attorney General on behalf of the People of the State of Illinois for the purpose of providing $1,001,000,000 to be used to fund rate relief programs for customers of Commonwealth Edison Company and the Ameren Utilities and for the Illinois Power Agency Trust Fund and that become effective on the effective date of this amendatory Act of the 95th General Assembly. The Rate Relief Agreements have been filed with the Illinois Secretary of State Index Department and designated as “95-GA-C01” through “95-GA-C04” inclusive. The Illinois Attorney General has the right to enforce the provisions of all of the Rate Relief Agreements on behalf of the People of the State of Illinois or the Illinois Power Agency, or both, as appropriate.
     (e) Subject to the terms, conditions, and contingencies of the Rate Relief Agreements, Commonwealth Edison Company will apply a total of $488,000,000 in rate relief to residential and

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     certain nonresidential customers from 2007 through 2010. Commonwealth Edison Company will apply bill credits for all of its residential customers in its service territory in the following amounts: $250,000,000 in 2007, $125,500,000 in 2008, and $36,000,000 in 2009. Any undisbursed rate relief funds shall be applied to the targeted programs. Commonwealth Edison Company will provide rate relief for residential and certain nonresidential customers through targeted programs in the following amounts: $33,000,000 in 2007, $18,000,000 in 2008, $15,500,000 in 2009, and $10,000,000 in 2010. Subject to the terms, conditions, and contingencies of the Rate Relief Agreements, the targeted programs for 2007 consist of the following, some of which are already underway and, in the aggregate, therefore total more than $33,000,000:
     (1) an electric space heating customer relief program costing approximately $8,000,000 designed to lower the average percentage increase of residential electric space heating customers to rate increases similar to other residential customers;
     (2) a summer assistance program costing approximately $10,300,000 for working families and low-income customers, including low-income seniors;
     (3) a residential rate relief program costing approximately $5,500,000 for working families and low-income customers, including low-income seniors, with higher than average rate increases (over 30%);

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     (4) a residential special hardship program costing approximately $5,000,000 to address special circumstances and hardships;
     (5) a nonresidential special hardship program costing approximately $1,500,000 to address special circumstances and hardships;
     (6) a relief program for the common area accounts of apartment building owners and condominium associations costing approximately $4,500,000 designed to reduce rate increases for these customers to rate increases similar to those for residential customers and to mitigate the impact of their rate increase;
     (7) a weatherization assistance program for electric space heating low-income customers costing approximately $3,900,000 designed to provide energy efficiency assistance; and
     (8) energy efficiency, environmental, education, and assistance programs costing approximately $5,000,000 designed to promote the use of energy efficiency programs and services by residential customers, maintenance and upgrades of a website that allows those customers to analyze their energy usage and provides incentives for the purchase of energy efficient products, the provision of energy efficient light bulbs to residential customers at a discount, and free efficient light bulbs and other assistance to low-income customers.

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     Based on the outcome of these targeted programs, Commonwealth Edison Company will design and implement, subject to the terms, conditions, and contingencies of the Rate Relief Agreements, targeted programs for working families, seniors, and other customers in need in 2008, 2009, and 2010.
     (f) Subject to the terms, conditions, and contingencies of the Rate Relief Agreements, the Ameren Utilities will apply a total of $488,000,000 in rate relief to residential and certain nonresidential customers from 2007 through 2010. The Ameren Utilities will apply bill credits for all of their residential customers in their service territories in the following aggregate amounts: $213,000,000 in 2007, $109,000,000 in 2008, and $78,000,000 in 2009. The Ameren Utilities will apply bill credits to certain nonresidential customers in the following aggregate amounts: $26,000,000 in 2007, $11,000,000 in 2008, and $11,000,000 in 2009. Any undisbursed rate relief funds shall be applied to the targeted programs. The Ameren Utilities will provide rate relief for residential and certain nonresidential customers through targeted programs in the following amounts: $13,500,000 in 2007, $13,500,000 in 2008, $7,500,000 in 2009, and $5,500,000 in 2010. Subject to the terms, conditions and contingencies of the Rate Relief Agreements, the targeted programs consist of the following for 2007:
     (1) a cooling assistance program costing approximately $2,000,000 to provide donations to the Low Income Home

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Energy Assistance Program;
     (2) a bill payment assistance program costing approximately $2,000,000 for working families and low-income customers, including low-income seniors;
     (3) a residential special hardship program costing approximately $2,000,000 to address special circumstances and hardships;
     (4) a nonresidential special hardship program costing approximately $2,000,000 to address special circumstances and hardships;
     (5) a percent-of-income payment program pilot costing approximately $2,500,000 that will be designed to determine for low-income electric space heating customers if paying a percentage of income for their electricity will make electricity more affordable and promote regular paying habits;
     (6) a weatherization assistance program for all electric space heating low-income customers costing approximately $1,000,000 designed to provide energy efficiency assistance;
     (7) a compact fluorescent light bulb distribution program costing approximately $1,000,000 designed to provide energy efficient light bulbs to residential customers at a discount; and
     (8) a municipal street lighting conversion program costing approximately $ 1,000,000 to convert existing

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     street lights to more efficient lights at a discount.
     Based on the outcome of these targeted programs, the Ameren Utilities will design and implement, subject to the terms, conditions, and contingencies of the Rate Relief Agreements, targeted programs for working families, seniors, and other customers in need in 2008, 2009, and 2010.
     In addition, the Ameren Utilities voluntarily agree to waive outstanding late payment charges associated with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period.
     (g) Programs that use funds that are provided by electric utilities and their holding companies or other affiliates, and any other company owning generation in this State or its affiliates, to reduce utility bills, or to otherwise offset costs incurred by the utilities in mitigating rate increases for certain customer groups, may be implemented through tariffs that are filed with and reviewed by the Commission. If a utility elects to file tariffs with the Commission to implement all or a portion of the programs, those tariffs shall, regardless of the date actually filed, be deemed accepted and approved, and shall become effective, on the effective date of this amendatory Act of the 95th General Assembly. The electric utilities whose customers benefit from the funds that are disbursed as contemplated in this Section shall file annual reports documenting the disbursement of those funds with the Commission and the Illinois Attorney General. The Commission

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has the authority to audit disbursement of the funds to ensure they were disbursed consistently with this Section.
     (h) Nothing in this Section shall be interpreted to limit the Commission’s general authority over ratemaking.
     (i) Subject to the terms, conditions, and contingencies of the Rate Relief Agreements, the Generators are providing a total of $25,000,000 to the Illinois Power Agency Trust Fund.
     (j) None of the contributions by Commonwealth Edison Company or the Ameren Utilities pursuant to this Section may be recovered in rates.
     (k) Nothing in this Section shall be interpreted to limit the authority or right of the Illinois Attorney General, under the terms of the Rate Relief Agreements, to review or audit documents, make demands, or file suit or to take other action to enforce the provisions of the Rate Relief Agreements.
     (220 ILCS 5/16-111.6 new)
     Sec. 16-111.6. Termination of utility service to electric space-heating customers. Notwithstanding any other provision of this Act or any other law to the contrary, a public utility that, on December 31, 2005, served more than 100,000 electric customers in Illinois may not, prior to September 1, 2007, terminate electric service to a residential electric space-heating customer for non-payment. For 2007 and every year thereafter, such an electric utility shall not terminate electric service to a residential space-heating customer for

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non-payment from December 1 through March 31.
     (220 ILCS 5/16-113)
     Sec. 16-113. Declaration of service as a competitive service.
     (a) An electric utility may, by petition, request the Commission to declare a tariffed service that is provided by the electric utility, and that has not otherwise been declared to be competitive, to be a competitive service. The electric utility shall give notice of its petition to the public in the same manner that public notice is provided for proposed general increases in rates for tariffed services, in accordance with rules and regulations prescribed by the Commission. The Commission shall hold a hearing and ~~on the petition—if a hearing is deemed necessary by the Commission. The Commission~~ shall declare the class of tariffed service to be a competitive service ~~for some identifiable customer segment or group of customers, or some clearly defined geographical area~~ within the electric utility’s service area, only after the electric utility demonstrates that at least 33% of the customers in the electric utility’s service area that are eligible to take the class of tariffed service instead take service from alternative retail electric suppliers, as defined in Section 16-102, and that at least 3 alternative retail electric suppliers provide service that is comparable to the class of tariffed service to those customers in the electric utility’s service area that do

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not take service from the electric utility, ~~if the service or a reasonably equivalent substitute service is reasonably available to the customer segment or group or in the defined geographical area at a comparable price from one or more providers other than the electric utility or an affiliate of the electric utility, and the electric utility has lost or there is a reasonable likelihood that the electric utility will lose business for the service to the other provider or providers; provided, that the Commission may not declare the provision of electric power and energy to be competitive pursuant to this subsection with respect to (i) any retail customer or group of retail customers that is not eligible pursuant to Section 16 104 to take delivery services provided by the electric utility and (ii) any residential and small commercial retail customers prior to the last date on which~~ such customers are required to pay transition charges. In determining whether to grant or deny a petition to declare the provision of electric power and energy competitive, the Commission shall consider, in applying the above criteria, whether there is adequate transmission capacity into the service area of the petitioning electric utility to make electric power and energy reasonably available to the customer segment or group or in the defined geographical area from one or more providers other than the electric utility or an affiliate of the electric utility, in accordance with this subsection. The Commission shall make its determination and

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issue its final order declaring or refusing to declare the service to be a competitive service within 180 ~~120~~ days following the date that the petition is filed,~~or otherwise the petition shall be deemed to be granted; provided, that if the petition is deemed to be granted by operation of law, the Commission shall not thereby be precluded from finding and ordering, in a subsequent proceeding initiated by the Commission, and after notice and hearing, that the service is not competitive based on the criteria set forth in this subsection.~~
     (b) Except as otherwise set forth in this Section, any ~~Any~~ customer except a customer identified in subsection (c) of Section 16-103 who is taking a tariffed service that is declared to be a competitive service pursuant to subsection (a) of this Section shall be entitled to continue to take the service from the electric utility on a tariffed basis for a period of 3 years following the date that the service is declared competitive, or such other period as is stated in the electric utility’s tariff pursuant to Section 16-110. This subsection shall not require the electric utility to offer or provide on a tariffed basis any service to any customer (except those customers identified in subsection (c) of Section 16-103) that was not taking such service on a tariffed basis on the date the service was declared to be competitive.
     Customers of an electric utility that on December 31, 2005 provided electric service to at least 2,000,000 customers in

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     Illinois and (i) whose service is declared to be a competitive service pursuant to subsection (f) of this Section, (ii) that have peak demand of 400 kilowatts and above, and (iii) that were taking that service from the utility on the effective date of this amendatory Act through fixed-price bundled service tariffs, shall be entitled to continue to take the service from the electric utility on a tariffed basis through the end of the May 2008 billing period. Customers of an electric utility that on December 31, 2005 provided electric service to at least 2,000,000 customers in Illinois and (i) whose service is declared to be a competitive service pursuant to subsection (g) of this Section, (ii) that have peak demand of 100 kilowatts and above but less than 400 kilowatts, and (iii) that were taking that service from the utility on the effective date of this amendatory Act through fixed-price bundled service tariffs, shall be entitled to continue to take the service from the electric utility on a tariffed basis through the end of the May 2010 billing period.
     Customers of an electric utility that on December 31, 2005 provided electric service to 2,000,000 or fewer customers but more than 100,000 customers in Illinois and (i) whose service is declared to be a competitive service pursuant to subsection (f) of this Section, (ii) that have peak demand of one megawatt and above, and (iii) that were taking that service from the utility on the effective date of this amendatory Act through fixed-price bundled service tariffs, shall be entitled to

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continue to take the service from the electric utility on a tariffed basis through the end of May 2008. Customers of an electric utility that on December 31, 2005 provided electric service to 2,000,000 or fewer customers but more than 100,000 customers in the State of Illinois and (i) whose service is declared to be a competitive service pursuant to subsection (f) of this Section, (ii) that have peak demand of 400 kilowatts and above but less than one megawatt, and (iii) that were taking that service from the utility on the effective date of this amendatory Act through fixed-price bundled service tariffs, shall be entitled to continue to take the service from the electric utility on a tariffed basis through the end of May 2010.
     (c) If the Commission denies a petition to declare a service to be a competitive service, or determines in a separate proceeding that a service is not competitive based on the criteria set forth in subsection (a), the electric utility may file a new petition no earlier than 6 months following the date of the Commission’s order, requesting, on the basis of additional or different facts and circumstances, that the service be declared to be a competitive service.
     (d) The Commission shall not deny a petition to declare a service to be a competitive service, and shall not find that a service is not a competitive service, on the grounds that it has previously denied the petition of another electric utility to declare the same or a similar service to be a competitive

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service or has previously determined that the same or a similar service provided by another electric utility is not a competitive service.
     (e) An electric utility may declare a service, other than delivery services or the provision of electric power or energy, to be competitive by filing with the Commission at least 14 days prior to the date on which the service is to become competitive a notice describing the service that is being declared competitive and the date on which it will become competitive; provided, that any customer who is taking a tariffed service that is declared to be a competitive service pursuant to this subsection (e) shall be entitled to continue to take the service from the electric utility on a tariffed basis until the electric utility files, and the Commission grants, a petition to declare the service competitive in accordance with subsection (a) of this Section. The Commission shall be authorized to find and order, after notice and hearing in a subsequent proceeding initiated by the Commission, that any service declared to be competitive pursuant to this subsection (e) is not competitive in accordance with the criteria set forth in subsection (a) of this Section.
     (f) As of the effective date of this amendatory Act, the provision of electric power and energy, whether through fixed-price bundled service tariffs or otherwise, to those retail customers with peak demands of 400 kilowatts and above that are served by an electric utility that on December 31,

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2005 served more than 100,000 customers in its service territory in Illinois shall be deemed to be, and is declared to be, a competitive service.
     (g) An electric utility that provided electric service to at least 100,000 customers in its service territory in Illinois as of December 31, 2005 may seek to declare the provision of electric power and energy, whether through fixed-price bundled service tariffs or otherwise, to those retail customers with peak demand of 100 kilowatts and above but less than 400 kilowatts to be competitive by filing with the Commission at least 60 days prior to the date on which the service is to become competitive a petition with attached analyses demonstrating that at least 33% of those customers in the electric utility’s service area that are eligible to take the class of tariffed service instead take service from alternative retail electric suppliers, as defined in Section 16-102, and that at least 3 alternative retail electric suppliers provide service that is comparable to that tariffed service to those customers in the electric utility’s service area that do not take service from the electric utility. The electric utility shall give notice of its petition to the public in the same manner that public notice is provided for proposed general increases in rates for tariffed services, in accordance with rules and regulations prescribed by the Commission. Within 14 days following filing of the petition, any person may file a detailed objection with the Commission contesting the analyses

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submitted by the electric utility with its petition. All objections to the electric utility’s petition shall be specific, supported by data or other detailed analyses, and limited to whether the electric utility has met the standard set forth in this subsection (g). The electric utility may file a response to any objections to its petition within 7 days after the deadline for objections. The Commission shall declare the provision of electric power and energy by the electric utility to those retail customers with peak demand of 100 kilowatts and above but less than 400 kilowatts to be a competitive service within 30 days after the filing of the petition if it finds that the electric utility has met the standard set forth in this subsection (g). If, however, the Commission finds that there are material issues of disputed fact, it may require the parties to submit additional information, including through additional filings or as part of an evidentiary hearing. If the Commission has required the parties to submit additional information, it shall issue an order within 60 days after the filing of the petition stating whether the provision of electric power and energy by the utility to those retail customers with peak demand of 100 kilowatts and above but less than 400 kilowatts has been declared to be a competitive service.
     (h) Until July 1, 2012, no electric utility that on December 31, 2005 provided electric service to at least 100,000 customers in its service territory in Illinois may seek to

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declare the class of tariffed service for residential customers and those non-residential customers with peak demand of less than 100 kilowatts to be a competitive service.
(Source: P.A. 90-561, eff. 12-16-97.)
     (220 ILCS 5/16-126.1 new)
     Sec. 16-126.1. Regional transmission organization memberships. The State shall not directly or indirectly prohibit an electric utility that on December 31, 2005 provided electric service to at least 100,000 customers in Illinois from membership in a Federal Energy Regulatory Commission approved regional transmission organization of its choosing. Nothing in this Section limits any authority the Commission otherwise has to regulate that electric utility. This Section ceases to be effective on July 1, 2022 unless extended by the General Assembly by law.
     (220 ILCS 5/16-127)
     Sec. 16-127. Environmental disclosure.
     (a) Effective January 1, 1999, every electric utility and alternative retail electric supplier shall provide the following information, to the maximum extent practicable, with its bills to its customers on a quarterly basis:
     (i) the known sources of electricity supplied, broken-out by percentages, of biomass power, coal-fired power, hydro power, natural gas-fired power, nuclear

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power, oil-fired power, solar power, wind power and other resources, respectively; and
     (ii) a pie-chart that ~~which~~ graphically depicts the percentages of the sources of the electricity supplied as set forth in subparagraph (i) of this subsection; and. —
     (iii) a pie-chart that graphically depicts the quantity of renewable energy resources procured pursuant to Section 1-75 of the Illinois Power Agency Act as a percentage of electricity supplied to serve eligible retail customers as defined in Section 16-111.5(a) of this Act.
     (b) In addition, every electric utility and alternative retail electric supplier shall provide, to the maximum extent practicable, with its bills to its customers on a quarterly basis, a standardized chart in a format to be determined by the Commission in a rule following notice and hearings which provides the amounts of carbon dioxide, nitrogen oxides and sulfur dioxide emissions and nuclear waste attributable to the known sources of electricity supplied as set forth in subparagraph (i) of subsection (a) of this Section.
     (c) The electric utilities and alternative retail electric suppliers may provide their customers with such other information as they believe relevant to the information required in subsections (a) and (b) of this Section.
     (d) For the purposes of subsection (a) of this Section, “biomass” means dedicated crops grown for energy production and

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organic wastes.
     (e) All of the information provided in subsections (a) and (b) of this Section shall be presented to the Commission for inclusion in its World Wide Web Site.
(Source: P.A. 90-561, eff. 12-16-97; 90-624, eff. 7-10-98.)
ARTICLE 99
     Section 99-97. Severability. The provisions of this Act are severable under Section 1.31 of the Statute on Statutes.
     Section 99-99. Effective date. This Act takes effect upon becoming law.”.